                                               Filed pursuant to Rule 424(b)(3)
                                               Registration No. 333-61961


                  15,000 UNITS OF LIMITED PARTNERSHIP INTEREST

                              SALOMON SMITH BARNEY
                      GLOBAL DIVERSIFIED FUTURES FUND L.P.
                               ------------------

    Salomon Smith Barney Global Diversified Futures Fund L.P. (the "Partnership") is a limited partnership organized on June 15, 1998, under the laws of the State of New York to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options and forward contracts. The Partnership is soliciting subscriptions for 100,000 units of limited partnership interest (the "Units"). The minimum number of Units required to be sold in order for the Partnership to begin trading is 15,000 ($15,000,000). No underwriting commissions are charged; hence, the entire amount of the subscription price will be available for the Partnership's trading.

    Salomon Smith Barney Inc. ("SSB") will act as the commodity broker/dealer for the Partnership and its affiliate, Smith Barney Futures Management Inc., is the General Partner of the Partnership (the "General Partner"). See "The General Partner" and "The Commodity Broker/Dealer". All trading decisions will initially be made for the Partnership by Campbell & Company, Inc. ("Campbell"), Eagle Trading Systems Inc. ("Eagle"), Eckhardt Trading Company ("Eckhardt"), and Rabar Market Research, Inc. ("Rabar"). Campbell, Eagle, Eckhardt and Rabar may be collectively referred to as the "Advisors." None of the Advisors is affiliated with the General Partner or SSB. See "The Advisors" and "Conflicts of Interest".

    THESE ARE SPECULATIVE SECURITIES.

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS. (SEE "RISK FACTORS" AT PAGES 12-18). THIS OFFERING INVOLVES SIGNIFICANT RISKS AND THE FOLLOWING LIST OF RISKS IS NOT COMPLETE:

    -- COMMODITY TRADING IS SPECULATIVE AND VOLATILE (AN INVESTOR COULD LOSE ALL
       OF HIS INVESTMENT.)

    -- AUTHORIZATION OF SUBSTANTIAL FEES TO GENERAL PARTNER AND AFFILIATES (THE
       PARTNERSHIP REQUIRES A RETURN OF 7.93% DURING THE CURRENT YEAR OF OPERATIONS TO BREAK EVEN, ASSUMING 15,000 UNITS HAVE BEEN SOLD AT $1000 PER UNIT AND A RETURN OF 5.25% DURING THE CURRENT YEAR OF OPERATIONS TO BREAK EVEN, ASSUMING 100,000 UNITS OFFERED HEREBY ARE SOLD AT $1000 PER UNIT. SUBSTANTIAL INCENTIVE FEES MAY BE PAID TO ONE OR MORE OF THE ADVISORS EVEN THOUGH THE PARTNERSHIP MAY INCUR A NET LOSS FOR THE FULL YEAR.)

    -- CONFLICTS OF INTEREST EXIST IN THE MANAGEMENT OF THE PARTNERSHIP
       (INCLUDING THE RELATIONSHIP BETWEEN THE GENERAL PARTNER AND THE COMMODITY BROKER/DEALER; THE BROKERAGE RATE CHARGED BY THE COMMODITY BROKER/DEALER; DISTRIBUTION OF PROFITS; ACCOUNTS OF SSB, THE GENERAL PARTNER AND THEIR AFFILIATES; CONTROL OF OTHER ACCOUNTS BY THE ADVISORS; OTHER ACTIVITIES AND POOLS OPERATED BY SSB; AND INCENTIVE FEES CHARGED BY THE ADVISORS). THESE CONFLICTS OF INTEREST MAY ADVERSELY AFFECT THE NET PERFORMANCE OF THE PARTNERSHIP.

    -- NO PUBLIC MARKET FOR UNITS EXISTS.

    -- LIMITED PARTNERS HAVE LIMITED VOTING RIGHTS WITH RESPECT TO THE
       PARTNERSHIP'S AFFAIRS.

    -- WHILE THE GENERAL PARTNER DOES NOT INTEND TO MAKE DISTRIBUTIONS, PROFITS
       EARNED IN ANY YEAR WILL RESULT IN AN INCREASE IN A LIMITED PARTNER'S TAX LIABILITY.

    THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT. SEE "RISK FACTORS" AT PAGES 12-18.

    THIS OFFERING IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940 AND IS NOT SUBJECT TO REGULATION THEREUNDER. SEE "RISK FACTORS" AT PAGES 12-18.

    SUBSCRIBERS WILL BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT.
                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF
   PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY
                    OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
                                                                                        PROCEEDS TO
                                                        PRICE TO       UNDERWRITING   THE PARTNERSHIP
                                                         PUBLIC       COMMISSIONS(1)     (1)(2)(3)
-----------------------------------------------------------------------------------------------------
Per Unit (minimum purchase: $5,000)(4).............      $1,000            (1)            $1,000
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
Total Minimum......................................    $15,000,000         (1)          $15,000,000
-----------------------------------------------------------------------------------------------------
Total Maximum......................................   $100,000,000         (1)         $100,000,000
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

(Notes on pages ii and iii)

                               ------------------
                           SALOMON SMITH BARNEY INC.

    The date of this Prospectus and Disclosure Document is November 25, 1998

     The Partnership is soliciting subscriptions for 100,000 units of limited partnership interest ("Units") with a minimum subscription per investor of $5,000 (except that the minimum investment is $2,000 for employee benefit plans, subject to higher minimums in certain states). Units will be offered at $1,000 per Unit for a period of 90 days from the date hereof unless earlier terminated by the General Partner or extended for up to an additional 60 days, in the General Partner's sole discretion and for any reason (the "Initial Offering Period"). If a minimum of 15,000 Units ($15,000,000) is sold during the Initial Offering Period, the Partnership will begin trading operations. After the Initial Offering Period, the Partnership will continue to offer Units until the earlier of two years from the date hereof and the date on which all of the Units are sold (the "Continuous Offering"). The initial Net Asset Value per Unit will be $1,000. Net Asset Value per Unit may increase or decrease after the Initial Offering Period. During the Continuous Offering, Units and fractional Units (rounded to four decimal places) will be sold at their Net Asset Value per Unit as of the last business day of the quarter ending at least 5 days after a subscription is accepted. Because Net Asset Value fluctuates daily, during the Continuous Offering subscribers will not know the purchase price of their Units at the time their subscription is made. Similarly, Limited Partners will not know the redemption value of their Units at the time their notice of redemption is submitted. Final month-end Net Asset Value per Unit is determined approximately 10 business days after the month-end. Net Asset Value, or Net Assets, is defined as the total assets of the Partnership including all cash, plus Treasury securities at accrued interest and the market value of all open commodity positions maintained by the Partnership less brokerage charges accrued and less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles under the accrual basis of accounting. A subscription may be revoked by a subscriber if the General Partner determines not to offer Units as of the end of a quarter. See "Plan of Distribution" and "Subscription Procedure". The Units are being offered through SSB on a best efforts basis without any firm underwriting commitment (so that neither SSB nor any other underwriter has agreed to purchase any Units). The Partnership will dissolve no later than December 31, 2018. See "Summary of the Prospectus -- The Partnership -- Dissolution of the Partnership".
---------------

NOTES:

     (1) The Units are being offered on a best efforts basis through SSB and such other members of the National Association of Securities Dealers, Inc. or foreign brokers as may participate in the offering. No underwriting commissions will be paid in connection with this offering. SSB may pay underwriting commissions of up to $50 per Unit sold out of its own funds. SSB will pay a portion of the brokerage fees it receives to its registered representatives ("Financial Consultants") who sell Units in the offering and who are registered with the Commodity Futures Trading Commission ("CFTC") as associated persons of a futures commission merchant for continuing services to be provided by such persons to purchasers of Units. Those services will include (i) answering questions regarding daily net asset value and computations thereof, monthly statements, annual reports and tax information provided by the Partnership, (ii) providing assistance to investors including when and whether to redeem the Units or purchase additional Units and (iii) general servicing of accounts. A Financial Consultant may be credited with up to approximately 83.33% of the amount of brokerage fees attributable to Units sold by him. The brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are charged may change. See "Plan of Distribution" and "The Commodity Broker/Dealer -- Brokerage Fees". No portion of SSB's brokerage fees will be paid to any Financial Consultant who is not registered with the CFTC as an associated person of a futures commission merchant.

     (2) These figures represent the sale of 15,000 or 100,000 Units at $1,000 per Unit during the Initial Offering Period. Subscription amounts will be held in escrow at European American Bank, New York, New York, until the termination of the Initial Offering Period or until earlier rejection of the subscription by the General Partner. The funds held in escrow will be invested as the General Partner shall from time to time direct by written instrument delivered to the escrow agent in an interest bearing bank money market account. Interest earned on such subscriptions held in escrow will be paid to the subscriber. See "Plan of Distribution".

     (3) The initial offering and organizational expenses of the Partnership are estimated at $700,000, which amount will be initially paid by SSB. Assuming a successful completion of the Initial Offering Period, this amount will be reimbursed by the Partnership in 24 equal installments over 24 months, plus interest at the prime rate quoted by Chase Manhattan Bank. These expenses will be charged in full to Partners' Capital upon the commencement of operations; however, the accrued liability for reimbursement of offering and organization expenses will not reduce Net Asset Value per Unit for any purpose (other than financial reporting), including calculation of advisory and brokerage fees and the redemption value of Units. The Limited Partnership Agreement requires the Partnership to bear all of its offering expenses of the Continuous Offering. See "Fees and Expenses to the Partnership" and "Redemptions".

     (4) The minimum additional subscription during the Continuous Offering for investors who are already limited partners will be $1,000 (except in Maine, where the minimum additional subscription will be $5,000). In the case of sales to employee-benefit plans including qualified corporate pension and profit-sharing plans, "simplified employee pension plans," so-called, "Keogh" (H.R. 10) plans and Individual Retirement Accounts, and subject to higher minimum investment standards imposed by certain states as listed in Exhibit C hereto, the minimum purchase is $2,000. See "ERISA Considerations."
                            ------------------------

     An annual report containing financial statements and the report of the Partnership's independent accountants will be distributed to limited partners not more than 90 days after the close of the Partnership's fiscal year.
                            ------------------------

     The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and its Northeast regional office at 7 World Trade Center, Suite 1300, New York, NY 10018 and its Midwest regional office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. The Commission also maintains a Web site (http://www.sec.gov) that contains such reports and other information regarding the Partnership. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.
                            ------------------------

     A COPY OF THE NASAA GUIDELINES FOR THE REGISTRATION OF COMMODITY POOL PROGRAMS, AS AMENDED AND ADOPTED AS OF AUGUST 30, 1990, WILL BE PROVIDED TO ANY PERSON, WITHOUT CHARGE, UPON REQUEST. A REQUEST MAY BE MADE IN WRITING TO THE PARTNERSHIP, C/O SMITH BARNEY FUTURES MANAGEMENT INC., 390 GREENWICH STREET, NEW YORK, NEW YORK 10013 OR BY CALLING (212) 723-5424.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

     UNTIL FEBRUARY 23, 1999 (90 DAYS AFTER THE DATE HEREOF), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                            ------------------------

                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS POOL AT PAGES 19 AND 20 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 22 AND 23.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 12-18.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                            ------------------------

                               TABLE OF CONTENTS

                                             Page
                                             ----
Risk Disclosure Statement.................      iv
Summary of the Prospectus.................       1
  The Offering............................       1
  The Partnership.........................       2
  Selected Financial Data.................      10
Risk Factors..............................      12
  Commodity Trading Risks.................      12
    Commodity Trading is Speculative......      12
    Commodity Trading is Highly
      Leveraged...........................      12
    Commodity Trading May Be Illiquid.....      12
    Risks of Purchasing and Writing
      Options.............................      12
    Risks Inherent in Trading
      Strategies..........................      12
    Possible Effects of Speculative
      Position Limits.....................      13
    Possible Effects of Competition.......      13
    Trading in Forward Foreign
      Currencies..........................      14
    Euro/EMU Conversion...................      14
    Trading on Foreign Exchanges and
      Trading in Physical Commodities.....      15
    Risks of Partnership Funds Held in
      Foreign Depositories................      15
  Risks of Partnership Structure..........      15
    Substantial Fees and Expenses to the
      Partnership.........................      15
    Conflicts of Interest.................      16
    No Public Market for Units Exists.....      16
    Limited Partners Will Not Participate
      in Management.......................      16
    Expiration of Management Agreements
      with the Advisors...................      16
    Dissolution of the Partnership;
      Cessation of Trading................      16
    No Independent Review.................      16
    Operating History of Partnership and
      General Partner.....................      17
    Reliance on Advisors and Key
      Personnel...........................      17
    Restrictions on Transfer or
      Assignment..........................      17
  Legal and Regulatory Risks..............      17
    Tax Liability May Exceed Cash
      Distributions.......................      17
    Possibility of Taxation as a
      Corporation.........................      17
    Taxation of Commodity Interests.......      18
    Absence of Regulation Applicable to
      Securities Mutual Funds and Their
      Advisors............................      18
    Regulation of Commodity Pool Operators
      and Commodity Trading Advisors......      18
  Sales and Distribution Risks............      18
      Participation of Promoters..........      18
      No Assurance That Units Will Be
         Sold.............................      18
      Considerations for Non-U.S.
         Investors........................      18
Fees and Expenses to the Partnership......      19
  Break-even Analysis.....................      22
Potential Benefits to Investors...........      23
Conflicts of Interest.....................      24
Trading Policies..........................      27
The General Partner.......................      28
  Background..............................      28

                                             Page
                                             ----
  Principals..............................      28
  The Partnership -- Management's
    Discussion and Analysis of Financial
    Condition and Results of Operations...      30
  Risk of Computer System Failures (Year
    2000 Issue)...........................      30
  Other Pools Operated by the General
    Partner...............................      31
The Advisors..............................      37
  Campbell & Company, Inc. ...............      40
  Eagle Trading Systems Inc. .............      50
  Eckhardt Trading Company................      59
  Rabar Market Research, Inc. ............      69
  Management Agreements...................      77
Fiduciary Responsibility..................      79
The Commodity Broker/Dealer...............      80
Income Tax Aspects........................      84
  Summary of Federal Income Tax
    Consequences for United States
    Taxpayers Who Are Individuals.........      84
  Tax Consequences for Exempt
    Organizations.........................      90
  State, Local and Other Taxes............      90
  Summary of the United States Federal
    Income Tax Consequences for Non-U.S.
    Taxpayers.............................      91
  Basis of Summary of Income Tax
    Aspects...............................      91
Plan of Distribution......................      91
Investment Requirements...................      92
Subscription Procedure....................      93
Use of Proceeds...........................      94
The Limited Partnership Agreement.........      94
  Liability of Limited Partners...........      95
  Management of Partnership Affairs.......      95
  Sharing of Profits and Losses...........      95
  Additional Partners.....................      96
  Restrictions on Transfer or
    Assignment............................      96
  Dissolution of the Partnership..........      96
  Removal or Admission of General
    Partner...............................      97
  Amendments; Meetings....................      97
  Reports to Limited Partners.............      97
  Power of Attorney.......................      98
  Indemnification.........................      98
Redemptions...............................      98
ERISA Considerations......................      99
Legal Matters.............................     101
Experts...................................     101
Additional Information....................     102
Commodity Markets.........................     102
  Commodity Futures.......................     102
  Forward Contracts.......................     103
  Uses of Commodity Markets...............     103
  Options.................................     104
  Regulation..............................     104
  Margins.................................     106
Financial Statements......................     108
Glossary..................................     116
Limited Partnership Agreement -- Exhibit
  A.......................................     A-1
Subscription Agreement -- Exhibit B.......     B-1
Suitability Requirements -- Exhibit C.....     C-1

                 (This page has been left blank intentionally.)

                           SUMMARY OF THE PROSPECTUS

     The following is a summary of the Prospectus. The Prospectus contains more detailed information under the captions referred to below, and this summary is qualified in its entirety by the information appearing elsewhere in this Prospectus. See also the Glossary.

                                  THE OFFERING

Securities Offered......100,000 Units at $1,000 per Unit prior to the commencement of trading and at Net Asset Value per Unit as of the end of each quarter during the Continuous Offering. Net Asset Value is defined in the Glossary at page 116. During the Continuous Offering, the General Partner may permit purchases more frequently than quarterly in its sole discretion on the advice of counsel that applicable regulations would permit more frequent sales.

Minimum Subscription....The minimum subscription is $5,000, except for subscriptions by employee-benefit plans (and subject to higher minimums imposed by certain states) which may be made for a minimum of $2,000. The minimum investment for subscribers who are already limited partners will be $1,000 (except in Maine, where the minimum additional subscription will be $5,000). The minimum proceeds necessary to begin trading are $15,000,000 or 15,000 Units. During the Continuous Offering, the minimum subscription will purchase Units and fractional Units (rounded to four decimal places) as of the end of the last day of the quarter ending at least 5 days after a subscription is accepted. See "Plan of Distribution". The General Partner and its affiliates are free to purchase Units for investment purposes, including in order to reach the minimum number of Units to commence trading, provided that in no event will total contributions by these entities equal or exceed 10% of the total contributions to the Partnership at any time.

Plan of Distribution....The Units will be offered through SSB and possibly other selling agents on a best efforts basis (so that neither SSB nor any other underwriter has agreed to purchase any Units). Units will be offered for a period of 90 days from the date hereof, subject to earlier termination by the General Partner or to extension by the General Partner for up to an additional 60 days (the "Initial Offering Period"). Assuming the sale of a minimum of 15,000 Units during the Initial Offering Period, Units will continue to be offered thereafter until the earlier of the sale of all 100,000 Units or two years after the date of this Prospectus (the "Continuous Offering"). The General Partner may determine to increase the number of Units offered, or not to offer Units in a particular quarter. All subscriptions accepted by the General Partner will be promptly transmitted to the escrow agent. All subscriptions will be held in escrow at European American Bank until the first to occur of the end of the Initial Offering Period or the first business day of the quarter in which the subscription is to take effect, at which time the subscription funds will be transferred to the Partnership's trading accounts. Interest earned on subscriptions held in escrow will be paid to the subscriber. In the event that subscriptions for 15,000 Units are not received during the Initial Offering Period, all subscriptions will be returned to investors with a proportionate share of the interest earned on escrowed funds. The General Partner may reject any subscription for any reason. A subscription may be revoked within five business days of the investor's subscription or if the General Partner determines not to offer Units as of the end of a quarter during the Continuous Offering. See "Plan of Distribution" and "Subscription Procedure".

Use of Proceeds.........The proceeds of the offering will be deposited in the
                        Partnership's trading accounts at SSB and will be used to trade in commodity interests including futures contracts, options and forward contracts. Such proceeds will be maintained in cash. A subscription will be either accepted or rejected within four business days from the receipt of the subscription by the General Partner. See "Use of Proceeds".

Purchase of Units
  by Retirement Plans...Participants in employee-benefit plans may be capable of purchasing Units with a portion of their retirement assets. See "ERISA Considerations".

                                THE PARTNERSHIP

The Partnership.........Salomon Smith Barney Global Diversified Futures Fund
                        L.P. is a limited partnership organized on June 15, 1998 under the laws of the State of New York. See "The Limited Partnership Agreement".

Risk Factors............An investment in the Partnership is speculative and involves substantial risks. The risks of an investment in the Partnership include, but are not limited to:

                        -- the speculative, volatile and highly leveraged nature
                           of trading in commodity futures, forward and option contracts;

                        -- the fees and expenses which the Partnership incurs
                           regardless of the Partnership's trading performance, including a brokerage charge initially capped at 5.4% of Net Assets per year and a management fee of 2%. Substantial incentive fees may be paid to one or more Advisor even though the Partnership incurs a net loss for the full year;

                        -- that the Partnership is subject to certain conflicts
                           of interest (including those arising from the relationship between the General Partner and the commodity broker/dealer);

                        -- no public market for Units exists;

                        -- investors have limited voting rights with respect to
                           the Partnership's affairs;

                        -- profits earned in any year will result in an increase
                           in a limited partner's tax liability.

Dissolution of the
  Partnership...........The Partnership will dissolve and its affairs will be wound up as soon as practicable upon the first to occur of the following: (i) December 31, 2018; (ii) the vote to dissolve the Partnership by limited partners owning more than 50% of the Units; (iii) assignment by the General Partner of all of its interest in the Partnership or withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the New York Revised Limited Partnership Act unless the Partnership is continued as described in the Limited Partnership Agreement; (iv) Net Asset Value per Unit falls to less than $400 as of the end of any trading day; or (v) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued. See "Risk
                        Factors -- Risks of Partnership Structure -- Dissolution of the Partnership; Cessation of Trading" and "The Limited Partnership Agreement -- Management of Partnership Affairs".

Offices.................The offices of the Partnership and the General Partner are located at c/o Smith Barney Futures Management Inc., 390 Greenwich Street, New York, New York 10013, (212) 723-5424.

Trading Policies........The Partnership's objective is to achieve capital appreciation by engaging in speculative trading of a diversified portfolio of commodity interests which may include futures contracts, options, forward contracts and physicals. There can be no assurance that the Partnership's investment objective will be met. The Partnership's trading policies, in summary, are to invest Partnership funds only in commodity contracts traded in sufficient volume to permit the ease of taking and liquidating positions; that no additional positions in a commodity will be initiated by an Advisor if such positions would result in aggregate positions for all commodities requiring as margin more than 66 2/3% of the Partnership's assets allocated to that Advisor; that the Partnership will not employ the trading technique commonly known as "pyramiding"; that the Partnership will not utilize borrowings except short-term borrowings if the Partnership takes delivery of any cash commodities; that the Partnership may, from time to time, engage in spreads or straddles; and that the Partnership will not permit the churning of its trading accounts. The Partnership estimates that its margin-to-equity ratio will generally be in the range of 10% to 40%. This discussion is a summary only and is qualified in its entirety by reference to the discussion under "Trading Policies". See "Commodity Markets" and "Trading Policies". The terms "pyramiding" and "spread or straddle" are defined in the Glossary.

Management..............The General Partner of the Partnership is Smith Barney
                        Futures Management Inc., a corporation organized under the laws of the State of Delaware and an affiliate of Salomon Smith Barney Inc. ("SSB"). The General Partner administers the business and affairs of the Partnership. SSB will act as commodity broker/dealer for the Partnership. The Advisors will make trading decisions for the Partnership. The General Partner has made the initial allocations to the Advisors described below and, consistent with its fiduciary duties to the limited partners, may modify these allocations at any time in its sole discretion. Future allocations to the Advisors or additional advisors will be made at the discretion of the General Partner. In allocating assets to the Advisors, the General Partner has considered each Advisor's past performance, trading style, volatility of markets traded and fee requirements. All of the Partnership's assets in its trading accounts at SSB will be available for trading, subject to the trading policies of the Partnership.

                        -- Campbell's initial allocation will be approximately
                           35% of the Partnership's assets. Campbell, which offers several programs, will initially use its Financial, Metal and Energy Small Portfolio ("FME Small") in trading the assets of the Partnership. When the allocation to Campbell exceeds $10 million, Campbell will trade the "Large" version of this program ("FME Large") which is the same as FME Small but adds certain contracts that trade in the forward foreign currency markets which do not have futures equivalents. The FME portfolios concentrate approximately 82% of their trading in financial markets, including contracts on US and non-US interest rates, foreign currency contracts and forwards, and stock index contracts, and the balance of approximately 18% in energy and metals contracts. The mix of contracts between the Large and Small portfolios is essentially equivalent except as noted above. The contracts and allocation among sectors are subject to change. The Financial, Metal & Energy Portfolios employ a technical trend-following trading method. Campbell was incorporated in 1974 as a successor to a partnership originally formed in 1974. Including notional funds, as of August 31, 1998, Campbell managed approximately $97.3 million in FME Small, $1.0 billion in FME Large and $1.2 billion in total assets.

                        -- Eagle's initial allocation will be approximately 20%
                           of the Partnership's assets. Eagle will initially trade two programs on behalf of the Partnership. The Eagle-Global System will initially be allocated two-thirds of the assets allocated to Eagle and the Eagle-FX System will initially be allocated one-third of the assets. The Systems are distinguished by the markets traded: The Eagle-Global System trades in 30 different markets, including interest rate futures, foreign currency contracts, and stock index futures contracts, as well as traditional commodity contracts in the energy, agricultural and metals markets. The Eagle-FX System may trade up to 17 different currencies in the interbank markets including all major currencies and several minor currencies. The combined systems traded for the Partnership concentrate approximately 78% of their trading in the financial futures and forward markets and 22% in the traditional commodities markets. Each of these systems may change the contracts and sectors traded in the future. Eagle trading systems incorporate a computerized, technical trend-following approach, which is based upon the systemization of strict trading rules, money management principles, predetermined risk parameters and volatility adjustment features. Eagle was formed as a corporation in 1993. Including notional funds, as of August 31, 1998, Eagle managed approximately $257.6 million in the Eagle-Global System, $91.1 million in the Eagle-FX System and $557.9 million in total assets.

                        -- Eckhardt's initial allocation will be approximately
                           10% of the Partnership's assets. Eckhardt will initially trade its Global Financial Program on behalf of the Partnership. The Global Financial Program, which began trading as a separate program in November 1997, trades a financial subset of the markets currently traded for Eckhardt's Standard Program. The markets traded for the Global Financial Program include, but are not limited to, major foreign currencies and the US Dollar Index, contracts on US, Canadian, European and Pacific Rim interest rates, and the S&P 500 Index and NIKKEI Index. Eckhardt may change the contracts traded and the concentration among sectors in the future. Eckhardt trading is technical in origin and trend-following in its approach, however, discretion and judgment may occasionally be used. Eckhardt was formed in 1992. Including notional funds, as of August 31, 1998, Eckhardt managed approximately $34.8 million in the Global Financial Program and approximately $377.4 million in total assets.

                        -- Rabar's initial allocation will be approximately 35%
                           of the Partnership's assets. Rabar will use its sole trading program in managing the Partnership's assets. The Rabar program trades a diversified portfolio of up to 70 different contracts. Trading concentrated in the financial markets, including US and international interest rate contracts, foreign currencies and stock indices, comprises approximately 68% of Rabar's current portfolio, and trading in traditional commodities, including contracts in energy products and agricultural products, and precious and base metals, comprises approximately 32% of Rabar's current portfolio. Contracts and allocations among markets are subject to change. Rabar trades this portfolio according to a technical trend-following method that emphasizes diversification and risk management. Rabar was incorporated in 1986. Including notional funds, as of August 31, 1998, Rabar managed approximately $205 million in assets.

                                SECTORS AND CONTRACTS TRADED BY ADVISORS

                              APPROXIMATE INITIAL MARKET SECTOR ALLOCATION
                                    PERCENTAGE DISTRIBUTION WEIGHTED
                                         BY ADVISOR ALLOCATION

                                          Currencies.................................  35.6%
                                          Interest Rates.............................  31.0%
                                          Stock Indices..............................  10.6%
                                          Agriculture................................   9.0%
                                          Energy.....................................   8.5%
                                          Metals.....................................   5.3%

                        The estimated distribution above is based upon contracts traded in the Advisors' programs as of August 31, 1998. No assurance can be given that the Partnership's portfolio will be traded pursuant to this exact distribution.

                        The Advisors may override computer-generated trading signals or may adjust their trading programs in the future. The Advisors are not affiliated with one another and none are affiliated with the General Partner or SSB. Each Advisor makes its trading decisions independently. The Advisors are not responsible for the organization or operation of the Partnership. See "Conflicts of Interest", "Fiduciary Responsibility" and "The Commodity Broker/Dealer".

                        The limited partners do not participate in the management or control of the Partnership. Under the Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in the General Partner. The General Partner is a fiduciary to the limited partners. As such, the General Partner must exercise good faith and fairness in all dealings affecting the Partnership. In the event that a limited partner believes the General Partner has violated its fiduciary responsibility to the limited partners, he may seek legal relief for himself or on behalf of the Partnership, if the General Partner has refused to bring the action, or if an effort to cause the General Partner to bring the action is not likely to succeed, or may have a right to bring a class action on behalf of all of the limited partners, under applicable laws, including partnership, commodities or securities laws, to recover damages from or require an accounting by the General Partner. Limited partners may also be afforded certain rights for reparations under the Commodity Exchange Act ("CEA") for violations of the CEA by the General Partner. The General Partner may be removed and successor general partners may be admitted upon the vote of a majority of the outstanding Units. See "The Limited Partnership Agreement" and "Fiduciary Responsibility". Any limited partner, upon written request addressed to the General Partner, may obtain from the General Partner a list of the names and addresses of record of all limited partners and the number of Units held by each limited partner. Upon receipt of a written request delivered in person or by certified mail, signed by limited partners owning at least 10% of the outstanding Units, that a meeting of the Partnership be called to consider any matter upon which limited partners may vote pursuant to the Limited Partnership Agreement, the General Partner, by written notice to each limited partner of record mailed within 15 days after such receipt, must call a meeting of the Partnership. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice and the notice must specify the date, a reasonable time and place, and the purpose of such meeting.

                        See "Risk Factors" and "Fees and Expenses to the Partnership."

Fiscal Year.............The fiscal year of the Partnership will commence on
                        January 1 and end on December 31 each year ("fiscal year").

Fees and Expenses
  to the Partnership....The Partnership will pay substantial fees to the
                        Advisors and SSB. The Partnership will pay each Advisor a monthly management fee equal to 1/6 of 1% (2% per year) of month-end Net Assets (except that Eagle's management fee will be reduced by Eagle's pro rata share of customary and routine administrative expenses of the Partnership) allocated to the respective Advisor. (Management fees are subject to an overall limitation in the Limited Partnership Agreement and the Revised Commodity Pool Guidelines of the North American Securities Administrators Association, Inc. (the "NASAA Guidelines"), as described under "Fees and Expenses to the Partnership -- Caps on Fees".) The Partnership will also pay each Advisor an incentive fee payable annually equal to 20% of the New Trading Profits earned by each Advisor for the Partnership (except Eagle, which will receive an incentive fee of 23% of New Trading Profits), including unrealized appreciation on open positions, as of the end of each period. (Incentive fees are subject to the limits imposed by the NASAA Guidelines and the Limited Partnership Agreement, as described under "Fees and Expenses to the Partnership -- Caps on Fees".) New Trading Profits does not include interest earned or accrued during the period. Substantial incentive fees may be paid to one or more of the Advisors even though the Partnership may incur a net loss for the full year.

                        The Customer Agreement provides that the Partnership will pay SSB (i) a monthly brokerage fee equal to 9/20 of 1% of month-end Net Assets (5.4% per year) allocated to Eagle, Eckhardt and Rabar in lieu of brokerage commissions on a per trade basis and (ii) $54 per round-turn for transactions entered into by Campbell to be paid monthly, provided that round-turn commissions will be capped at .45% per month (5.4% of Net Assets per year). (The brokerage fee -- together with National Futures Association ("NFA"), exchange, floor brokerage, give-up, user and clearing fees -- is subject to the limitation imposed by the NASAA Guidelines, as described under "Fees and Expenses to the Partnership -- Caps on Fees".) See "Fees and Expenses to the
                        Partnership -- Commodity Broker/Dealer". SSB will pay a portion of such brokerage fees to its Financial Consultants who have sold Units in this offering and who are registered as associated persons with the CFTC. Such Financial Consultants would be credited with a maximum of 83.33% of brokerage fees or an estimated maximum of 4.5% of Net Assets per year in return for continuing services to be provided by them to Unit holders as described under "The Commodity
                        Broker/Dealer -- Brokerage Fees". Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may be changed. Based upon the Advisors' recent trading history, the aggregate brokerage fee that the Partnership will pay is estimated to equal $41.00 per round-turn transaction (as defined in the Glossary) inclusive of floor brokerage and transaction expenses. The General Partner will review, at least annually, the brokerage rates charged to other comparable commodity pools to the extent practicable, to determine that the brokerage rates being paid by the Partnership are competitive with such other rates. The General Partner will renegotiate the Customer Agreement if its fiduciary duties so require. Brokerage fees will not exceed the limit imposed in the NASAA Guidelines. The General Partner, consistent with the restrictions imposed by the Limited Partnership Agreement attached hereto as Exhibit A, as well as the NASAA Guidelines discussed below, may negotiate for increased brokerage fees in appropriate circumstances. The Partnership shall seek the best prices and services available in its commodity futures brokerage transactions. The

                        NASAA Guidelines provide that a brokerage commission is presumptively reasonable if it is 80% of the published retail rate plus pit brokerage fees or if it (including pit brokerage fees) is 14% annually of the average Net Assets of the Partnership (excluding Partnership assets not directly related to trading activity). See "The Commodity Broker/Dealer -- Brokerage Fees". The brokerage fee payable to SSB for a year would equal a maximum of $5,400,000 per year assuming that the Partnership sold 100,000 Units at $1,000 each and Net Assets remained at the same level for the year. On these assumptions, Financial Consultants could be credited with a maximum of approximately $4,500,000.

                        The Partnership will pay, or reimburse SSB if previously paid, for National Futures Association ("NFA"), exchange, clearing, user, give-up and floor brokerage fees, all of which are estimated to be up to 1.0% of Net Assets per year. The Partnership will effect all transactions in spot and forward foreign currencies with SSB at prices quoted by SSB which do not include a mark-up.

                        The General Partner will bear such general and administrative expenses of the Partnership as may be incurred, but (except as noted below) the Partnership pays all of its legal, accounting, filing, reporting and data processing expenses, incentive fees, management fees, brokerage fees, expenses of the Continuous Offering and extraordinary expenses (only periodic filing and reporting fees are subject to an overall limitation in the Limited Partnership Agreement as described under "Fees and Expenses of the Partnership -- Cap on Fees"). The aggregate annual expenses of every character paid or incurred by the Partnership, including management fees, advisory fees and all other fees, except for incentive fees, commodity brokerage fees, the actual cost of legal and audit services and extraordinary expenses, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis, 1/2 of 1% of Net Assets per month (6% per year). For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage fees, incentive fees, the actual cost of legal and audit services and extraordinary expenses.

                        Offering and organizational expenses related to the Initial Offering Period will be initially borne by SSB. SSB will be reimbursed by the Partnership for the offering and organizational expenses related to the Initial Offering Period (estimated at $700,000) (together with interest at the prime rate quoted by The Chase Manhattan Bank) in 24 equal monthly installments beginning with the month in which trading begins. The accrued liability for reimbursement of offering and organizational expenses of the Initial Offering Period will not reduce Net Asset Value per Unit for any purpose (other than financial reporting), including calculation of management and brokerage fees and the purchase and redemption value of Units. The offering expenses that may be paid or reimbursed to SSB by the Partnership are capped at 15% of the Partners' aggregate subscriptions.

                        SSB will pay monthly interest to the Partnership on 80% of the average daily equity maintained in cash in the Partnership's account. Such segregated bank accounts do not ordinarily earn interest. See "Fees and Expenses to the Partnership", "Plan of Distribution" and "Redemptions".

                        The table below summarizes the fees and expenses to the
                        Partnership:

                              ENTITY            FORM OF COMPENSATION           AMOUNT OF COMPENSATION
                        ------------------  ----------------------------    ----------------------------
                        Advisors..........  Monthly management fee          1/6 of 1% (2% per year) of
                                              (Subject to cap)                month-end Net Assets.
                                            Annual incentive fee              20% (23%, in the case of Ea-
                                              (Subject to cap)                gle) of New Trading
                                                                              Profits earned by each
                                                                              Advisor for the
                                                                              Partnership in each year.
                        Commodity Broker    Brokerage fee                   Up to 9/20 of 1% of
                        (SSB).............  (Subject to cap)                  month-end Net Assets per
                                                                              month (5.4% per year)(1) (a
                                                                              portion of which will be
                                                                              paid to SSB Financial
                                                                              Consultants who have sold
                                                                              Units in this offering),
                                                                              and reimbursement of other
                                                                              actual transaction fees
                                                                              paid in connection with
                                                                              trading estimated at 1.0%
                                                                              of Net Assets.
                                            Reimbursement of Offering       Actual Expenses incurred
                                              and Organizational              (estimated at $700,000)
                                              Expenses of the Initial         together with interest
                                              Offering Period                 will be paid to SSB in 24
                                              (Subject to cap)                equal monthly
                                                                              installments; capped at
                                                                              15% of Partners' aggregate
                                                                              subscriptions.
                        Others............  Periodic legal, accounting,     Actual expenses incurred
                                              filing and reporting fees,      estimated at between .80%
                                              expenses of the Continuous      and .15% of Net Assets per
                                              Offering as well as             year (exclusive of
                                              extraordinary expenses          extraordinary expenses).

                         ----------------------------------------
                         (1) Brokerage fees will be paid for the life of the Partnership, but the rate at which such fees will be paid may change, provided that such fees (i) remain competitive with the brokerage rates paid by public commodity pools which are comparable to the Partnership, (ii) will not be increased for the first five years of trading if any Advisor is affiliated with the General Partner and (iii) will not exceed the limitations imposed by the NASAA Guidelines. SSB may receive a benefit with respect to Partnership assets maintained in cash as described below under the heading "Fees and Expenses to the Partnership -- Commodity Broker/Dealer."

Interest Income.........All of the Partnership's assets will be deposited in cash in brokerage accounts at SSB. SSB deposits the Partnership's cash in segregated bank accounts as required by CFTC regulations. Such accounts do not earn interest. However, SSB will pay monthly interest to the Partnership on 80% of the average daily equity maintained in cash in the Partnership's account at SSB during each month at a 30-day Treasury bill rate determined weekly by SSB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined. All assets in the Partnership's accounts may be used to meet margin requirements. SSB intends to require the Partnership to meet its standard customer margin requirements which may be greater than exchange minimum levels. SSB may benefit from the use of the Partnership's cash to the extent that such use reduces SSB's interest expense in an amount greater than the amount of interest payments received by the Partnership. See "Commodity Markets -- Margins" and "The Commodity Broker/ Dealer -- Customer Agreement".

Break-even Analysis.....The General Partner estimates that during each fiscal year, the Partnership would be required to make trading profits equal to 7.93%, assuming 15,000 Units are sold and 5.25%, assuming 100,000 Units are sold ($79.30 and $52.48, respectively, based upon a $1,000 investment) of the Net Asset Value per Unit in order for the value of a Unit at year end to equal the initial value of that Unit at the beginning of the year. See "Fees and Expenses to the Partnership."

Redemptions.............Beginning at the end of six full months after trading commences, on 10 days' notice to the General Partner, a limited partner may require the Partnership to redeem Units at their Net Asset Value as of the last day of a month ending at least 3 months after the issuance of those Units. Because Net Asset Value fluctuates daily, Limited Partners will not know the redemption value of their Units at the time their notice of redemption is submitted. The General Partner reserves the right to permit the redemption of Units more frequently than monthly (but no more frequently than daily), provided that such action is in the best interest of the Partnership taking into account potential tax consequences to Limited Partners. See "Redemptions". No fee is charged for redemptions. The Partnership's assets are generally valued at fair market value, or in the absence of a fair market value, as determined in good faith by the General Partner. Options are generally valued at the last sale price or, in the absence of a last sale price, the last bid price. The value of a futures contract equals the unrealized gain or loss on the contract that is determined by marking it to the current settlement price for a like contract acquired on the day on which the futures contract is being valued. A settlement price may not be used if the market makes a limit move with respect to a particular commodity. Forward contracts and futures contracts, when no market quote is available, will be valued at their fair market value as determined by the General Partner.

Distributions...........Distributions of profits, if any, will be made in the sole discretion of the General Partner and at such times as the General Partner may decide. In view of the fact that a limited partner may redeem his Units and no charge is assessed upon redemption, the General Partner has no current intention of making any distributions. In any event, the General Partner does not intend to make any distribution which would reduce the Net Asset Value of a Unit below $1,000, or if the size of a distribution would not warrant the administrative expense which would be involved, or if, in the opinion of the General Partner, a distribution would otherwise not be in the best interests of the Partnership or the limited partners. The determination of what is in the best interests of the Partnership or limited partners will be made on a case by case basis by the General Partner in its sole discretion and consistent with its fiduciary obligations to the Partnership and the limited partners. To the extent that profits are retained by the Partnership, the Net Assets of the Partnership will be greater, thereby increasing the amount of the brokerage fee which will be earned by SSB with respect to assets allocated to Eagle, Eckhardt and Rabar. See "Conflicts of Interest". A limited partner's tax liability for profits of the Partnership may exceed the amount of any distributions received from the Partnership. See "Risk Factors -- Legal and Regulatory Risks -- Tax Liability May Exceed Cash Distributions" and "Income Tax Aspects".

Income Tax Aspects......The trading activities of the Partnership, in general, generate capital gain and loss and ordinary income. Counsel to the Partnership has opined that the Partnership will be treated as a partnership for federal income tax purposes. Accordingly, the Partnership will pay no federal income tax; rather, limited partners will be allocated their proportionate share of the taxable income or losses realized by the Partnership during the period of the Partnership's taxable year that Units were owned by them. Unrealized gains on "Section 1256 contracts" as defined in the Internal Revenue Code of 1986 (the "Code") held by the Partnership at the end of its taxable year must be included in income under the "mark-to-market" rule and will be allocated to partners in proportion to their respective capital accounts. The mark-to-market rule does not apply to the Partnership's positions in futures contracts on most foreign exchanges and in foreign currency forward contracts not in the interbank market, unless the Partnership elects such treatment under Code Section 988. The Partnership intends to make the election necessary to gain such treatment.

                                          FINANCIAL INFORMATION
                         STATEMENT OF FINANCIAL CONDITION OF THE PARTNERSHIP(1)
                                             AUGUST 14, 1998

                                  Total Assets (cash).......................................  $2,000
                                                                                              ======
                                  Partners' Capital.........................................  $2,000
                                                                                              ======

---------------
(1) As of August 14, 1998, the Partnership had not commenced commodities trading activities, and the only transactions were the organization of the Partnership, the preparation of the initial offering and capital contributions of $1,000 by the General Partner and $1,000 by one limited partner. See "Financial Statements".

           SALOMON SMITH BARNEY GLOBAL DIVERSIFIED FUTURES FUND L.P.

                      STRUCTURE AND PRINCIPAL PARTICIPANTS


                                                   CITIGROUP INC.


                                                SALOMON SMITH BARNEY
                                                   HOLDINGS INC.



                                                                                                 GENERAL PARTNER
      SELLING AGENT
     CLEARING BROKER                                                                               Smith Barney
Salomon Smith Barney Inc.                                                                     Futures Management Inc.
                           Selling Agreement                                  General
                               Customer             PARTNERSHIP             Partnership
                              Agreement                                      Interest
                                                Salomon Smith Barney
                                                 Global Diversified                           Other commodity pools
                                                  Futures Fund L.P.                          operated by Smith Barney
                                                                                            Futures Management Inc.(1)
                                                     Management
                                                     Agreements              Limited
                                                                            Partnership
                                                                             Interest

                                                                                                LIMITED PARTNERS

                                            COMMODITY TRADING ADVISORS

                                              1) Campbell & Company Inc.
                                              2) Eagle Trading Systems, Inc.
                                              3) Eckhardt Trading Company
                                              4) Rabar Market Research Inc.

(1) A list of the commodity pools currently operated by the General Partner appears on page 32. The General Partner performs the same administrative functions for all the pools it operates.

                                  RISK FACTORS

     INVESTMENT IN THE UNITS IS SPECULATIVE AND INVESTORS SHOULD NOT INVEST IN UNITS UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS SHOULD CONSIDER THE FOLLOWING RISKS BEFORE SUBSCRIBING FOR UNITS.

COMMODITY TRADING RISKS

     COMMODITY TRADING IS SPECULATIVE. Commodity futures markets are highly volatile. Profitability of the Partnership's commodity trading will depend on the ability of the Advisors to analyze the commodity markets, which are influenced by, among other things, changing supply and demand relationships, weather, government agricultural, commercial and trade programs and policies, national and international political and economic events and changes in interest rates. See "Commodity Markets". Those Advisors who rely solely on technical trading methods do not generally take into account such fundamental factors except to the extent such factors are reflected in the technical input data analyzed by some of the Advisors. The Advisors may trade futures contracts on stock indices. Such contracts have experienced substantial volatility. While a volatile market can produce trends which might be identified by the trend-following strategies employed by some of the Advisors, such markets can also be without sustained price trends. Participation in a volatile market without significant trends could produce substantial losses for the Partnership.

     COMMODITY TRADING IS HIGHLY LEVERAGED. Because of the low margin deposits normally required in commodity futures trading, a high degree of leverage is typical of a commodity trading account. AS A RESULT, A RELATIVELY SMALL PRICE MOVEMENT IN A COMMODITY CONTRACT MAY RESULT IN SUBSTANTIAL LOSSES TO THE INVESTOR. For example, if at the time of purchase 10% of the price of the futures contract is deposited as margin, a 10% decrease in the price of the futures contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deduction for the brokerage fee. Thus, like other leveraged investments, any purchase or sale of a commodity contract may result in losses to the Partnership in excess of the amount initially deposited by the Partnership as margin with respect to that contract. SSB does not intend to require the Partnership to deposit and maintain margin with respect to its forward currency trading. The General Partner will, however, impose trading limits on forward trading. See "Commodity Markets -- Margins".

     COMMODITY TRADING MAY BE ILLIQUID. Most commodity exchanges limit fluctuations in commodity contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits". During a single trading day no trades may be executed at prices beyond the daily limit. Once the price of a contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can be neither taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have moved the daily limit for several consecutive days with little or no trading in the past. Similar occurrences could prevent the Partnership from promptly liquidating unfavorable positions and thus subject the Partnership to substantial losses. See "Commodity Markets -- Regulation".

     RISKS OF PURCHASING AND WRITING OPTIONS. The Partnership may engage in the trading of commodity options on exchanges. Such trading involves risks substantially similar to those involved in trading commodity futures contracts in that options are speculative and highly leveraged. Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted. The purchaser of an option is subject to the risk of losing the entire purchase price of the option. The writer of an option is subject to the risk of loss resulting from the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option. The Advisors currently do not trade options extensively, but may do so in the future. The Partnership may trade in over-the-counter currency options to the extent permitted by CFTC regulation.

     RISKS INHERENT IN TRADING STRATEGIES. Trading decisions of the Advisors may be based on both fundamental and technical analysis. Fundamental analysis examines factors external to the trading markets which affect the supply and demand for a particular commodity in order to predict future prices. Such analysis may not result in trading profits because of the impact of unexamined factors affecting supply and demand, incorrect interpretation of certain factors, the effect of unrelated factors or the inability of fundamental analysis to enable an Advisor to determine that previous decisions were incorrect in sufficient time to avoid substantial losses. The buy and sell decisions based on technical and trend-following strategies are not based on analysis of fundamental supply and demand factors, general economic factors or anticipated world events. The profitability of such trading programs depends upon occurrence in the future of major price moves or trends in commodities. In the past there have been periods without trends and such periods may recur. The past performance of such trading programs is not necessarily indicative of their future profitability, and no trading program can consistently determine which commodity futures contracts to enter into or when to enter into them. The best commodity trading program will not be profitable if there are no trends of the kind it seeks to identify and follow. Any factor which may lessen the prospect of major trends in the future (such as increased government control of, or participation in, the markets) may reduce the Advisors' ability to trade profitably in the future. Any factor which would make it more difficult to execute timely trades, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability. AS A RESULT OF THESE FACTORS AND THE GENERAL VOLATILITY OF THE COMMODITIES MARKETS, INVESTORS SHOULD VIEW THEIR INVESTMENT AS LONG TERM (AT LEAST 2 YEARS) IN ORDER TO PERMIT THE STRATEGIES OF THE ADVISORS TO FUNCTION OVER TIME. ALTHOUGH THE ADVISORS' STRATEGIES MAY BE VIEWED AS LONG-TERM, SUCH STRATEGIES MAY ENTAIL THE FREQUENT OPENING AND CLOSING OF PARTICULAR TRADING POSITIONS. Further, commodity trading advisors may alter their strategies from time to time in an attempt better to evaluate market movements. As a result of such periodic modifications, it is possible that the trading strategies used by the Advisors in the future may be different from those presently in use. Further, the total amount of funds being managed by each Advisor may be substantially increased by the addition of the Partnership's account. Moreover, somewhat different trading strategies may be required for accounts of differing sizes or trading objectives. See the discussion of each Advisor's trading strategy in "The Advisors". Limited partners will be notified of material changes in the Advisors' trading strategies.

     POSSIBLE EFFECTS OF SPECULATIVE POSITION LIMITS. The CFTC and U.S. exchanges have established limits referred to as "speculative position limits" on the maximum net long or net short position which any person may hold or control in particular futures and options on futures, and most exchanges have established limits referred to as "trading limits" on the amount of fluctuation in commodity futures contract prices on a single trading day. Currently, trading limits do not generally apply to currency futures contracts. See "Commodity Markets -- Regulation". All commodity futures and options accounts owned or controlled directly or indirectly by each Advisor or its principals, including the Partnership's account, are combined for speculative position limit purposes. Each Advisor believes that established speculative position and trading limits will not adversely affect its trading for the Partnership. However, it is possible that the trading instructions of an Advisor for the Partnership may have to be modified and that positions held by the Partnership may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect the operations and profitability of the Partnership. Furthermore, in the unlikely event that positions in other pools operated by the General Partner but not advised by one of the Advisors or other accounts managed by SSB or its employees are required to be aggregated with the Partnership's positions, it is more likely that the trading instructions of the Advisors for the Partnership would have to be modified and that positions held by the Partnership would have to be liquidated in order to avoid exceeding such limits. Neither CFTC nor exchange position nor trading limits apply to forward contracts in foreign currencies.

     POSSIBLE EFFECTS OF COMPETITION. The Partnership may experience increased competition for the best prices on the same commodity contracts, not only because of the utilization by other persons of trend following trading strategies, but also because at August 31, 1998, commodity accounts aggregating approximately $2.4 billion (including notional funds), and $2.2 billion (excluding notional funds), were being managed by the Advisors. Trading orders for such accounts similar to those of the Partnership are likely to occur contemporaneously. The Advisors enter trading orders either through the SSB order desk or through a floor broker selected by the Advisor. Orders placed with SSB are transmitted through a floor broker selected by SSB and the order fill is then relayed to the Advisor. For orders entered through a floor broker selected by the Advisor, such orders are given with instructions to the floor broker to give up the trade to SSB for order clearance and the Advisor provides SSB with a list of such "give up" trades initiated by the floor broker. There is no specific limit under any agreement between any Advisor and the Partnership as to the number of accounts which may be managed or advised by that Advisor, so that such competition could be further increased if the Advisor chooses to manage additional accounts in the future. The performance of the Partnership's investments in commodity interests could also be adversely affected by the manner in which particular orders are entered by an Advisor for all such accounts traded by that Advisor.

     TRADING IN FORWARD FOREIGN CURRENCIES. The Partnership will engage in the trading of forward contracts in foreign currencies. In this connection, the Partnership contracts with SSB to make or take future delivery of a particular foreign currency. Although the foreign currency market is not believed to be necessarily more volatile than the market in other commodities, there is less protection against defaults in the forward trading of currencies than there is in trading such currencies on an exchange since such forward contracts are not guaranteed by an exchange or clearing house. Investors are not afforded the regulatory protections of such exchanges or the CFTC; rather, banks and dealers act as principals in such markets. Neither the CFTC nor banking authorities regulate trading in forward foreign currencies. There are no limits on daily price movements or on speculative positions in this market. Moreover, principals are not required to continue to make markets in these contracts. The CFTC has indicated that it may assert jurisdiction over forward contracts in foreign currencies and attempt to prohibit certain entities from engaging in such transactions. In the event that such prohibition included the Partnership, the Partnership would cease trading such contracts. Any of the Advisors may trade forward contracts in foreign currencies extensively for the Partnership's account and thus, such a cessation of forward trading could have a substantial adverse effect on the performance of those Advisors. There are no limits on an Advisor's ability to trade currency forwards other than the trading policies of the Partnership and the allocation to each Advisor. See "Trading Policies".

     EURO/EMU CONVERSION. Commencing on January 1, 1999, eleven European countries will enter into the European Monetary Union ("EMU") and replace their local currencies with a single currency, the Euro. During a three-year transition period, the national currencies will continue to circulate, but only as fixed denominations of the Euro. As of January 1, 2002, the participating countries will issue new Euro-denominated bills and coins for cash transactions, and the legacy currencies of the countries will no longer be legal tender.

     This process of the conversion to the Euro will impact global trade and other financial transactions. The impact on the Partnership will involve the cessation of trading of the member currencies as individual currencies and the rise in the trading of the Euro. The conversion to a single currency will also result in the consolidation of certain interest rate and index instruments into a single currency denomination over time. The contracts traded by the Partnership's Advisors will necessarily need to change in order to adapt to this new environment.

     In order to address the issues associated with the introduction of the Euro, SSB and SSBH have undertaken a firm-wide EMU systems conversion and testing plan. The General Partner has likewise participated in this conversion process. This effort commenced in 1997 and is substantially complete. SSBH and affiliated firms will incur an expense of approximately $34 million to bring its systems and related operations process into compliance for Euro-based transactions.

     The Advisors have advised the General Partner that they have each separately evaluated the impact of the Euro conversion on their portfolios and systems. The Advisors have confirmed to the General Partner that they have modified or are in the process of modifying their portfolios to accommodate the changes to the contracts traded, the execution of those trades and the accounting for them in their tables. The Advisors have stated that they have made changes to the contracts traded in their portfolios in order to prepare for the EMU conversion. Conversion to the Euro could have a substantial effect on financial markets, national economies and financial institutions. The Advisors cannot predict the impact of these events on their portfolios nor can they provide assurances that such impact will not be material.

     Risks to the Partnership exist in the lack of experience with this new currency and the potential impact it can have on the Advisors' trading programs. Risks also exist in the failure of external information technology and accounting systems to adequately prepare for the conversion. This issue is particularly acute in the area of the exchanges, clearing houses and over-the-counter foreign exchange markets where the futures interests are traded. If the necessary changes are not properly implemented, the Partnership could suffer failed trade settlements, inability to reconcile trading positions and funding disruptions. Such events could result in erroneous entries in the Partnership's accounts, mispriced transactions and a delay or inability to provide timely pricing of Units for the purpose of effecting purchases and redemptions.

     SSBH has evaluated its internal systems and made the necessary changes to accommodate Euro transactions on behalf of the Partnership.

     The General Partner will continue to monitor and communicate with the Advisors and related third-party entities to assure preparation for the Euro conversion and advanced notification of impending issues or problems.

     TRADING ON FOREIGN EXCHANGES AND TRADING IN PHYSICAL COMMODITIES. The Partnership may trade in commodity contracts on exchanges located outside the U.S. such as the London International Financial Futures Exchange and the Sydney Futures Exchange. Trading on such exchanges is not regulated by the CFTC and may, therefore, be subject to more risks than trading on domestic exchanges such as the risks of exchange controls, expropriation, burdensome taxation, moratoria and political or diplomatic events. See "Commodity Markets -- Regulation". In addition, the rights and responsibilities of the Partnership in the event of an exchange or clearing house default or bankruptcy are likely to differ from those existing on U.S. exchanges. There are no limits on the Advisors' ability to trade on CFTC-approved foreign markets in accordance with the Partnership's trading policies. See "Trading Policies." The Partnership may engage in spot commodity transactions (transactions in physical commodities), including contracts on foreign currencies. Such spot transactions are not regulated by the CFTC. Some of such transactions may be entered into in conjunction with exchange for physical transactions. In any principal transactions entered by the Partnership, the Partnership is subject to the risk of the inability of, or refusal by, a counterparty to perform with respect to the underlying contract. Such transactions may be entered into with SSB or an affiliate at prices quoted by SSB which will not include a mark-up.

     RISKS OF PARTNERSHIP FUNDS HELD IN FOREIGN DEPOSITORIES. The Partnership's funds held in connection with contracts on U.S. contract markets that are priced and settled in a foreign currency may be held in accounts denominated in a foreign currency with a depository located outside the United States or its territories. The Partnership currently does not intend to maintain any of its assets with depositories located outside the United States or its territories. There are no limits on the amount of funds that may be held in foreign depositories or in funds that may be denominated in foreign currencies. See "Use of Proceeds". Such accounts are subject to the risk that events could occur which would hinder or prevent the availability of these funds for distribution to customers including the Partnership. Such accounts may also be subject to foreign currency exchange rate risks. The Partnership has agreed with SSB, its futures commission merchant, that in order to avoid the possible dilution of other customer funds, any Partnership claims based on such funds will be subordinated in the unlikely event that both of the following conditions are met: (A) SSB is placed in receivership or bankruptcy and (B) there are insufficient funds available for distribution denominated in the foreign currency as to which the Partnership has a claim to satisfy all claims against those funds. The Partnership has agreed with SSB that if both conditions (A) and
(B) occur, the Partnership's claim against SSB's assets attributable to funds held overseas in a particular foreign currency may be satisfied out of segregated customer funds held in accounts denominated in dollars or other foreign currencies only after each customer whose funds are held in dollars or in such other foreign currencies receives its pro rata portion of such funds.

RISKS OF PARTNERSHIP STRUCTURE

     SUBSTANTIAL FEES AND EXPENSES TO THE PARTNERSHIP. The Partnership is obligated to pay brokerage fees, legal, accounting and reporting expenses and filing fees regardless of whether the Partnership realizes profits. Incentive fees payable by the Partnership are based upon New Trading Profits earned by each Advisor for the Partnership annually, including any unrealized appreciation on open commodity positions. Such appreciation may never be realized by the Partnership; however, any such lost appreciation would have to be recovered before another incentive fee would be payable. It should be noted that substantial incentive fees may be paid to one or more of the Advisors even though the Partnership may incur a net loss for the full year because the Partnership is obligated to pay incentive fees based on trading profits generated by each Advisor regardless of whether the Partnership as a whole is profitable in a particular period. Therefore, it is possible that the Partnership could incur substantial incentive fees in a year in which it had no net trading profits or in which it actually lost money. A $1,000 Unit would have to increase between 5.25% (assuming 100,000 Units offered hereby are sold) and 7.93% (assuming 15,000 Units are sold) in one year of trading operations (that is, by between $52.48 and $79.30) for the redemption value per Unit to equal $1,000. The Partnership is therefore required to make trading profits and interest income equal to the aforementioned percentage in order to avoid depletion or exhaustion of its assets from these expenses. See "Fees and Expenses to the Partnership -- Break-even Analysis".

     CONFLICTS OF INTEREST. Conflicts of interest exist in the structure and operation of the Partnership's business. These conflicts include (1) the conflict between the duty of the General Partner to act in the best interests of the Partnership and any advantage to SSB, an affiliate of the General Partner, resulting from the trading of the Partnership's account, and (2) the probable competition with the Partnership by SSB, each of the Advisors, the General Partner and other commodity pools and accounts organized or advised by such persons, or their principals, affiliates or customers. The Limited Partnership Agreement requires the General Partner to review brokerage rates at least annually and to determine that such rates are competitive with those charged to other similar commodity pools. In addition, the General Partner, as a fiduciary to the limited partners, must resolve any conflict in favor of the limited partners. See "Conflicts of Interest".

     NO PUBLIC MARKET FOR UNITS EXISTS. Although a limited partner may transfer his Units as of the first day of any month, no market exists for their sale and none is likely to develop. In addition, a transferee of a Unit can only become a substituted limited partner with the General Partner's consent. See "The Limited Partnership Agreement -- Restrictions on Transfer or Assignment". However, beginning six full months after trading commences, a limited partner may require the Partnership to redeem that Unit at its Net Asset Value as of the last day of any month ending three months after that Unit is issued on 10 days' notice to the General Partner. Under extraordinary circumstances, including market conditions that would prohibit the liquidation of positions, the Partnership may delay redemptions beyond the end of the applicable month. See "Redemptions".

     LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT. Purchasers of the Units are not entitled to participate in the management or control of the Partnership or the conduct of its business. Limited Partners have limited voting rights with respect to the Partnership's affairs. See "The Limited Partnership Agreement -- Management of Partnership Affairs".

     EXPIRATION OF MANAGEMENT AGREEMENTS WITH THE ADVISORS. The Management Agreements between the General Partner and each of the Advisors expire each June
30. No assurance is given that the services of an Advisor will be available on the terms contained in its Management Agreement after its expiration (provided, however, that in any contract renewal or renegotiation an existing Advisor will carry forward all losses attributable to that Advisor), or that a new advisor would agree to such terms. See "The Advisors -- Management Agreements". In the event that a new advisor is selected, New Trading Profits earned by the new advisor will not be reduced by cumulative net realized trading losses, if any, incurred by the prior advisor. Any fees paid to a new or replacement advisor will comply with NASAA Guidelines. Subject to the caps of fees to which the Partnership is generally subject, the fees payable by the Partnership to an Advisor could increase following the termination of a management agreement, either according to the terms of a new management agreement, or if a new advisor were selected by the General Partner for the Partnership.

     DISSOLUTION OF THE PARTNERSHIP; CESSATION OF TRADING. The Partnership will dissolve on December 31, 2018, unless earlier dissolved pursuant to the Limited Partnership Agreement, regardless of its financial condition or market positions on such date. Liquidation of positions at such date may result in losses to the Partnership. The Partnership may cease trading and liquidate all open positions prior to its dissolution. See "The Limited Partnership Agreement -- Dissolution of the Partnership" and "The Limited Partnership Agreement -- Management of Partnership Affairs."

     In the event of early cessation of trading, the Partnership would continue to accrue legal, accounting, reporting and filing expenses.

     NO INDEPENDENT REVIEW. The Partnership, the General Partner and SSB are affiliated entities and are represented by single counsel. Therefore, to the extent the Partnership and this offering would benefit by independent review, such benefit will not be available in this offering. There may also be an absence of arm's-length negotiations with respect to some of the terms of this offering, including with respect to the Customer Agreement and Selling Agreement with SSB. The General Partner believes that the terms received by the Partnership with respect to such negotiation are no less favorable to the Partnership than they would be as a result of arm's-length negotiations. The Advisors are each represented by themselves or by their own counsel.

     OPERATING HISTORY OF PARTNERSHIP AND GENERAL PARTNER. The CFTC requires commodity pool operators to disclose to prospective pool participants the actual performance record of their pools for at least the previous five years. The Partnership has not yet begun trading. However, the General Partner currently operates over twenty-two other active commodity pools. The performance records of these pools are set forth under the caption "The General Partner -- Other Pools Operated by the General Partner". Investors should note that the advisors to such pools operated by the General Partner may vary from the Advisors for the Partnership, and that the trading strategies of such advisors may also vary from those employed by the Advisors. INVESTORS SHOULD NOTE THAT THE PERFORMANCE RECORDS OF THE GENERAL PARTNER'S OTHER COMMODITY POOLS ARE NOT INDICATIVE OF THE PERFORMANCE OF THE PARTNERSHIP.

     RELIANCE ON ADVISORS AND KEY PERSONNEL. The Partnership will rely on the Advisors to manage its portfolio. There can be no assurance that the respective trading systems and strategies used by the Advisors will prove to be successful under all or any market conditions. In addition, each Advisor relies on key personnel to implement its trading strategies and is therefore subject to the risk that those individuals may be unable to implement such trading strategies. The General Partner may terminate an Advisor in certain circumstances and may replace such Advisor with a new advisor or may make trading decisions for the Partnership itself, but it is extremely unlikely that the General Partner or replacement advisor would trade in the same way that the terminated Advisor traded for the Partnership. See "The Advisors -- Management Agreements."

     RESTRICTIONS ON TRANSFER OR ASSIGNMENT. The Limited Partnership Agreement provides that a limited partner may assign his Units upon notice to the General Partner. No assignment of Units will be effective against the Partnership or the General Partner until the commencement of the next month after the General Partner receives such notice. Without the consent of the General Partner (which consent may be withheld at its sole and absolute discretion for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership), no assignee may become a substituted limited partner. An assignee who becomes a substituted limited partner will be subject to all of the rights and liabilities of a limited partner of the Partnership. An assignee who does not become a substituted limited partner will be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but will not be entitled to vote, to an accounting of Partnership transactions, to receive tax information or to inspect the books and records of the Partnership.

LEGAL AND REGULATORY RISKS

     TAX LIABILITY MAY EXCEED CASH DISTRIBUTIONS. Cash will be distributed to the partners in the sole discretion of the General Partner, and the General Partner may determine not to make a distribution in any particular year of the Partnership. The Partnership's taxable income for a fiscal year (including both realized income and income resulting from marking-to-market positions in regulated futures and other contracts) will be taxable to the partners in accordance with their pro rata shares of Partnership profits for tax purposes whether or not any cash has been distributed to the partners. As a result, cash distributions to a limited partner in a given year may be less than the taxes payable by that partner with respect to Partnership profits for that year. However, subject to certain conditions and exceptions, after the end of a three-month holding period, each partner may redeem his Units (as of the end of any month) in order to provide funds for the payment of taxes or for any other purpose. See "Redemptions" and "Income Tax Aspects".

     POSSIBILITY OF TAXATION AS A CORPORATION. The General Partner has been advised by Willkie Farr & Gallagher, its attorneys, that under current federal income tax laws and regulations and given the factual assumptions set forth under "Income Tax Aspects", the Partnership will be classified as a partnership and not as a publicly traded partnership taxable as a corporation. Such opinion is not binding on the Internal Revenue Service. No ruling has been obtained from the Internal Revenue Service in this regard and the Partnership does not intend to apply for any such ruling. The facts and authorities relied upon by counsel in their opinion may change in the future. See "Income Tax
Aspects -- Classification as a Partnership" and "-- Application of 'Publicly Traded Partnership' Rules to the Partnership". If the Partnership should be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes, income or loss of the Partnership would not be passed through to the partners, and the Partnership would be subject to tax on its income at the rate of tax applicable to corporations. In addition, all or a portion of distributions of Partnership income would generally be taxable to the partners as corporate dividends, and the partners' tax on such distributions would be in addition to the corporate tax paid by the Partnership on the same income.

     TAXATION OF COMMODITY INTERESTS. Commodity interests are subject to special tax rules, which rules will apply to the taxation of Partnership income and loss. There can be no assurance that the Internal Revenue Service will not issue regulations that would adversely affect the expected treatment of Partnership transactions or that such regulations would not be given retroactive effect. Finally, Willkie Farr & Gallagher cannot opine on whether and to what extent Partnership transactions would be taken into account by the Internal Revenue Service in determining the tax consequences of transactions entered into by a partner in his individual capacity. See "Income Tax Aspects".

     ABSENCE OF REGULATION APPLICABLE TO SECURITIES MUTUAL FUNDS AND THEIR ADVISORS. Since the purpose of the Partnership is to trade commodities, the Partnership has not registered as a securities investment company, or "mutual fund", subject to extensive regulation by the Securities and Exchange Commission imposed upon such entities under the Investment Company Act of 1940, as amended (the "1940 Act"). Therefore, investors may not be accorded the protective measures provided by such legislation. In addition, none of the Advisors is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or any similar state law. However, the General Partner is a CFTC-registered commodity pool operator and each of the Advisors is a CFTC-registered commodity trading advisor. See "Commodity
Markets -- Regulation". Any determination that the Partnership be required to register as an investment company under the 1940 Act could have serious adverse consequences for the Partnership, the General Partner, the Advisors and the limited partners. In the event of such determination (or for any other reason), the General Partner may, in its discretion, withdraw from the Partnership, causing its dissolution.

     REGULATION OF COMMODITY POOL OPERATORS AND COMMODITY TRADING ADVISORS. The General Partner is a registered commodity pool operator and each of the Advisors is a registered commodity trading advisor, as required by Federal law. Any determination by the CFTC to terminate, suspend, revoke or not renew the registration of the General Partner would cause the General Partner to withdraw as general partner of the Partnership; the limited partners would then determine to select a replacement general partner (as provided in the Limited Partnership Agreement) or to dissolve the Partnership. Any determination by the CFTC to terminate, suspend, revoke or not renew the registrations of any of the Advisors would cause the General Partner to terminate the respective Management Agreement with such Advisor, as permitted in the Management Agreements. The General Partner could reallocate the Partnership's assets managed by that Advisor to the other advisors; or appoint a new advisor (including itself).

SALES AND DISTRIBUTION RISKS

     PARTICIPATION OF PROMOTERS. SSB and the General Partner have been instrumental in the organization of the Partnership and may be deemed "promoters" of the Partnership within the meaning of Rule 405 under the Securities Act of 1933. No selling agent which is not affiliated with the General Partner and SSB has made an investigation of the offering or has participated in the negotiation of its terms or the structuring of the Partnership.

     NO ASSURANCE THAT UNITS WILL BE SOLD. The offering of Units is being made on behalf of the Partnership through SSB on a best efforts basis without any commitment by an underwriter to purchase any of the Units. Therefore, no assurance is given that any or all of the Units will be sold. See "Plan of Distribution".

     CONSIDERATIONS FOR NON-U.S. INVESTORS. Non-U.S. investors should note that Units are denominated in U.S. dollars and that changes in rates of exchange between currencies may cause the value of the investment to diminish or to increase. Non-U.S. investors should consult their own tax advisors concerning local tax implications of this investment.

     The foregoing list of Risk Factors does not purport to be a complete explanation of the risks involved in this offering. Potential investors should read the entire Prospectus before determining to invest in the Units.

                      FEES AND EXPENSES TO THE PARTNERSHIP

     The Partnership is subject to the following fees and expenses which are described in more detail below:

            ENTITY                        FORM OF COMPENSATION                    AMOUNT OF COMPENSATION
----------------------------     ---------------------------------------  ---------------------------------------
Advisors....................     Monthly management fee                   1/6 of 1% (2% per year) of month- end
                                   (Subject to cap)                         allocated Net Assets. (These fees are
                                                                            subject to an overall limitation in
                                                                            the Limited Partnership Agreement and
                                                                            the NASAA Guidelines, as described
                                                                            below.)
                                 Annual incentive fee                     20% to Campbell, Eckhardt and Rabar or
                                   (Subject to cap)                         23% to Eagle of New Trading Profits
                                                                            earned by each Advisor for the
                                                                            Partnership in each year. (Incentive
                                                                            fees are subject to the limits
                                                                            imposed by the NASAA Guidelines and
                                                                            the Limited Partnership Agreement, as
                                                                            described below.)
Commodity Broker.............    Brokerage fee                            Up to 9/20 of 1% of month-end Net
(SSB)                              (Subject to cap)                         Assets per month (5.4% per year)(1)
                                                                            (a portion of which will be paid to
                                                                            SSB Financial Consultants who have
                                                                            sold Units in this offering), and
                                                                            reimbursement of other actual
                                                                            transaction fees paid in connection
                                                                            with trading estimated at 1.0% of Net
                                                                            Assets. (The brokerage fee --
                                                                            together with NFA, exchange,
                                                                            floor brokerage, give-up, user and
                                                                            clearing fees -- are subject to the
                                                                            limitation imposed by the NASAA
                                                                            Guidelines, as described below.)
                                 Reimbursement of Offering and            Actual expenses incurred (estimated at
                                   Organizational Expenses of the           $700,000) together with interest will
                                   Initial Offering Period                  be paid to SSB in 24 equal monthly
                                   (Subject to cap)                         installments; capped at 15% of
                                                                            Partners' aggregate subscriptions.
(continued on next page)

            ENTITY                        FORM OF COMPENSATION                    AMOUNT OF COMPENSATION
-------------------------------  ---------------------------------------  ---------------------------------------
Others.........................  Periodic legal, accounting, filing and   Actual expenses incurred estimated at
                                   reporting fees, expenses of the          between .80% and .15% of Net Assets
                                   Continuous Offering as well as           per year (exclusive of extraordinary
                                   extraordinary expenses                   expenses). (Periodic filing and
                                                                            reporting fees and expenses of the
                                                                            Continuous Offering are subject to an
                                                                            overall limitation in the Limited
                                                                            Partnership Agreement as described
                                                                            below.)

---------------
(1) Brokerage fees will be paid for the life of the Partnership, but the rate at which such fees will be paid may change, provided that such fees (i) remain competitive with the brokerage rates paid by public commodity pools which are comparable to the Partnership, (ii) will not be increased for the first five years of trading if any Advisor is affiliated with the General Partner and (iii) together with NFA, exchange, floor brokerage, give-up, user and clearing fees, will not exceed the limitations imposed by the NASAA Guidelines. SSB may receive a benefit with respect to Partnership assets maintained in cash as described below under the heading "Fees and Expenses to the Partnership -- Commodity Broker/Dealer."

     CAPS ON FEES. Fees to which the Partnership is subject are in turn subject to several limitations imposed by the Limited Partnership Agreement or the NASAA Guidelines or both as follows. (A) The Limited Partnership Agreement contains an overall limitation on expenses which provides that the aggregate annual fees and expenses of every kind paid or incurred by the Partnership ("Aggregate Expenses"), including management fees, advisory fees and all other fees except for incentive fees and commodity brokerage fees, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis, 1/2 of 1% of Net Assets per month as required by the NASAA Guidelines. For the purpose of this limitation, customary and routine administrative expenses include all expenses of the Partnership other than commodity brokerage fees, incentive fees, the actual cost of legal and accounting services and extraordinary expenses. Periodic filing and reporting fees are also subject to this overall limitation. There is no cap on the costs of legal and accounting services or extraordinary expenses. (B) In addition, as provided in the Limited Partnership Agreement and the NASAA Guidelines, the aggregate incentive fee paid by the Partnership shall not exceed 15% of New Trading Profits, except that an additional 2% incentive fee may be paid for each 1% by which the Partnership's Aggregate Expenses are reduced below 6% annually.
(C) Furthermore, the NASAA Guidelines also provide that brokerage fees (together with NFA, exchange, floor brokerage, give-up, user and clearing fees) will be considered presumptively reasonable if they do not exceed 14% annually of the Partnership's Net Assets (excluding Partnership assets not directly related to trading activity) or if they are 80% of the published retail rate, plus pit brokerage fees.

     In addition, the Limited Partnership Agreement prohibits the payment of management and incentive fees to any person who receives brokerage commissions or fees on transactions for the Partnership, as well as the payment by any broker of rebates or give-ups to any advisor. Such prohibitions may not be circumvented by any reciprocal business arrangements.

     In no event will organizational and offering expenses exceed 15% of the Partners' capital contributions.

     ADVISORS. THE PARTNERSHIP PAYS EACH ADVISOR A MONTHLY MANAGEMENT FEE EQUAL TO 1/6 OF 1% (2% PER YEAR) OF MONTH-END NET ASSETS (EXCEPT THAT EAGLE'S MANAGEMENT FEE WILL BE REDUCED BY EAGLE'S PRO RATA SHARE OF THE PARTNERSHIP'S CUSTOMARY AND ROUTINE ADMINISTRATIVE EXPENSES) ALLOCATED TO THE RESPECTIVE ADVISOR. THE PARTNERSHIP ALSO PAYS AN INCENTIVE FEE PAYABLE ANNUALLY EQUAL TO 20% OF NEW TRADING PROFITS EARNED BY CAMPBELL, ECKHARDT AND RABAR FOR THE PARTNERSHIP AND 23% OF NEW TRADING PROFITS EARNED BY EAGLE. The annual incentive fees payable to the Advisors (for purposes of calculating the Net Asset Value as of the end of the month that is not the end of a year) will be accrued on a monthly basis. No incentive fee shall be paid until the end of nearest calendar quarter ending at least twelve months after trading commences, which fee shall be based on New Trading Profits earned from the commencement of trading operations by the Partnership through the end of that period. From that point on, incentive fees will be paid as of the end of each calendar year. New Trading Profits are computed solely based on commodity trading. "New Trading Profits" earned by an Advisor is defined in the Management Agreement as the excess, if any, of Net Assets managed by the Advisor at the end of the fiscal period over Net Assets managed by the Advisor at the end of the highest previous fiscal period or Net Assets allocated to the Advisor at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if any, made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership's assets during the fiscal period, whether the assets are held separately or in margin accounts. Ongoing expenses are attributed to each Advisor based on the Advisor's proportionate share of Net Assets and shall not include management fees of the Partnership's other Advisors. Ongoing expenses above do not include expenses of litigation not involving the activities of the Advisor on behalf of the Partnership.

     If any payment is made to an Advisor with respect to New Trading Profits earned by an Advisor for the Partnership, and the Partnership thereafter incurs a net loss for any subsequent period, the Advisor will retain the amount previously paid in respect of New Trading Profits. If Net Assets allocated to the Advisor are reduced due to net redemptions, distributions or reallocations, there will be a proportional reduction in the related loss carryforward amount that must be recouped before the Advisor is eligible to receive another incentive fee. Substantial incentive fees may be paid to one or more of the Advisors even though the Partnership may incur a net loss for the full year. For example, if at the end of the year an Advisor had earned New Trading Profits of $500,000, that Advisor would be paid an incentive fee of 20% (or, in the case of Eagle, 23%) thereof, or $100,000 (or $115,000), respectively. That Advisor would be entitled to retain that $100,000 (or $115,000) even if that account experienced losses during the subsequent year. However, that Advisor would not be again entitled to an incentive fee until such losses incurred by that Advisor were recovered.

     COMMODITY BROKER/DEALER. SSB acts as commodity broker/dealer for the Partnership. The Partnership has agreed to pay SSB a monthly commodity brokerage fee equal to (i) 9/20 of 1% of month-end Net Assets (5.4% per year) allocated to Eagle, Eckhardt and Rabar and (ii) $54 per round-turn transaction for Campbell, up to a cap of .45% of Net Assets per month (5.4% per year). Based upon the recent trading history of the Advisors, the fee that the Partnership will pay is estimated to equal $41 per round-turn transaction. The brokerage rate may be substantially higher than the rate which SSB charges certain other customers with accounts of a similar size. The brokerage fees will be paid for the life of the Partnership, although the rates at which such fees are paid may change. See "The Commodity Broker/Dealer -- Brokerage Fees". Brokerage fees will not exceed the limit imposed by the NASAA Guidelines. The Partnership enters into spot and forward transactions with SSB as principal at prices quoted by SSB which reflect a price differential between the bid and the ask prices (which differential includes anticipated profits and costs to SSB as dealer), but do not include a mark-up. The spread charged on related party trades will be at competitive market prices. Thus, the price quoted to the Partnership will be less than or equal to the price quoted to any other SSB account for the same forward or spot transaction.

     The Partnership's funds will be maintained in cash and deposited by SSB in segregated bank accounts as required by CFTC regulations. Such accounts do not earn interest. SSB has informal arrangements with various banks with which it does business pursuant to which it obtains overdraft privileges which are extended as a result of the total banking relationship between SSB and the banks which includes the deposit of customer funds so segregated (although such funds cannot be attached by the bank in the event of the failure of SSB to repay the overdraft). As a result of such overdraft privileges, SSB is usually able to reduce its other short term borrowings which generally carry a higher interest rate than the 30-day U.S. Treasury bill yield.

     The Partnership will pay, or will reimburse SSB if previously paid by SSB on behalf of the Partnership, for any NFA, exchange, floor brokerage, give-up, user or clearing fees applicable to the Partnership's trading. Such fees and charges will be paid to the exchange on which the trades are effected, to the floor broker or brokerage executing a transaction, to the clearing association for such exchange or to the NFA. Although it is impossible to predict the amount of such fees accurately, based on the recent trading history of the Advisors, the Partnership could pay approximately 1.0% of Net Assets per year to cover these fees. This is an estimate and not a cap. Such fees are subject to various caps as discussed in this section under "Caps on Fees".

     OTHERS. The Partnership is obligated to pay periodic legal, accounting, filing, reporting and data processing fees and the expenses of the Continuous Offering which may equal up to approximately .15% of Net Assets ($150,000) if 100,000 Units offered hereby are sold and .80% of Net Assets ($120,000) if 15,000 Units offered hereby are sold. The Limited Partnership Agreement requires the Partnership to bear all of its offering expenses of the Continuous Offering. See "Use of Proceeds". The Partnership also bears any extraordinary expenses incurred by it. Any and all other general and administrative expenses of the Partnership are borne by the General Partner.

                              BREAK-EVEN ANALYSIS

     The following table is a summary of fees and expenses expressed both as a dollar amount and as a percentage of a $1,000 investment in the Partnership. See "Fees and Expenses to the Partnership." The break-even point per Unit (that is, the trading profit the Partnership must realize in the first year of a limited partner's investment so that such investment at the end of the year is equal to its value at the beginning of the year), assuming a limited partner purchases Units at $1,000 each as of the beginning of the year and redeems its Units at the end of the first year of its investment, is 7.93%, or $79.30 per Unit (assuming the estimated Partnership size is $15,000,000), or 5.25%, or $52.48 per Unit (assuming the estimated Partnership size is $100,000,000).

                                                              ESTIMATED PARTNERSHIP SIZE
                                                              --------------------------
                                                              $15,000,000   $100,000,000
                                                              -----------   ------------
Selling Price Per Unit(1)...................................  $  1,000.00   $   1,000.00
                                                              -----------   ------------
Interest Income Credit(2)...................................  $    (38.40)  $     (38.40)
Brokerage Fees(3)...........................................  $     66.46   $      66.46
Trading Advisors' Management Fees(4)........................  $     17.74   $      19.12
Initial Offering Expenses(5)................................  $     25.50   $       3.80
Operating Expenses(6).......................................  $      8.00   $       1.50
Amount of Trading Income Required for the Partnership's Net
  Asset Value per Unit at the End of One Year to Equal the
  Selling Price per Unit....................................  $     79.30   $      52.48
                                                              -----------   ------------
Percentage of Selling Price per Unit........................         7.93%          5.25%
                                                              ===========   ============

---------------
(1) Investors will initially purchase Units at $1,000 each. During the Continuous Offering, Units may be purchased at the prevailing Net Asset Value per Unit.

(2) The Partnership will earn interest income on 80% of the average daily equity maintained in the Partnership's cash accounts at a rate equal to the average yield on the 30-day U.S. Treasury bills issued during each month. For purposes of this analysis, interest income was estimated at 3.84% of the Partnership's Net Asset Value (assuming an estimated annual interest rate of 4.80%).

(3) Brokerage fees were estimated at 6.4% (5.4% for brokerage fees and 1.0% for other trading-related expenses) of Net Assets. Based upon the recent trading history of the Advisors, the fee that the Partnership will pay is equal to approximately $41.00 per round-turn transaction, of which $36.00 is brokerage commissions and $5.00 is other trading-related fees. In calculating the brokerage fee, Net Assets equals the equity maintained in cash at the end of the month plus unrealized gain (loss) on open positions and accrued interest income for the month.

(4) The Partnership's Advisors will be paid management fees of up to 2% of Net Assets. In calculating the management fee, Net Assets equals the equity maintained in cash at the end of the month plus unrealized gain (loss) on open positions and accrued interest income for the month, less the monthly brokerage fee amount, except that Eagle's management fee was further reduced by its pro rata share of the Partnership's customary and routine administrative expenses.

(5) Organizational and offering expenses will initially be borne by SSB. The Partnership will reimburse SSB for these expenses, estimated at $700,000, together with interest at the prime rate quoted by the Chase

    Manhattan Bank, in 24 equal monthly installments beginning with the end of the month in which trading commences.

(6) Operating expenses include periodic legal, accounting, filing and reporting fees, and the expenses of the continuous offering but do not include extraordinary expenses. These expenses are expected to amount to either $120,000 or $150,000 assuming either 15,000 or 100,000 Units offered hereby are sold at $1,000 per Unit, respectively. Assuming 15,000 Units are sold this estimate consists of (i) legal expenses of $60,000, (ii) accounting expenses of $40,000 and (iii) other expenses (such as filing and reporting fees) of $20,000. Assuming 100,000 Units are sold, this estimate is comprised of (i) legal expenses of $65,000, (ii) accounting expenses of $50,000 and (iii) other expenses (such as filing and reporting fees) of $35,000.

     Each Advisor will also receive an annual incentive fee of 20%, or 23% in the case of Eagle. These amounts have not been included in the table above because they are calculated based on New Trading Profits after deducting all of the Partnership's expenses.

                        POTENTIAL BENEFITS TO INVESTORS

     Investment in the Units is speculative and involves risks, including the risk of loss. See "Risk Factors". However, investment in the Partnership offers the following potential advantages:

     PROFESSIONAL TRADING MANAGEMENT. Commodity trading decisions are made for the Partnership by the Advisors. The Advisors manage the commodity investments of the Partnership pursuant to the trading policies of the Partnership and certain trend-following techniques and other technical and fundamental strategies. The performance of commodity accounts managed by the Advisors is described under "The Advisors".

     DIVERSIFICATION. The assets of the Partnership will normally be invested in a number of commodities, so that each limited partner will obtain greater diversification in commodities traded than would be possible trading individually unless substantially more than the $5,000 minimum investment ($2,000 in the case of employee-benefit plans, and subject to higher minimums in certain states) required by the Partnership were committed to the commodity markets. See "Trading Policies" and "The Advisors".

     In addition, managed futures is considered by some to be part of a class of alternative investments to traditional stocks and bonds. Other alternative investments include venture capital, hedge funds and real estate, among others. Managed futures investments, while significantly less liquid than most stocks and bonds, may be more liquid than some other alternative investments. Unlike many other alternative investments, net asset values of managed futures portfolios are generally available on a daily basis.

     Allocating a portion of the risk segment of a portfolio to a managed futures investment, such as the Partnership, can add a potentially valuable element of diversification to a traditionally structured stock and bond portfolio. Historically, the returns of many managed futures investments have exhibited a substantial degree of non-correlation with the performance of the general equity and debt markets (as reflected in the performance of various market indices such as the Standard & Poor's 500 Index for domestic equities, the Lehman Brothers Bond Index for debt and the Morgan Stanley Europe, Australasia and the Far East Index for international equities), suggesting that a managed futures component may provide a valuable complement to a traditional portfolio.

     The benefit of adding managed futures to a portfolio is an application of Modern Portfolio Theory. Modern Portfolio Theory is an analytical framework developed in 1952 by Harry M. Markowitz, a Harvard professor, who was awarded the Nobel Prize for Economics in 1990. This Theory demonstrated how it is possible for an investor to construct a portfolio that balances desired returns with tolerable risks (volatility as measured by standard deviation). This objective can be achieved by adding positive yielding investments whose returns have a low to negative or non-correlation to the other investments in the portfolio. It was shown how such a portfolio could produce an improved risk-adjusted return compared to any of the portfolio's individual components. If in fact a managed futures program such as the Partnership produces positive returns which have low to non-correlation to stocks and bonds, allocating a portion of the risk segment of a portfolio to managed futures can potentially improve the overall return and reduce the volatility of the total portfolio over the long term.

     Although the General Partner generally endorses the modern portfolio theory, there can be no assurance that any managed futures investment will be successful, avoid substantial losses or generate performance non-correlated with the equity or debt markets. Furthermore, non-correlation is not negative correlation. Even if the performance of the Partnership is non-correlated with these markets, this does not mean that the Partnership's results will not parallel either or both during significant periods of time. In any event, unless a managed futures investment is successful, it cannot add a potentially valuable element of diversification to a portfolio.

     MULTI-ADVISOR TRADING. The General Partner has selected multiple Advisors for the Partnership in an attempt to protect against losses while retaining the ability to make profits for the Partnership. Due to the different trading methods to be employed for the Partnership, losses incurred by one of the Advisors may be offset in whole or in part by profits earned by the other Advisors during the same time period, although there is no guarantee that this result will occur. In fact, profits earned by one Advisor may be entirely offset by losses incurred by the other Advisors.

     LIMITED LIABILITY. Unlike an individual who invests directly in commodity futures or forward contracts, an investor in the Partnership cannot be individually subjected to margin calls and cannot lose more than the amount of his contribution to the Partnership and his share of the Partnership's profits (including distributions of profits and payments on redemption of his Units). It is possible for a limited partner to lose the entire amount of his contribution to the Partnership. See "Commodity Markets -- Margins" and "The Limited Partnership Agreement -- Liability of Limited Partners".

     INTEREST INCOME. SSB will pay the Partnership interest on 80% of the average daily equity maintained in cash in the Partnership's trading accounts with SSB. An individual trader would generally not receive interest on the funds in his commodity account unless he committed substantially more than the $5,000 minimum investment required by the Partnership. See "The Commodity
Broker/Dealer -- Customer Agreement".

     BROKERAGE FEES. The Partnership pays SSB a monthly brokerage fee equal to up to 9/20 of 1% of month-end Net Assets (5.4% per year). The Partnership will also pay certain fees in connection with its trading as described under "Fees and Expenses to the Partnership -- Others." See "Fees and Expenses to the Partnership -- Commodity Broker/Dealer". The Partnership may therefore pay lower commission rates than many public customers of SSB. Certain public customers of SSB may pay lower commission rates than the Partnership pays, and other commodity brokerage firms might offer lower rates to an account the size of the Partnership's because different accounts require different levels of service and monitoring based upon the number of advisors and the volume and complexity of trading. In addition, pursuant to its Customer Agreement with SSB, the Partnership will receive several administrative services, such as account reconcilement, payment of fees and expenses, crediting of interest income and assistance with regulatory filings and monthly reports. These types of services may not be provided to certain other public customers of SSB and may account for the possibly higher fees paid by the Partnership. See "Commodity
Broker/Dealer -- Customer Agreement". Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may change. See "Conflicts of Interest" and "The Commodity Broker/Dealer -- Brokerage Fees".

     ADMINISTRATIVE CONVENIENCE. The Partnership provides investors with many services designed to simplify the administrative details involved in engaging directly in commodities transactions, including maintaining the books and accounts of trading activities, preparing monthly and annual reports to limited partners and supplying limited partners with information necessary for individual federal tax returns. See "The Limited Partnership Agreement -- Reports to Limited Partners".

                             CONFLICTS OF INTEREST

     The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for Units:

     RELATIONSHIP BETWEEN THE GENERAL PARTNER AND THE COMMODITY
BROKER/DEALER. The General Partner is an affiliate of SSB, which acts as the commodity broker/dealer for the Partnership. Since SSB charges the Partnership a monthly brokerage fee based on Net Assets with respect to trading by Eagle, Eckhardt and Rabar (initially 65% of the Partnership's Net Assets) rather than a per transaction commission, and the per-trade commissions to be paid with respect to trading by Campbell are capped at 5.4% of Net Asset Value, the General Partner has no incentive to select advisors that will generate a large number of trades to benefit SSB. Instead, the General Partner may have a conflict of interest between its responsibility to manage the Partnership for the benefit of the limited partners and its interest in selecting advisors that will generate a small number of trades, thus incurring small amounts of charges incidental to trading so that Net Assets, from which SSB's fees are paid, remain relatively higher. Furthermore, the less active the trading, the fewer services SSB will be required to provide to the Partnership with respect to such trading. In addition, the General Partner may have an incentive to select advisors that trade more forward and spot contracts than futures and options contracts, since forward and spot prices may include a profit margin to SSB as dealer. Because the General Partner is an affiliate of SSB, the General Partner has a potential conflict of interest in its decision to replace the futures commission merchant, if necessary. The fact that the General Partner and SSB are affiliated creates a potential conflict in that the fees received by SSB have not been set by "arm's-length" negotiation. The General Partner is a fiduciary to the limited partners and, as such, must resolve any conflict in favor of the limited partners. Prospective investors should be aware that because SSB and certain Financial Consultants (excluding principals of the General Partner) receive a portion of the commodity brokerage fees generated by the Partnership and allocated to outstanding Units sold by them, SSB and such Financial Consultants may have a conflict of interest in advising subscribers as to whether they should redeem their Units or purchase additional Units. Except as otherwise set forth in this section, no other conflict of interest exists on the part of any other principal of SSB. See "The Commodity Broker/Dealer -- Brokerage Fees".

     BROKERAGE RATE CHARGED BY THE COMMODITY BROKER/DEALER. Pursuant to the Customer Agreement between the Partnership and SSB, SSB acts as the commodity broker/dealer for the Partnership. Because the General Partner is an affiliate of SSB, the General Partner may have a conflict of interest between its responsibility to manage the Partnership for the benefit of the limited partners and its interest in obtaining brokerage rates which are favorable to SSB. SSB charges the Partnership a monthly brokerage fee equal to up to 9/20 of 1% of month-end Net Assets (5.4% per year). Although the Customer Agreement is non-exclusive, so that the Partnership has the right to seek lower brokerage rates from other brokers at any time, the General Partner believes that the arrangements between the Partnership and SSB are consistent with arrangements other comparable commodity pools have entered into with other futures commission merchants and are fair to the Partnership and does not intend to negotiate with SSB to obtain lower commission rates or to refer brokerage transactions to other firms. However, the General Partner will review, at least annually, the commission rates charged to other comparable commodity pools to determine that the brokerage fee being paid by the Partnership is competitive with such other rates. The General Partner, as a fiduciary to the limited partners, must resolve any conflict in favor of the limited partners. Therefore, at the time of such review, the General Partner will consider whether any action need be taken in light of its obligations to the Partnership, and will advise the limited partners of any action so taken. Limited partners would not be able to require the General Partner to take any specific action, but could vote to terminate the Customer Agreement with SSB (with the vote of limited partners owning more than 50% of the Units). See "The Limited Partnership Agreement -- Amendments; Meetings".

     DISTRIBUTION OF PROFITS. The General Partner has sole discretion as to the distribution of profits, if any, to the limited partners. The determination of what is in the best interest of the Partnership or limited partners will be made on a case by case basis by the General Partner in its sole discretion and consistent with its fiduciary obligations to the Partnership and the limited partners. To the extent that profits are retained by the Partnership rather than distributed, the Net Assets of the Partnership, which determine the brokerage fees payable in any year, will be increased, thereby increasing the maximum amount of fees which can be earned by SSB. In addition, the amount of funds in segregated accounts at banks which extend overdraft privileges to SSB will be greater to the extent that profits are retained. See "The Commodity Broker/Dealer -- Customer Agreement". Thus, the General Partner may have a conflict of interest between its obligation to the limited partners in considering a distribution of profits and its interest in increasing fees payable to SSB. Any such conflict must be resolved in favor of the limited partners. In any event, the General Partner does not intend to make any distribution which would reduce the Net Asset Value of a Unit below $1,000, or if the size of a distribution would not warrant the administrative expense which would be involved, or if, in the opinion of the

General Partner, a distribution would otherwise not be in the best interests of the Partnership or the limited partners. The General Partner has no current intention of making any distributions.

     ACCOUNTS OF SSB, THE GENERAL PARTNER AND THEIR AFFILIATES. The officers, directors and employees of SSB and the General Partner, as well as SSB and the General Partner themselves, may trade in commodity contracts for their own accounts. The records of any such trading will not be available for inspection by limited partners. In addition, SSB is a futures commission merchant and effects transactions in commodity futures contracts for its customers. Thus, it is possible that SSB could effect transactions for the Partnership in which the other parties to the transactions are its officers, directors or employees or its customers. Such persons might also compete with the Partnership in making purchases or sales of contracts without knowing that the Partnership is also bidding on such contracts. Trading decisions for the Partnership are not currently made by the General Partner, SSB or their affiliates. CFTC regulations require that SSB, to the extent possible, insure that each order received from the Partnership which is executable at or near the market price be transmitted to the floor of the appropriate contract market before any order in the same commodity for any proprietary account of SSB.

     CONTROL OF OTHER ACCOUNTS BY THE ADVISORS. The Advisors manage the accounts of clients other than the Partnership including other commodity pools and intend to manage such accounts in the future. Certain Advisors and their principals or affiliates also act as commodity pool operators with respect to other commodity pools. Campbell acts as advisor to the following pools operated by the General Partner: Smith Barney Diversified Futures Fund L.P., Smith Barney Diversified Futures Fund L.P. II, Smith Barney Global Markets Futures Fund L.P., SB/Michigan Futures Fund L.P., Smith Barney Potomac Futures Fund L.P. and Smith Barney Campbell Financial, Metal & Energy Fund PLC and other offshore funds. Rabar acts as advisor to the following pools operated by the General Partner:
Smith Barney Diversified Futures Fund L.P., F-1000 Futures Fund L.P. Michigan Series I and II, Smith Barney Principal Plus Futures Fund L.P., F-1000 Futures Fund L.P. Series IX and certain offshore funds. Eagle and Eckhardt do not act as advisors to any other pools operated by the General Partner. In addition, the Advisors and their principals and affiliates may trade for their own accounts. The records of any such trading will not be available for inspection by limited partners. It is possible that as a result of a neutral allocation system, testing a new trading system, trading proprietary accounts more aggressively, or other actions not constituting a violation of fiduciary duties, the Advisors or their principals or affiliates may take positions in their proprietary accounts that are opposite or ahead of a client (including the Partnership). As a result, positions in proprietary accounts of the Advisors and their principals or affiliates may be taken which are in competition with positions taken for the Partnership. In addition, principals of certain Advisors devote time to other business activities. All commodity futures and options positions held by all accounts owned or controlled directly or indirectly by each of the Advisors and its principals, respectively, including the portion of the Partnership's account managed by that Advisor will be aggregated for purposes of determining compliance with speculative position limits. As a result, the Partnership might not be able to enter into or maintain certain positions if such positions, when added to the positions held by such other accounts, would exceed the applicable limits. If trading orders must be revised as a result of the application of speculative position limits, an Advisor will modify such orders in a manner which will not substantially disproportionately affect the Partnership as compared with that Advisor's other accounts. In addition, the Advisors will not knowingly or deliberately use trading strategies for the Partnership which are inferior to those used for any other client or account nor favor any other account over the Partnership in any way, although certain Advisors may offer different trading programs and various factors affecting different types and sizes of accounts may require the utilization of different strategies or methods for such accounts. See "Commodity Markets -- Regulation". See also "Risk
Factors -- Commodity Trading Risks -- Possible Effects of Competition" and "The Advisors -- Management Agreements" with respect to other potential conflicts of interest arising in connection with the operations and activities of the Advisors.

     OTHER ACTIVITIES OF SSB. SSB maintains a commodity research department which makes trading recommendations on a daily basis. The trading records of such recommendations will not be made available to limited partners. From such trading recommendations, transactions may be made which are similar or opposed to transactions being made for the Partnership. SSB will not provide advisory services to the Partnership.

     OTHER COMMODITY POOLS. The General Partner and its predecessors over the last five years have sponsored and established over 45 commodity pools and may sponsor or establish other commodity pools which may compete with the Partnership. See "The General Partner -- Other Pools Operated by the General Partner". Neither the General Partner nor SSB will knowingly or deliberately favor any such pools over the Partnership in their dealings on behalf of such other pools. In addition, the General Partner may in the future serve as an advisor or co-advisor to such other commodity pools or to the Partnership. If the General Partner were to serve as a trading advisor to the Partnership, there would be a conflict between its duty to determine its management fees in the best interests of the Partnership and its interest in maximizing fees paid to itself (subject to limitations imposed by the NASAA Guidelines as set forth in the Partnership Agreement). Of course, the General Partner is bound by its fiduciary duties as a general partner to resolve this potential conflict in the best interest of the limited partners.

     GENERAL PARTNER'S CHOICE OF ADVISORS. The Limited Partnership Agreement empowers the General Partner to make trading decisions for the Partnership itself or to delegate some or all of its authority to make such decisions to one or more trading advisors. The Limited Partnership Agreement empowers the General Partner on behalf of the Partnership to enter into, renew, terminate or renegotiate a management agreement with such advisors pursuant to which the Partnership will be obligated to pay management and/or incentive fees to the advisors. The Partnership has entered into the Management Agreements described herein with Campbell, Eagle, Eckhardt and Rabar as advisors. However, the General Partner may have a conflict of interest between its obligations to act in the best interests of the limited partners and its own interest in receiving fees from the Partnership in the future. The General Partner believes that the fees charged to the Partnership are fair to the Partnership and acknowledges its fiduciary duty to negotiate future contracts including contracts with itself in the best interests of the limited partners.

                                TRADING POLICIES

     The objective of the Partnership is to preserve and to achieve substantial appreciation of its assets through speculative trading in commodity interests including futures contracts, options and forward contracts. Commodity futures and options trading may be conducted on all major United States and, to a lesser extent, on certain foreign commodities exchanges. The Partnership does not intend to act as a dealer. The Partnership will attempt to accomplish its trading objectives by following the trading policies set forth below:

          1. Partnership funds will be invested only in commodity contracts which are traded in sufficient volume to permit, in the opinion of the Advisor trading that contract, ease of taking and liquidating positions.

          2. No Advisor will initiate additional positions in any commodity if such additional positions would result in aggregate positions for all commodities requiring as margin more than 66 2/3% of the Partnership's assets allocated to the Advisor. For the purpose of this limitation, forward contracts in currencies will be deemed to have the same margin requirements as the same or similar futures contracts traded on the Chicago Mercantile Exchange.

          3. The Partnership will not employ the trading technique commonly known as "pyramiding", in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or related commodities.

          4. The Partnership will not utilize borrowings except short-term borrowings if the Partnership takes delivery of any cash commodities, provided that neither the deposit of margin with a commodity broker nor obtaining and drawing on a line of credit with respect to forward contracts shall constitute borrowing.

          5. From time to time trading strategies such as spreads or straddles may be employed on behalf of the Partnership. The term "spread" or "straddle" describes a commodity trading strategy involving the simultaneous buying and selling of contracts on the same commodity but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

          6. The Partnership will not permit the churning of its commodity trading accounts.

     The trading policies described above (except the Partnership's basic investment policies, Nos. 3, 4 and 6) may be altered by the General Partner without approval by the limited partners if it is determined that such change is in the best interests of the Partnership (based upon factors including but not limited to the performance of various futures markets, advisors and the risks associated with modified trading policies). The limited partners will be notified by mail within seven business days of any material changes in trading policies. The limited partners may also change the trading policies of the Partnership in accordance with the Partnership Agreement, as set forth in Section 17(c) thereof, set forth in Exhibit A hereto. Such procedures are also summarized under "The Limited Partnership Agreement -- Amendments; Meetings."

                              THE GENERAL PARTNER

BACKGROUND

     The Partnership's General Partner and commodity pool operator is Smith Barney Futures Management Inc. which is a Delaware corporation that is wholly owned by Salomon Smith Barney Holdings, Inc., which is the sole owner of SSB. Salomon Smith Barney Holdings, Inc. is a wholly owned subsidiary of Citigroup Inc., a publicly-held company whose shares are listed on the New York Stock Exchange and is engaged in various financial service and other businesses. On October 8, 1998, Travelers Group Inc. merged with Citicorp Inc. and changed its name to Citigroup Inc. Citigroup Inc. and its affiliates are subject to regulation under federal banking and certain other laws and regulations. The General Partner is the successor to the business of Smith Barney Futures Partners, Inc. (which was the surviving entity of the merger on August 2, 1993 of three commodity pool operators: Smith Barney Futures Partners, Inc., Lehman Brothers Capital Management Corp. and Hutton Commodity Management Inc.). The General Partner is a commodity pool operator and a member of the NFA under the registration and memberships of Smith Barney Futures Partners, Inc, which became registered with the CFTC as a commodity pool operator and a member of the NFA on September 2, 1986. The principal offices of the General Partner are located at 390 Greenwich Street - 1st floor, New York, New York 10013; telephone (212) 723-5424.

PRINCIPALS

     The officers and directors of the General Partner are Jack H. Lehman, III (Chairman and Director), David J. Vogel (Director and President), Michael R. Schaefer (Director), Steven J. Keltz (Secretary and Director), Daniel A. Dantuono (Chief Financial Officer, Treasurer and Director), Daniel R. McAuliffe, Jr. (Director), Shelley Ullman (Senior Vice President and Director) and Maureen O'Toole (Senior Vice President). Each director and officer is subject to re-appointment annually.

     Mr. Lehman, age 52, is a Senior Executive Vice President and Director of SSB's commodity division. In addition, he has been a Director of the General Partner since July 1993 and was Co-Chairman of SSB's commodity division from July 1992 through May 1996. Before joining SSB, he was employed for twenty years at SLB where from 1982 through April 1992 he was a Senior Executive Vice President and Director of Commodities. He was a director and the Chairman of Lehman Brothers Capital Management Corp., one of the predecessors of the General Partner. Mr. Lehman is a past Chairman of the Futures Industry Association and currently serves on its Executive Committee. He has been a member of the Board of Governors of the Commodity Exchange, Inc. and the Comex Clearing Association.

     Mr. Vogel, age 53, became an Executive Vice President of SSB and a Director of the General Partner on August 2, 1993. In May 1996, he was appointed President of the General Partner. From January 1993 to July 1993, Mr. Vogel was an Executive Vice President of SLB. Formerly, Mr. Vogel was the chairman and CEO of LIT America, Inc. (September 1988 through December 1992) and an Executive Vice President of Thomson McKinnon Securities Inc. (June 1979 through August
1988). Mr. Vogel is also a past chairman of the Futures Industry Association, a past director of Comex Clearing Corporation and the Commodity Exchange Inc. and a past Governor of the Chicago Mercantile Exchange.

     Mr. Schaefer, age 48, has been involved in the securities and commodities brokerage business for over twenty-five years and has been an Executive Vice President of SSB since early 1992. He has been employed with the firm in various capacities associated with its commodity businesses since 1981. His principal areas of responsibility include futures research, trade execution, clearing and administration. He is a member of various major U.S. commodity exchanges and a Director of the NFA. He has been a Director of the General Partner since its organization in 1986.

     Mr. Keltz, age 48, is an Associate General Counsel in the Law Department of SSB. He became Secretary of the General Partner on August 2, 1993 and a Director of the General Partner in October 1995. From October 1988 through July 1993, Mr. Keltz was employed by SLB as First Vice President and Associate General Counsel where he provided legal counsel to various derivative products businesses. Mr. Keltz was Vice President, Product Manager -- Futures and an Associate General Counsel for PaineWebber Incorporated from 1985 through September 1988.

     Mr. Dantuono, age 40, is a Senior Vice President of SSB (since March 1994) prior to which he was a First Vice President since August 1993. Mr. Dantuono was Vice President at SLB where he was employed since 1980. He has been Chief Financial Officer, Treasurer and Director of the General Partner since August 1993. Prior to August 1993, Mr. Dantuono was Controller and Treasurer of a corporate predecessor of the General Partner.

     Mr. McAuliffe, age 48, is a Senior Vice President of SSB (since August
1990) and became a director of the General Partner in April 1994. Mr. McAuliffe is Director of Administration for Smith Barney Managed Futures. From 1986 through 1997, he was responsible for the marketing and sales of retail futures products, including public and private futures funds and managed account programs. Prior to joining SLB, Mr. McAuliffe was employed by Merrill Lynch Pierce Fenner & Smith from 1983 through 1986. Prior to joining Merrill Lynch, Mr. McAuliffe was employed by Citibank from 1973 to 1983. He is a member of the Managed Futures Association and the Marketing Division of the Futures Industry Association.

     Ms. Ullman, age 40, is a Senior Vice President of SSB (since October 1989) and a director of the General Partner (since April 1994). Previously, Ms. Ullman was a First Vice President of SLB and a vice president and assistant secretary of a predecessor of the General Partner, with responsibility for execution, administration, operations and performance analysis for managed futures funds and accounts.

     Ms. O'Toole, age 41, is a Senior Vice President of SSB (since April 1995) and a Senior Vice President of the General Partner (since May 1997). Ms. O'Toole is Director of Managed Futures Sales and Marketing for SSB. Prior to joining SSB in March 1993, Ms. O'Toole was the director of managed futures quantitative analysis at Rodman and Renshaw from 1989 to 1993. Ms. O'Toole began her career in the futures industry in 1981 when she joined Drexel Burnham Lambert in the research department of the Financial Futures Division. She has an MBA with a concentration in Finance from Northwestern University.

     There have been no administrative, civil or criminal actions pending, on appeal or concluded against the General Partner or any of its individual principals within the past five years that are material to a decision whether to invest in the Partnership.

     The General Partner employs a team of approximately 40 professionals whose primary emphasis is on attempting to maintain quality control among the funds' advisors. A full time staff of due diligence professionals use state-of-the-art technology and on-site evaluations to monitor new and existing futures money managers. The accounting and operations staff provide processing of trading activity and reporting to limited partners and regulatory authorities. The General Partner also includes staff involved in marketing and sales support.

     The Limited Partnership Agreement requires the General Partner to maintain a cash investment in the Partnership equal to the greater of (a) 1% of the aggregate capital contributions of all partners or (b) $25,000. The General Partner will share in profits and losses of the Partnership in proportion to its share of Partnership capital on the same basis as the limited partners. The General Partner's capital contribution to the Partnership will be treated as Units of General Partnership Interest for the purpose of Partnership accounting. Units of General Partnership Interest are equal in all respects to Units held by limited partners, except as to liability and the ability to vote. See "The Limited Partnership Agreement -- Sharing of Profits and Losses" and "Amendments; Meetings." The Limited Partnership Agreement also requires that the General Partner maintain an overall net worth (including capital contributions) equal to the greater of (a) 5% of the total contributions (including contributions by the General Partner) to all limited partnerships to which it is a general partner (including the Partnership) plus (prior to the termination of the Public Offering) 5% of the Units being offered for sale in the Partnership or (b) $50,000.

     David J. Vogel, the initial Limited Partner of the Partnership, acquired one Unit of limited partnership interest for $1,000 to permit the Partnership to be organized as a limited partnership under the laws of the State of New York. Mr. Vogel may redeem his Unit for $1,000 and withdraw from the Partnership at the termination of the Initial Offering Period if it is successful. No other principal of the General Partner owns any Units, although they are not precluded from purchasing such Units.

     As of August 31, 1998, the General Partner acts as general partner to twenty-two other active commodity pools that are currently trading. The performance of all of these pools for the past five years and year-to-date period is set forth under "Other Pools Operated by the General Partner" below.

     The statement of financial condition of the General Partner at December 31, 1997 and the report of the independent accountants thereon is set forth beginning on page 111.

THE PARTNERSHIP -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The Partnership was formed on June 15, 1998 under the laws of the State of New York. To date, its only transactions have been the preparation of this offering and capital contributions of $1,000 by the General Partner and $1,000 by one limited partner. The Partnership has not begun trading operations. Therefore, the Financial Statement of the Partnership included in the prospectus under "Financial Statements" is not indicative of future operating results. Such results will depend in large part upon the commodity markets in general, the performance of the Advisors for the Partnership, the amount of redemptions and changes in interest rates. Because of the nature of these factors and their interaction, it is impossible to predict future operating results, financial position and cash flow.

     Due to the highly leveraged nature of commodities trading, small price movements may result in substantial losses. See "Risk Factors" and "Commodity Markets." In order to provide some protection against a material decline in liquidity caused by trading losses, the Partnership adheres to the trading policies set forth under "Trading Policies."

RISK OF COMPUTER SYSTEM FAILURES (YEAR 2000 ISSUE)

     The Year 2000 issue is the result of existing computers in many businesses using only two digits to identify a year in the date field. These computers and programs, often referred to as "information technology," were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results at the Year 2000. Such systems and processes are dependent on correctly identifying dates in the next century.

     The General Partner administers the business of the Partnership through various systems and processes maintained by Salomon Smith Barney Holdings Inc. and Salomon Smith Barney Inc. In addition, the operation of the Partnership is dependent on the capability of the Partnership's Advisors, the brokers and exchanges through which the Advisors trade, and other third parties to prepare adequately for the Year 2000 impact on their systems and processes. The Partnership itself has no systems or information technology applications relevant to its operations.

     The General Partner, SSB, SSBH, and their parent organization Citigroup Inc. have undertaken a comprehensive, firm-wide evaluation of both internal and external systems (systems related to third parties) to determine the specific modifications needed to prepare for the Year 2000. The combined Year 2000 program in SSB is expected to cost approximately $140 million over the four years from 1996 through 1999, and involve over 450 people at the peak staffing level. The plan calls for all systems and components to be Year 2000 compliant by December 1998, and Year 2000 certified by March 1999. At this time, over 75% of SSBH systems have completed the correction process and are Year 2000 compliant. Over 40% of the systems have completed certification testing. The Year 2000 project at SSBH remains on schedule.

     The systems and components supporting the General Partner's business that require remediation have been identified and modifications have been made to bring them into Year 2000 compliance. Testing of these systems is planned for the fourth quarter of 1998. Final testing and certification are expected to be completed by the end of the first quarter of 1999.

     This expenditure and the General Partner's resources dedicated to the preparation for Year 2000 do not and will not have a material impact on the operation or results of the Partnership.

     The General Partner has requested and received statements from the Partnership's Advisors that they have undertaken their own evaluation and remediation plans to identify any of their computer systems that are Year 2000 vulnerable. Each of the Partnership's Advisors has confirmed they are taking immediate actions to remedy those systems as necessary. The General Partner will continue to inquire into and to confirm the Advisors' readiness for Year 2000.

     The most likely and most significant risk to the Partnership associated with the lack of Year 2000 readiness is the failure of outside organizations, including the commodities exchanges, clearing organizations, or regulators with which the Partnership interacts to resolve their Year 2000 issues in a timely manner. This risk could involve the inability to determine the value of the Partnership at some point in time and would make effecting purchases or redemptions of Units in the Partnership infeasible until such valuation was determinable.

     SSB has successfully participated in industry-wide testing including: The Streetwide Beta Testing organized by the Securities Industry Association (SIA), a government securities clearing test with the Federal Reserve Bank of New York, The Depository Trust Company, and The Bank of New York, and Futures Industry Association participants test. The firm will also participate in the streetwide testing to be conducted starting in March 1999.

     It is possible that problems may occur that would require some time to repair. Moreover, it is possible that problems will occur outside SSBH for which SSBH could experience a secondary effect. Consequently, SSBH is preparing comprehensive, written contingency plans so that alternative procedures and a framework for critical decisions are defined before any potential crisis occurs.

     The goal of Year 2000 contingency planning is a set of alternate procedures to be used in the event of a critical system failure or a failure by a supplier or counterparty. Planning work is expected to be complete by December 1998, and testing of alternative procedures will be conducted in the first half of 1999.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

OTHER POOLS OPERATED BY THE GENERAL PARTNER

     The General Partner offers other pools whose performance may differ from the Partnership's. Differences are due to combinations of different trading advisors (and programs traded) as well as different partnership or organizational structures. Tables 1, 2 and 3 below set forth the performance of the other pools which have been operated by the General Partner during the past five years. Table 1 sets forth the performance of commodity pools currently operated by the General Partner for the period January 1993 through August 31, 1998. Table 2 sets forth the performance of commodity pools which were previously operated by the General Partner for the period January 1993 through August 31, 1998 and which have ceased trading operations as of August 31, 1998. Table 3 sets forth the performance of commodity pools previously operated by the General Partner for the period January 1993 through August 31, 1998 for which the General Partner no longer acts as the pool operator as of August 31, 1998.

     The General Partner performs the same administrative duties for each of the pools that it operates. Each of the funds has as its purpose to profit by speculation in commodity interests. As of August 31, 1998, each fund operated by the General Partner had a net asset value in excess of its initial offering amount except Smith Barney Newport Futures Fund L.P. which terminated trading in October 1998.

     Smith Barney Futures Management Inc. offers other pools which have more than one trading advisor but whose performance may differ from the Partnership. Differences are due to combinations of different trading advisors (and programs traded) as well as different partnership or organizational structures.

   ADDITIONAL INFORMATION FOR POOLS CURRENTLY OPERATED BY THE GENERAL PARTNER
                             AS OF AUGUST 31, 1998

                                                                                               GENERAL
                                                                                 GENERAL       PARTNER
                                                COMMENCEMENT    NUMBER OF     PARTNER UNITS    INITIAL
                 NAME OF POOL                    OF TRADING    PARTICIPANTS       OWNED       INVESTMENT
                 ------------                   ------------   ------------   -------------   ----------
Select Advisors Futures Fund..................     Jul-87           553              34        $507,000
Hutton Investors Futures Fund II..............     Jul-87           393              44        $314,000
SLB Mid-West Futures Fund.....................     Dec-91           660             322        $ 25,000
Smith Barney International Advisors
  Currency Fund...............................     Mar-92           126           8,000        $144,760
F-1000 Futures Fund Series VIII...............     Aug-92           540             175        $384,000
F-1000 Futures Fund Series IX.................     Mar-93           443             103        $249,000
Smith Barney Global Markets Futures Fund......     Aug-93           107             108        $ 75,000
Smith Barney Diversified Futures Fund.........     Jan-94         6,232           2,049        $781,000
F-1000 Futures Fund Michigan Series I.........     May-94            21             110        $110,000
Smith Barney Mid-West Futures Fund II.........     Sep-94           974             609        $ 97,000
F-1000 Futures Fund Michigan Series II........     Jun-95             2             207        $207,000
Smith Barney Tidewater Futures Fund...........     Jul-95           193             131        $ 52,000
Smith Barney Principal Plus Futures Fund......     Nov-95         1,336             376        $376,000
Smith Barney Diversified Futures Fund II......     Jan-96         6,034           1,248        $ 87,000
SB/Michigan Futures Fund......................     Jul-96             2             102        $ 52,000
Smith Barney Principal Plus Futures Fund II...     Aug-96         1,212             203        $203,000
Smith Barney Newport Futures Fund.............     Dec-96           374             240        $ 44,000
Smith Barney Great Lakes Futures Fund.........     Jan-97             2              99        $ 51,000
Smith Barney Westport Futures Fund............     Aug-97         4,648           1,213        $405,000
Smith Barney Potomac Futures Fund.............     Oct-97            66              35        $ 17,000
Smith Barney Telesis Futures Fund.............     Feb-98           153             119        $ 48,000
Smith Barney AAA Futures Fund.................     Mar-98           810             667        $501,000

     IT SHOULD NOT BE ASSUMED THAT PARTICIPANTS IN THE PARTNERSHIP WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE FUNDS. THE RESULTS SET FORTH IN THE TABLES ARE NOT INDICATIVE OF, AND HAVE NO BEARING ON, ANY RESULTS THAT MAY BE OBTAINED BY THE PARTNERSHIP NOR ARE THE PAST RESULTS OF SUCH FUNDS A GUARANTEE OF THE FUTURE PERFORMANCE OF THE PARTNERSHIP. THIS IS DUE IN LARGE PART TO THE FACT THAT THE RESULTS CONTAINED IN THESE TABLES DERIVE TO AN EXTENT FROM THE UNCERTAIN NATURE AND FUNCTION OF COMMODITIES MARKETS AS WELL AS THE DIVERGENT TRADING STRATEGIES, POLICIES AND METHODS OF THE ADVISORS DIRECTING VARIOUS FUNDS.

                                    TABLE 1
 CAPSULE PERFORMANCE OF OTHER POOLS CURRENTLY OPERATED BY SMITH BARNEY FUTURES
                                MANAGEMENT INC.
              FOR THE PERIOD JANUARY 1993 THROUGH AUGUST 31, 1998

                                                                                          LARGEST MONTHLY
                                                                               CURRENT   PERCENT DRAW-DOWN
                                                   INCEPTION     AGGREGATE      TOTAL    -----------------
                                         TYPE OF      OF       SUBSCRIPTIONS     NAV     PERCENT
             NAME OF POOL                 POOL      TRADING       $(000)       $(000)      (%)       DATE
-----------------------------------------------------------------------------------------------------------
 Shearson Select Advisors Futures Fund        A      Jul-87           50,507     5,295     9.72    (May-97)
 Hutton Investors Futures Fund II             A      Jul-87           30,304    21,212     5.87    (Jul-94)
 Shearson Mid-West Futures Fund               1      Dec-91           60,804    58,551     9.18    (May-97)
 Smith Barney International Advisors          A      Mar-92           32,312     3,658     7.08    (Nov-93)
 Currency Fund
 F-1000 Futures Fund Series VIII            2,A      Aug-92           36,000     7,742     3.84    (Feb-96)
-----------------------------------------------------------------------------------------------------------
 F-1000 Futures Fund Series IX              2,A      Mar-93           24,005     6,795     4.26    (Feb-96)
 Smith Barney Global Markets Futures        1,A      Aug-93           20,226     8,763     9.19    (Aug-97)
 Fund (formerly Erisa Futures Fund)
 Smith Barney Diversified Futures Fund        A      Jan-94          256,800   143,651     8.12    (Feb-96)
 F-1000 Futures Fund Michigan Series I    1,2,A      May-94           10,697    14,765     5.86    (Feb-96)
 Smith Barney Mid-West Futures Fund II        1      Sep-94           90,217    88,773     9.23    (May-97)
-----------------------------------------------------------------------------------------------------------
 F-1000 Futures Fund Michigan Series II   1,2,A      Jun-95           20,490    26,567     5.08    (Feb-96)
 Smith Barney Tidewater Futures Fund          1      Jul-95           18,102    18,859    18.24    (Aug-97)
 Smith Barney Principal Plus Futures        2,A      Nov-95           37,507    35,296     5.94    (Feb-96)
 Fund
 Smith Barney Diversified Futures Fund        A      Jan-96          156,062   142,730     8.57    (Feb-96)
 II
 SB/Michigan Futures Fund                   1,A      Jul-96           11,591    12,903     8.67    (Apr-98)
-----------------------------------------------------------------------------------------------------------
 Smith Barney Principal Plus Futures        2,A      Aug-96           22,581    21,802     5.98    (Aug-97)
 Fund II
 Smith Barney Newport Futures Fund            1      Dec-96           26,100     9,868    17.43    (Mar-98)
 Smith Barney Great Lakes Futures Fund        1      Jan-97           10,102    10,309     7.62    (Aug-97)
 Smith Barney Westport Futures Fund                  Aug-97          118,820   116,627     3.43    (Aug-97)
 Smith Barney Potomac Futures Fund            1      Oct-97            3,408     3,516     6.35    (Apr-98)
-----------------------------------------------------------------------------------------------------------
 Smith Barney Telesis Futures Fund            1      Feb-98           11,553    12,374     3.63    (Apr-98)
 Smith Barney AAA Futures Fund                1      Mar-98           66,174    69,657     4.15    (Jun-98)
-----------------------------------------------------------------------------------------------------------

                                                                                 PERCENTAGE ANNUAL RATE OF RETURN
                                             LARGEST PEAK-TO-VALLEY          (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                                                   DRAW-DOWN
                                         PERCENT
             NAME OF POOL                  (%)         TIME PERIOD       1993     1994    1995    1996     1997     1998
-------------------------------------------------------------------------------------------------------------------------
 Shearson Select Advisors Futures Fund    22.59      (Aug-93 to Jan-95)  20.62   (13.96)  26.91   21.57    13.06    (6.52)
 Hutton Investors Futures Fund II         13.66      (Jul-94 to Jan-95)  29.40    (4.66)  41.78   29.11    17.82     1.79
 Shearson Mid-West Futures Fund           20.40     (Jan-98 to Jul-98*)  39.88    (8.64)  36.24   26.76    12.95    (6.42)
 Smith Barney International Advisors      24.08      (Oct-93 to Feb-96)   0.95   (10.40)  (5.04)  22.68    18.51    12.65
 Currency Fund
 F-1000 Futures Fund Series VIII          12.22      (Sep-93 to Oct-94)  18.93   (10.41)  12.69    3.96     3.15     3.98
-------------------------------------------------------------------------------------------------------------------------
 F-1000 Futures Fund Series IX             8.41      (Jun-95 to Oct-95)   3.91    (4.13)  12.89    3.51     8.87     7.05
 Smith Barney Global Markets Futures      12.08      (Dec-96 to May-97)  (0.59)   (7.19)  20.91   17.70     4.13    12.49
 Fund (formerly Erisa Futures Fund)
 Smith Barney Diversified Futures Fund    14.50      (Jun-95 to Oct-95)      -    (3.29)  12.86   14.54     3.83     5.06
 F-1000 Futures Fund Michigan Series I     8.80      (Jun-95 to Oct-95)      -     1.38   14.25    2.79    10.47     9.47
 Smith Barney Mid-West Futures Fund II    20.66     (Jan-98 to Jul-98*)      -    (7.54)  31.74   26.26    12.73    (6.73)
-------------------------------------------------------------------------------------------------------------------------
 F-1000 Futures Fund Michigan Series II    7.27      (Feb-96 to May-96)      -        -    2.25    9.49    11.61     3.74
 Smith Barney Tidewater Futures Fund      18.24      (Aug-97 to Aug-97)      -        -   (1.25)   7.83     6.12    34.39
 Smith Barney Principal Plus Futures       8.85      (Feb-96 to Aug-96)      -        -    5.75    4.37    10.45     5.97
 Fund
 Smith Barney Diversified Futures Fund    11.92     (Mar-97 to Jul-98*)      -        -       -   12.51    (0.10)    2.66
 II
 SB/Michigan Futures Fund                 11.77     (Aug-97 to Jul-98*)      -        -       -   18.58     5.90     1.85
-------------------------------------------------------------------------------------------------------------------------
 Smith Barney Principal Plus Futures       7.67      (Aug-97 to Jul-98)      -        -       -   12.97     4.45     7.03
 Fund II
 Smith Barney Newport Futures Fund        58.37     (Mar-97 to Jun-98*)      -        -       -    7.34   (21.84)  (43.28)
 Smith Barney Great Lakes Futures Fund    11.82     (Mar-97 to Apr-98*)      -        -       -       -     2.67     2.28
 Smith Barney Westport Futures Fund        9.03      (Jan-98 to Jul-98)      -        -       -       -     1.15     0.59
 Smith Barney Potomac Futures Fund         7.58     (Apr-98 to Jul-98*)      -        -       -       -     2.95     2.89
-------------------------------------------------------------------------------------------------------------------------
 Smith Barney Telesis Futures Fund         7.76      (Feb-98 to Jul-98)      -        -       -       -        -     6.33
 Smith Barney AAA Futures Fund             4.50      (Mar-98 to Apr-98)      -        -       -       -        -     5.05
-------------------------------------------------------------------------------------------------------------------------

-------------------------
 Notes follow Table 3

 TYPE OF POOL LEGEND
-----------------------
 1-Privately Offered
 2-Principal Protected
 3-Multi-Advisor
 A-More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                     TABLE 2
  CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY FUTURES
                               MANAGEMENT INC.
       FOR THE PERIOD JANUARY 1993 THROUGH AUGUST 31, 1998 AND WHICH HAVE CEASED
                   TRADING OPERATIONS AS OF AUGUST 31, 1998

                                                                                                        LARGEST MONTHLY
                                                                                            NAV        PERCENT DRAW-DOWN
                                               INCEPTION                  AGGREGATE       BEFORE      -------------------
                                     TYPE OF      OF       TERMINATION   SUBSCRIPTION   TERMINATION   PERCENT
           NAME OF POOL               POOL      TRADING       DATE          $(000)        $(000)        (%)       DATE
-------------------------------------------------------------------------------------------------------------------------
 Commodity Venture Fund                           Nov-80        Feb-95         15,153         1,412    11.91     (Jan-94)
 Matterhorn Commodity Partners                    Jun-81        Mar-93         15,153         1,989     3.68     (Jan-93)
 Matterhorn Commodity Partners II                 Apr-84        Mar-93         10,653         2,453     3.68     (Jan-93)
 Hutton Investors Futures Fund III         A      Apr-88        Dec-93          7,614           612     8.03     (Dec-93)
 Ayco Futures Fund                         1      May-88        Jul-94          5,114           161    29.35     (Apr-94)
-------------------------------------------------------------------------------------------------------------------------
 F-1000 Guarantee Futures Fund II          2      Jun-88        Aug-93        101,012        33,053     1.15     (Jan-93)
 F-1000 Guarantee Futures Fund III         2      Aug-88        Aug-93         55,824        10,955     1.23     (May-93)
 Parnel Futures Fund                       1      Nov-88        Oct-94          2,885            74    19.43     (Feb-94)
 F-1000 Guarantee Futures Fund IV          2      Dec-88        Feb-94         45,692        16,389     5.93     (Jan-94)
 F-1000 Futures Fund VI                    2      May-90        May-95         32,996        21,805     3.11     (Jul-94)
-------------------------------------------------------------------------------------------------------------------------
 Peregrine Futures Fund                    A      Dec-91        Sep-95          9,767           432    16.21     (Aug-93)
 Shearson Lehman Brothers
  Erisa Futures Fund                     1,A      Jan-92        Jun-93         14,026        15,244     2.50     (Jun-93)
 Signet Partners                         1,A      Jan-93        Feb-95            522           191    11.97     (Aug-93)
 Smith Barney Offshore Futures Fund      3,A      Aug-93        Aug-94          2,704         1,945     6.50     (Jan-94)
 Monetary Venture Fund                     1      Feb-87        Apr-96          2,368           164    12.37     (Apr-94)
-------------------------------------------------------------------------------------------------------------------------
 Shearson Lehman Futures 1000 Plus       2,A      May-91        May-96         63,088        40,673     3.00     (Feb-96)
 Shearson Hutton Performance
  Partners                                 A      Jun-89        Dec-97         16,541         1,225     8.12     (Aug-97)
-------------------------------------------------------------------------------------------------------------------------

                                        LARGEST PEAK-TO-VALLEY
                                               DRAW-DOWN                    PERCENTAGE ANNUAL RATE OF RETURN
                                     -----------------------------      (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                                     PERCENT
           NAME OF POOL                (%)         TIME PERIOD       1993     1994     1995    1996     1997    1998
----------------------------------------------------------------------------------------------------------------------
 Commodity Venture Fund               39.53    (Jan-92 to Feb-95*)   (2.16)  (26.37)   (8.44)      -        -       -
 Matterhorn Commodity Partners         3.68     (Jan-93 to Jan-93)    7.02        -        -       -        -       -
 Matterhorn Commodity Partners II      3.68     (Jan-93 to Jan-93)    5.19        -        -       -        -       -
 Hutton Investors Futures Fund III     8.31    (Jun-93 to Dec-93*)   (5.56)       -        -       -        -       -
 Ayco Futures Fund                    78.99    (Jul-89 to Apr-94*)  (36.84)  (45.77)       -       -        -       -
----------------------------------------------------------------------------------------------------------------------
 F-1000 Guarantee Futures Fund II      1.72     (Mar-93 to May-93)    4.79        -        -       -        -       -
 F-1000 Guarantee Futures Fund III     1.77     (Mar-93 to May-93)    4.15        -        -       -        -       -
 Parnel Futures Fund                  38.09    (Jan-94 to Apr-94*)   25.49   (28.79)       -       -        -       -
 F-1000 Guarantee Futures Fund IV      7.22    (Jan-94 to Feb-94*)    5.81    (7.22)       -       -        -       -
 F-1000 Futures Fund VI                8.58     (Jul-94 to Jan-95)   22.03    (2.43)   18.61       -        -       -
----------------------------------------------------------------------------------------------------------------------
 Peregrine Futures Fund               32.42    (Jul-93 to Nov-93*)  (20.56)    5.91    (3.05)      -        -       -
 Shearson Lehman Brothers
  Erisa Futures Fund                   3.47    (May-93 to Jun-93*)   12.68        -        -       -        -       -
 Signet Partners                      11.97     (Aug-93 to Aug-93)   29.21    53.32    (0.36)      -        -       -
 Smith Barney Offshore Futures Fund    6.50     (Jan-94 to Jan-94)    2.22     2.68        -       -        -       -
 Monetary Venture Fund                37.41    (Jan-92 to Jan-95*)   (3.18)  (27.47)   32.05    5.76        -       -
----------------------------------------------------------------------------------------------------------------------
 Shearson Lehman Futures 1000 Plus    11.16     (Aug-93 to Jan-95)   10.82    (6.41)   12.79    1.59        -       -
 Shearson Hutton Performance
  Partners                            24.12     (Aug-93 to Jan-95)    4.38   (10.59)   18.04    2.42   (10.12)      -
----------------------------------------------------------------------------------------------------------------------

------------------------
 Notes follow Table 3

 TYPE OF POOL LEGEND
---------------------
 1-Privately Offered
 2-Principal Protected
 3-Offshore
 4-Multi-Advisor
 A-More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    TABLE 3
 CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY FUTURES
                                MANAGEMENT INC.
 FOR THE PERIOD JANUARY 1993 THROUGH AUGUST 31, 1998 AND FOR WHICH SMITH BARNEY
   FUTURES MANAGEMENT INC. NO LONGER ACTS AS COMMODITY POOL OPERATOR AS OF
                               AUGUST 31, 1998

                                                                                                        LARGEST MONTHLY
                                                                                             NAV       PERCENT DRAW-DOWN
                                                    INCEPTION                AGGREGATE      BEFORE    -------------------
                                          TYPE OF      OF       TRANSFER   SUBSCRIPTIONS   TRANSFER   PERCENT
              NAME OF POOL                 POOL      TRADING      DATE        $(000)        $(000)      (%)       DATE
-------------------------------------------------------------------------------------------------------------------------
 Commodity Trend Timing Fund                           Jan-80     May-95          16,625      1,275    14.67     (Feb-94)
 Commodity Trend Timing Fund II                        Dec-82     Apr-95          34,428      1,412    14.48     (Feb-94)
 Shearson Lehman Hutton Guarantee
 Futures Fund I                               2,3      Apr-89     Jul-93          10,202      1,562     2.76     (May-93)
 Premier Futures Limited                      3,A      Jun-91     Jul-93           9,878      6,157     1.37     (Mar-93)
 Lehman Brothers Japan Futures Fund           3,A      Feb-91     Jul-93          53,007     72,267     0.93     (Mar-93)
 ------------------------------------------------------------------------------------------------------------------------
 New Millennium Futures Fund Limited            3      Mar-91     Jul-93          10,366      1,210     3.10     (Jun-93)
 Delafund                                       3      Jan-93     Jul-93           2,521      1,542    15.35     (May-93)
 Harbourer Futures Fund                         3      May-93     Dec-94          25,003     12,657     5.10     (Feb-94)
 Greenbrier Futures Fund                        1      Jul-92     Dec-96          24,678     26,716    10.23     (Aug-94)
-------------------------------------------------------------------------------------------------------------------------

                                              LARGEST PEAK-TO-VALLEY
                                                    DRAW-DOWN                     PERCENTAGE ANNUAL RATE OF RETURN
                                          ------------------------------      (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                                          PERCENT
              NAME OF POOL                  (%)         TIME PERIOD        1993     1994     1995    1996    1997    1998
-------------------------------------------------------------------------------------------------------------------------
 Commodity Trend Timing Fund               54.35     (Aug-93 to Feb-95*)   17.23   (50.55)   (5.08)      -       -       -
 Commodity Trend Timing Fund II            54.67     (Aug-93 to Feb-95*)   16.74   (50.43)   (6.86)      -       -       -
 Shearson Lehman Hutton Guarantee
 Futures Fund I                             3.24      (Mar-93 to May-93)   11.10        -        -       -       -       -
 Premier Futures Limited                    1.37      (Mar-93 to Mar-93)   29.84        -        -       -       -       -
 Lehman Brothers Japan Futures Fund         0.93      (Mar-93 to Mar-93)   14.46        -        -       -       -       -
 ------------------------------------------------------------------------------------------------------------------------
 New Millennium Futures Fund Limited       26.94     (Apr-91 to Mar-93*)    9.08        -        -       -       -       -
 Delafund                                  22.20     (May-93 to Jul-93*)  (18.12)       -        -       -       -       -
 Harbourer Futures Fund                     5.10      (Feb-94 to Feb-94)   42.95    39.20        -       -       -       -
 Greenbrier Futures Fund                   15.48      (Aug-94 to Jun-95)   33.45    16.74    (1.09)  17.60       -       -
-------------------------------------------------------------------------------------------------------------------------

-------------------------
 Notes follow Table

 TYPE OF POOL LEGEND
--------------------
 1-Privately Offered
 2-Principal Protected
 3-Offshore
 4-Multi-Advisor
 A-More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                           NOTES TO TABLES 1, 2 AND 3
             POOLS OPERATED BY SMITH BARNEY FUTURES MANAGEMENT INC.

     (a) "Draw-Down" is defined as losses experienced by a pool over a specified period of time.

     (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.

     (c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the pool during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by any subsequent month's ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the pool is in a current draw-down, or was in a current draw-down at the termination or transfer date, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

     For purposes of the Largest Peak-to-Valley Draw-Down calculation, any peak-to-valley draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

     (d) "Annual (Year to Date) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one(1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

     Monthly rate of return ("Monthly ROR") is calculated by dividing each month's net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

                                  THE ADVISORS

     The General Partner has selected Campbell, Eagle, Eckhardt and Rabar as the Partnership's initial trading advisors. Each Advisor will manage the Partnership's assets in accordance with the trading policies set forth above. The Partnership's assets will be initially allocated in the following approximate percentages: Campbell -- 35%; Eagle -- 20%; Eckhardt -- 10%; and Rabar -- 35%. The General Partner, consistent with its fiduciary duties to the limited partners, may modify these allocations at any time in its sole discretion. Future allocations to the Advisors or additional advisors will be made at the discretion of the General Partner. In selecting Advisors for the Partnership, the General Partner considered past performance, trading style, volatility of markets traded and fee requirements. Each Advisor had (i) a minimum of five years of performance and (ii) a trading style that blended well with the other Advisors. Each of the Advisors will be responsible only for trading the assets of the Partnership allocated to it. Each Advisor will trade independently of the others.

     Based on the historical trading patterns of the programs initially selected to trade the Partnership's assets, the overall portfolio will have approximately 77% of its trading concentrated in the global financial futures markets, including contracts on U.S. and international interest rates and global stock market indices, and foreign currency contracts and forwards. Initially, approximately 23% of the Partnership's trading will be in other commodity futures markets including energy, metals and agricultural products. This portfolio concentration may change in the future as allocations to the existing advisors change, advisors are removed or change strategies and new advisors are added to the Partnership.

     The contracts traded in the Advisors' programs as of August 31, 1998 are:

LONG-TERM INTEREST RATES

US
Treasury Notes (5-Year)
Treasury Notes (10-Year)
Treasury Bonds (30-Year)
Muni Bonds

Canada
Canadian 10-Year Bonds

Europe
German BOBL
German 2-Year (Schatz)
German Bund
UK Long Gilt
French Notional Bond
Italian Government Bond
Spanish 10-Year Bond

Asia/Pacific
Australian Bond (3-Year)
Australian Bond (10-Year)
Japanese Government Bond

STOCK INDICES

S&P 500 Mini Index
S&P 500 Index
London FT-SE
DAX (Germany)
CAC-40 (France)
Spanish Stock Index
All Ordinaries Index
  (Australia)
Hang Seng Index (Hong Kong)
Nikkei Index (Japan)

SHORT-TERM INTEREST RATES

US
Eurodollar

Europe
French PIBOR
Spanish MIBOR
Short Sterling
Euroswiss
Euromarks
Eurolira

Canada
Canadian Banker's Acceptance
Notes
Canadian 90-Day

Asia/Pacific
Euroyen
Australian Bank Bills
Australian 90-Day

CURRENCIES

US/Americas
Dollar Index
Canadian Dollar
Mexican Peso

Europe
Austrian Schilling
Belgian Franc
British Pound
Danish Krone
Deutsche Mark
Dutch Guilder
ECU
Finnish Marrka
French Franc
Italian Lira
Norwegian Krone
Swedish Krona
Swiss Franc
Spanish Peseta

Asia/Pacific
Australian Dollar
Hong Kong Dollar
Japanese Yen
New Zealand Dollar
Singapore Dollar

Africa
South African Rand

       CURRENCY CROSS RATES
       --------------------          AGRICULTURE      METALS           ENERGY
  British Pound/Deutsche Mark     Grains/Oilseed     Precious  Crude Oil (West Texas)
  British Pound/Japanese Yen      Soybeans           Gold      Crude Oil (Brent)
  British Pound/Swiss Franc       Soybean Oil        Silver    Gas Oil
  Deutsche Mark/Japanese Yen      Soybean Meal                 Natural Gas
  Deutsche Mark/Swiss Franc       Corn               Base      Heating Oil
  Deutsche Mark/Italian Lira      Chicago Wheat      Aluminum  Unleaded Gas
  Deutsche Mark/French Franc      KC Wheat           Copper
  Swiss Franc/Japanese Yen        Minneapolis Wheat  Lead
  Swedish Krona/Danish Krone                         Tin
  Japanese Yen/Italian Lira       Softs              Nickel
  Canadian Dollar/Japanese Yen    Coffee             Zinc
  Australian Dollar/Japanese Yen  Cocoa
                                  Sugar
                                  Orange Juice
                                  Cotton
                                  Livestock
                                  Lean Hogs

     None of the Advisors or their principals currently own any Units, although they are not precluded from purchasing Units.

     Except as noted below, there has been no administrative, civil or criminal action during the preceding five years or ever, either threatened, pending or completed against any Advisor or its principals that would be material to an investor's decision whether or not to purchase Units.

     The following descriptions include background information, information concerning each Advisor's trading strategy and the performance record for each Advisor. Investors should note that the summaries of trading strategies were prepared by each Advisor and may emphasize different aspects of each Advisor's trading. Consequently, comparison of the strategies may prove difficult or impossible. In any event, each Advisor's trading strategies are proprietary and confidential, and the summaries are therefore general in nature.

     Table A-1 and, where applicable, Table A-2, for each Advisor include the performance of each program or portfolio that the Advisor will initially use to trade the Partnership's account. In the case of Campbell, Table A-1 (Financial, Metal & Energy Small Portfolio) presents the actual performance of accounts traded pursuant to that method for the period covered by the table. In the case of Eagle, Table A-1 (Eagle-Global System) and Table A-2 (Eagle-FX System) present the actual performance of accounts traded pursuant to those systems for the periods covered by the tables. In the case of Eckhardt, Table A-1 (Global Financial Program) presents the actual performance of accounts traded pursuant to that method for the period covered by the table. In the case of Rabar, Table A-1 (Diversified Program) presents the actual performance of accounts traded pursuant to that method for the period covered by the table.

     Table B-1 and, where applicable, Table B-2 for each Advisor were prepared by the General Partner and set forth the results of each program or portfolio that the Advisor will use for the Partnership's account for the period January 1993 (October 1995 in the case of Eagle's Global System and November 1997 in the case of Eckhardt's Global Financial Program) through August 31, 1998, adjusted for all Advisors to take into account the brokerage, management and incentive fees and other expenses (including expenses of the initial offering) to be paid by the Partnership and interest to be earned by the Partnership. Partnership interest was estimated using historical 30-day Treasury bill rates of the time period presented on Table B-1 and B-2. Such rates may be higher than current 30-day Treasury bill rates that will be used to calculate Partnership interest income. The application of historical rates may compare more closely to the Advisors' interest income which was most likely earned at the then prevailing interest rates of a particular time period.

     Table C was prepared by the General Partner and sets forth both a composite of actual monthly rates of return as presented on each of the Advisors' programs traded for the Partnership and a hypothetical composite adjusted performance record of the programs using the pro forma rates of return derived in Tables B-1 and B-2 for the period November 1997 through August 31, 1998 (the common period of time in which all programs or portfolios were trading). Table C appears at page 119.

     As of August 31, 1998, the aggregate funds under management by the Advisors were $2.2 billion (excluding notional funds) and $2.4 billion (including notional funds).

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

CAMPBELL & COMPANY, INC.

BACKGROUND

     Campbell & Company, Inc. ("Campbell") is a Maryland corporation organized in April 1978 as a successor to a partnership originally formed in January 1974. Its offices are located at 210 West Pennsylvania Avenue, Suite 770, Baltimore, Maryland 21204, and its main telephone number is 410-296-3301. Campbell has been registered with the Commodity Futures Trading Commission ("CFTC") as a Commodity Trading Advisor since May 1978 and a Commodity Pool Operator since September 1982, and is a member of the National Futures Association ("NFA") in such capacities.

PRINCIPALS

     Below is biographical information on the principals of Campbell in alphabetical order.

     Richard M. Bell, 45, began his employment with Campbell in May 1990 and serves as a Senior Vice President -- Trading. His duties include managing daily trade execution for the assets under Campbell's management. From September 1986 through May 1990, Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange ("PHLX") and Philadelphia Board of Trade ("PBOT"). From July 1975 through September 1986 Mr. Bell was a stockholder and executive vice-president of Tague Securities, Inc., a registered broker-dealer. Mr. Bell owns a PHLX seat and a Philadelphia Currency Participation, which are leased out. Mr. Bell graduated from Lehigh University with a B.S. in Finance.

     D. Keith Campbell, 55, has served as the Chairman of the Board of Directors of Campbell since it began operations, was President until January 1, 1994 and Chief Executive Officer until January 1, 1998. Mr. Campbell is the sole voting stockholder. From 1971 through June 1978 he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since January 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the Fund. Since then he has applied various technical trading models to numerous discretionary commodity trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator and is registered as an Associated Person of Campbell.

     William C. Clarke, III, 47, joined Campbell in June 1977. He is Executive Vice President -- Research and a Director of Campbell. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is registered as an Associated Person of Campbell.

     Bruce L. Cleland, 51, joined Campbell in January 1993. Mr. Cleland serves as President, Chief Executive Officer and a Director of Campbell. Prior to 1994, he was Executive Vice President. From May 1986 through December 1992, Mr. Cleland had served in various principal roles with the following firms: president, F&G Management, Inc., a commodity trading advisor; president, Institutional Brokerage Corp., a floor broker; president, Institutional Advisory Corp., a commodity trading advisor and commodity pool operator; president, Hewlett Trading Corporation, a commodity pool operator; principal of Institutional Energy Corporation, an introducing broker. In March 1973, Mr. Cleland was employed in London by Rudolf Wolff & Company, a founding member of the London Metal Exchange. In July 1978, Mr. Cleland moved to New York to work with Rudolf Wolff Futures Inc., a futures commission merchant, where he served as president from January 1982 until April 1986. Mr. Cleland graduated in 1969 from Victoria University in Wellington, New Zealand where he received a Bachelor of Commerce and Administration degree. Mr. Cleland is registered as an Associated Person and is a Director of Campbell.

     Xiaohua Hu, 34, serves as a Vice President -- Research. He has been employed by Campbell since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1992 to 1994 he was employed in Japan by Line System as a software engineer, where he participated in the research and development of computer software, including programs for production systems control and software development. Mr. Hu received his B.A. in Manufacturing Engineering from Changsha University of Technology in China in 1982. He went on to receive an M.A. and Ph.D. in

Systems and Information Engineering from the Toyohashi University of Technology, in Japan, in 1987 and 1992 respectively, During his studies at Toyohasi, Xiaohua was also a Visiting Researcher in Computer Science and Operations Research and published several research papers.

     Phil Lindner, 44, serves as Vice President -- Information Technology. He has been employed by Campbell since October 1994, became the IT Director in March 1996, and Vice President in January 1998. He oversees Campbell's computer and telecommunications systems, including a staff of programmers that program proprietary applications for Campbell's Trading, Fund Administration, and Accounting functions, and provide complete computer systems support to all Campbell employees. Prior to joining Campbell, Mr. Lindner worked as a programmer and manager for Amtote, a provider of race-track computer systems.

     James M. Little, 52, joined Campbell in April 1990 and serves as Executive Vice President -- Marketing and as a Director of Campbell. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From March 1989 through April 1990 Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From January 1984 through March 1989 he was the chief executive officer of James Little & Associates, Inc., a registered introducing broker, commodity pool operator and registered broker-dealer. Mr. Little has extensive experience in the futures industry having worked in the areas of hedging, floor trading and managed futures. He is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little is registered as an Associated Person of Campbell.

     Theresa D. Livesey, 35, joined Campbell in 1991 and serves as the Chief Financial Officer, Secretary, Treasurer, and a Director of Campbell. In addition to her role as CFO, Ms. Livesey also oversees administration and compliance at Campbell. From December 1987 to June 1991 she was employed by Bank Maryland Corp, a publicly held company. When she left she was vice president and chief financial officer. Prior to that time, she worked with Ernst & Young. Ms. Livesey is a C.P.A. and has a B.S. in Accounting from the University of Delaware.

     V. Todd Miller, 36, serves as a Vice President -- Research. He has been employed by Campbell since 1994 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1993 to 1994, Mr. Miller was an assistant professor in the department of Computer Information Science at the University of Florida, where he taught classes in object-oriented programming, numerical analysis and programming in C, C++ and LISP. Mr. Miller holds a variety of degrees from the University of Florida, beginning with an Associates degree in architecture. He followed that in 1986 with a B.A. in Business with a concentration in computer science. In 1988 he received his M.A. in Engineering with a concentration in artificial intelligence. He completed his education in 1993 with a Ph.D. in Engineering with a concentration in computer simulation.

     Albert Nigrin, 36, serves as a Vice President -- Research. He has been employed by Campbell since 1995 in the Research Department, where he has a major role in the ongoing research and development of Campbell's trading systems. From 1991-1995 Mr. Nigrin was an assistant professor in the department of Computer Science and Information Systems at American University in Washington D.C., where he taught classes in artificial intelligence, computer programming and algorithms to both graduate and undergraduate students. While teaching, he also wrote and published a book with MIT Press, Neural Networks for Pattern Recognition. Mr. Nigrin received a B.A. in Electrical Engineering in 1984 from Drexel University. He then proceeded directly to a Ph.D. program and received his degree in Computer Science in 1990 from Duke University, where his doctoral studies concentrated in the areas of artificial intelligence and neural networks.

     Markus Rutishauser, 37, serves as Vice President -- Trading, and has been employed by Campbell & Company since October 1993, with responsibility for day-to-day foreign exchange trading. Prior to joining Campbell, Mr. Rutishauser worked two years at Maryland National Bank in Baltimore as an Assistant Vice President in Foreign Exchange trading. Prior to that he was employed by Union Bank of Switzerland, spending four years in their Zurich office and another four years in their New York office, in the Foreign Exchange Department. Mr. Rutishauser graduated from the University of Fairfield with a degree in Finance. He subsequently completed his MBA at the University of Baltimore in January 1996.

     David M. Salmon, 57, is a Director of Campbell. Since January 1976 Mr. Salmon has participated actively as a consultant in the development and implementation of research and trading software at Campbell. Prior to his work with Campbell, Mr. Salmon worked in the field of systems development and optimization with Systems Control, Inc. and Stanford Research Institute. Mr. Salmon holds a B.S.E.E. from the University of Auckland, New Zealand, an M.S.E.E. from Northeastern University and a Ph.D. in Electrical Engineering from the University of Illinois, Urbana.

     C. Douglas York, 40, has been employed by Campbell since November 1992. He is a Senior Vice President -- Trading for Campbell. His duties include managing daily trade execution for foreign exchange markets and forward contracts on precious metals and energy markets. Prior to joining Campbell, Mr. York was the Global Foreign Exchange Manager for Black & Decker. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is registered as an Associated Person of Campbell.

     Principals of Campbell may trade futures interests for their own accounts. In addition, Campbell manages proprietary accounts for its deferred compensation plan and a principal. The Advisor and its principals reserve the right to trade for their own accounts. There are no written procedures for proprietary trading. Trading records for all proprietary trading are available for review by clients upon reasonable notice.

TRADING STRATEGY

     Campbell currently offers seven distinct trading portfolios, including the Global Diversified Large Portfolio, the Global Diversified Small Portfolio, the Financial, Metal & Energy Large Portfolio ("FME Large"), the Financial, Metal & Energy Small Portfolio ("FME Small"), the Foreign Exchange Portfolio, the Interest Rates, Stock Indices, and Commodities Portfolio, and the Ark Portfolio. The General Partner and Campbell have agreed that Campbell will initially trade on behalf of the Partnership utilizing only the FME Small Portfolio. When Campbell's allocation of the Partnership's assets exceeds $10 million, Campbell will trade pursuant to the FME Large Portfolio on behalf of the Partnership. The Financial, Metal and Energy portfolios trade contracts in the following market sectors: interest rates, stock indices, currencies and currency cross rates, energy and metals.

     Campbell's trading models are designed to detect and exploit medium-term to long-term price trends, and also to apply proven risk management and portfolio management principles. The concepts on which the trading models are based were originally developed in 1976 and 1980, but since that time they have continued to evolve as a result of Campbell's continuing commitment to creative research.

     Campbell believes that utilizing multiple trading models for the Partnership provides diversification, and is most beneficial when numerous contracts of each commodity are traded. Five trend-following trading models and a sixth model that sometimes trades with the trend and sometimes trades against the trend are presently used. The five trend-following models are each utilized for nearly all markets traded by Campbell for the Partnership. The sixth model that includes some contra-trend techniques is utilized only for the S&P 500 market (and the soybean market, which will not be traded in the Partnership's portfolio). More or fewer trading models may be used in the future. The trading models are primarily different in their sensitivity to price action. One model, for example, may establish a position relatively quickly and risk a comparatively small amount of capital, while another model may establish a position less quickly and risk more capital. The models may also vary as to the time or price at which the transactions determined by them are signaled. For example, one model may establish a position at any time during the day after a price level has been reached, while another may establish a position only at the opening or closing of the market on the same day. It is possible that one model may establish a long position while another model establishes a short position in the same market. Since it is unlikely that both positions would prove profitable, in retrospect one or both trades will appear to have been unnecessary. It is Campbell's policy to follow trades signaled by each model independent of what the other models may be recommending.

     Over the course of a long-term trend, there are times when the risk of the market does not appear to be justified by the potential reward. In such circumstances some of Campbell's trading models may exit the position prior to the end of the trend. While there is some risk to this method (for example, being out of the market during a significant portion of a trend), Campbell's research indicates that this is well compensated for by decreased volatility of performance.

     Over the past several years, Campbell's research has resulted in several model changes and portfolio enhancements that have increased the quality of returns (i.e., decreased variability or volatility of performance, while still maintaining attractive returns).

     Campbell expects to develop additional trading models and to modify models currently in use and to employ such models for the Partnership. The models currently in use by Campbell may be eliminated from use if Campbell ever believes such action is warranted.

     While Campbell normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the models. Such modifications may not necessarily be beneficial to the results achieved.

     Campbell applies a portfolio management strategy to measure and manage overall portfolio risk. This strategy includes portfolio structure, balance, capital allocation, and risk limitation. One objective of portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that during periods of reduction in position size the return that would have been realized had the account been fully invested would be reduced.

     Campbell may, from time to time, add or delete contracts from the Partnership's portfolio, or increase or decrease the total number of contracts held, based on increases or decreases in the assets in an account, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors that Campbell deems relevant.

FINANCIAL, METAL & ENERGY PORTFOLIOS

     Currently, two versions of the Financial Metal & Energy Portfolio are offered. FME Small trades in foreign currencies, precious and base metals, energy products, stock market indices and interest rates. FME Large is appropriate for accounts greater than $10 million. It is the same as FME Small but adds certain contracts that trade in the forward foreign currency markets which do not have futures equivalents. Prior to February 1995, all Financial, Metal & Energy accounts were traded together in the FME Large Portfolio. The FME Small Portfolio began in February 1995, when accounts smaller than $10 million were transferred from the FME Large to the FME Small Portfolio. The data in the composite table does not reflect the performance of any one account. An individual account may have realized more or less favorable results than the composite indicates.

MARKET SECTORS

     Distribution of markets traded by volatility weighting:

                                                       FME-SMALL    FME-LARGE
                                                       ---------    ---------
Currencies.........................................       43.2%        43.8%
Interest rates.....................................       20.7%        20.5%
Stock indices......................................       17.9%        17.7%
Base metals........................................        5.2%         5.1%
Precious metals....................................        0.4%         0.4%
Energy.............................................       12.6%        12.5%
          Total....................................      100.0%       100.0%

PERFORMANCE OF CAMPBELL & COMPANY, INC.

     Table A-1 reflects the composite capsule performance results of all accounts traded according to the Financial, Metal & Energy Small Portfolio of Campbell for the period April 1983 (inception of trading) through August 31, 1998.

     Table A-2 reflects the composite capsule performance results of all accounts traded according to the Financial, Metal & Energy Large Portfolio of Campbell for the period April 1983 (inception of trading) through August 31, 1998.

     Table A-3 reflects the composite capsule performance results of all other trading programs directed by Campbell for the time periods indicated on the table.

                                   TABLE A-1
                            CAMPBELL & COMPANY, INC.
                  FINANCIAL, METAL & ENERGY SMALL PORTFOLIO(1)
       APRIL 1983 (INCEPTION OF TRADING PROGRAM) THROUGH AUGUST 31, 1998

                                                                  Percentage Monthly Rate of Return
---------------------------------------------------------------------------------------------------------------------------------
                                                   1998         1997         1996          1995         1994         1993
---------------------------------------------------------------------------------------------------------------------------------
 January..................................       2.80         3.85         8.80         (4.53)       (4.67)       (0.71)
 February.................................      (2.34)        1.63        (5.20)     (1) 4.92        (6.81)       13.74
 March....................................       5.81        (1.75)        4.33          9.75         7.00        (5.79)
 April....................................      (5.97)       (3.03)        2.57          1.01        (1.77)        2.99
 May......................................       4.10        (3.01)       (2.11)        (1.42)       (2.78)        2.81
 June.....................................       1.30         3.62         1.41         (2.46)        5.25         2.55
 July.....................................      (4.16)        8.81        (1.71)        (2.76)       (4.36)        5.55
 August...................................       9.77        (5.94)        3.52          7.12        (3.79)       (4.33)
 September................................            -       4.53         1.92         (5.78)        6.91        (4.83)
 October..................................            -       2.32        12.85          1.54         0.36        (6.19)
 November.................................            -       0.59        12.11          0.15        (7.02)        0.59
 December.................................            -       5.41        (4.12)         7.81        (5.07)       (0.08)

 Annual (or Period) Rate of Return........      10.81%       17.30%       37.83%        14.89%      (16.74)%       4.68%
---------------------------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/93-8/31/98)     10.86%
---------------------------------------------------------------------------------------------------------------------------------

                                 SUPPLEMENTAL INFORMATION-ANNUAL RATES OF RETURN FOR PRIOR YEARS
 --------------------------------------------------------------------------------------------------------------------------------
    1992         1991         1990         1989         1988         1987         1986         1985         1984         1983
 --------------------------------------------------------------------------------------------------------------------------------
      13.47%    31.12%       35.24%       42.23%        7.96%       64.38%     (30.45)%...    33.05%       26.96%      (10.34)%
                                                                                                                       9 Months
 --------------------------------------------------------------------------------------------------------------------------------

     Compound Average Annual Rate of Return (4/83-8/31/98)     15.80%
--------------------------------------------------------------------------------

 Inception of Trading by CTA:                           January 1972
 Inception of Trading in Program:                         April 1983(1)
 Number of Open Accounts as of August 31, 1998:                   40
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $1,190,855,038      (8/98)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $1,220,643,237      (8/98)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $   94,000,939      (8/98)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $   97,290,382      (8/98)
 Largest Monthly Draw-Down:
  Past Five-Year and Year-to-Date Period                       7.02%      (11/94)
  Inception of Trading Program to Date                        17.68%      (6/86)
 Largest Peak-to-Valley Draw-Down:
  Past Five-Year and Year-to-Date Period                      31.76%    (8/93-1/95)
  Inception of Trading Program to Date                        41.92%   (4/86-11/86)

--------------------
(1) The Financial, Metal & Energy Small Portfolio ("FME Small") began in February 1995 when accounts smaller than $10 million in size were transferred from the Financial, Metal & Energy Large Portfolio ("FME Large") to the FME Small. Prior to February 1995, all Financial, Metal & Energy accounts were traded together in the FME Large Portfolio. See Table A-2 and footnotes to Tables A-1 and A-2.

Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
                            CAMPBELL & COMPANY, INC.
                   FINANCIAL, METAL & ENERGY LARGE PORTFOLIO
       APRIL 1983 (INCEPTION OF TRADING PROGRAM) THROUGH AUGUST 31, 1998

                                                                  Percentage Monthly Rate of Return
---------------------------------------------------------------------------------------------------------------------------------
                                                   1998         1997         1996          1995         1994         1993
---------------------------------------------------------------------------------------------------------------------------------
 January..................................       3.25         5.26         5.46         (4.53)       (4.67)       (0.71)
 February.................................      (2.38)        2.26        (5.63)         5.85        (6.81)       13.74
 March....................................       4.95        (2.08)        5.62          9.58         7.00        (5.79)
 April....................................      (5.88)       (3.84)        3.49          2.08        (1.77)        2.99
 May......................................       4.34        (1.84)       (1.71)         0.88        (2.78)        2.81
 June.....................................       2.04         2.23         1.29         (0.90)        5.25         2.55
 July.....................................      (3.68)        9.27         0.01         (4.05)       (4.36)        5.55
 August...................................       9.23        (5.14)        1.78          5.83        (3.79)       (4.33)
 September................................        -           4.23         2.47         (3.47)        6.91        (4.83)
 October..................................        -           2.39        12.06          1.20         0.36        (6.19)
 November.................................        -           0.57        12.22         (0.24)       (7.02)        0.59
 December.................................        -           4.95        (4.29)         6.82        (5.07)       (0.08)

 Annual (or Period) Rate of Return........      11.53%       18.75%       35.96%        19.46%      (16.74)%       4.68%
---------------------------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/93-8/31/98)     11.73%
---------------------------------------------------------------------------------------------------------------------------------

                                 SUPPLEMENTAL INFORMATION-ANNUAL RATES OF RETURN FOR PRIOR YEARS
 --------------------------------------------------------------------------------------------------------------------------------
    1992         1991         1990         1989         1988         1987         1986         1985         1984         1983
 --------------------------------------------------------------------------------------------------------------------------------
      13.47%    31.12%       35.24%       42.23%        7.96%       64.38%     (30.45)%...    33.05%       26.96%      (10.34)%
                                                                                                                       9 Months
 --------------------------------------------------------------------------------------------------------------------------------

          Compound Average Annual Rate of Return (4/83-8/31/98)     16.13%
--------------------------------------------------------------------------------

 Inception of Trading by CTA:                           January 1972
 Inception of Trading in Program:                         April 1983
 Number of Open Accounts as of August 31, 1998:                    7
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $1,190,855,038      (8/98)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $1,220,643,237      (8/98)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $  990,281,110      (8/98)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $1,007,781,110      (8/98)
 Largest Monthly Draw-Down:
  Past Five-Year and Year-to-Date Period                       7.02%      (11/94)
  Inception of Trading Program to Date                        17.68%      (6/86)
 Largest Peak-to-Valley Draw-Down:
  Past Five-Year and Year-to-Date Period                      31.76%    (8/93-1/95)
  Inception of Trading Program to Date                        41.92%   (4/86-11/86)

Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
          OTHER TRADING PROGRAMS DIRECTED BY CAMPBELL & COMPANY, INC.
              FOR THE PERIOD JANUARY 1993 THROUGH AUGUST 31, 1998

                       INCEPTION     NUMBER      AGGREGATE ASSETS       AGGREGATE ASSETS                       LARGEST
                          OF           OF           IN PROGRAM             IN PROGRAM          LARGEST        PEAK-TO-
                        TRADING       OPEN         AUGUST 1998            AUGUST 1998          MONTHLY         VALLEY
   NAME OF PROGRAM      PROGRAM     ACCOUNTS   (EXCLUDING NOTIONAL)   (INCLUDING NOTIONAL)    DRAW-DOWN       DRAW-DOWN
---------------------------------------------------------------------------------------------------------------------------
 Global Diversified
 Large Portfolio       Jan-72          1          $71,712,583            $71,712,583          8.45% (2/94    26.05%  (7/93-2/94)
 Global Diversified
 Small Portfolio       Jun-97          9          $13,240,781            $13,540,781          5.92% (4/98     5.92%  (4/98-4/98
 Foreign Exchange
 Portfolio             Nov-90          2           $8,380,580            $17,004,336         11.66%(11/94)   44.73%  (7/93-1/95)
 Interest Rates,
 Stock Indices and
 Commodities ("ISC")
 Portfolio             Feb-96          1          $11,378,133            $11,378,133          6.73%(12/96     9.94% (12/96-4/97
 The Ark Portfolio     Sep-96          8           $1,860,912             $1,935,912         11.86% (7/98)   11.86%  (7/98-7/98
 Diversified
 Portfolio             Jan-72      N/A-Closed      N/A-Closed             N/A-Closed         10.44% (2/94)   32.10%  (7/93-2/94*)
 Global Financial
 Portfolio             Dec-93      N/A-Closed      N/A-Closed             N/A-Closed          5.24% (2/94    19.20% (12/93-1/95*)


                                             PERCENTAGE RATE OF RETURN
                                     (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
   NAME OF PROGRAM          1998        1997        1996        1995        1994        1993
-----------------------------------------------------------------------------------------------
 Global Diversified
 Large Portfolio            6.82       14.95       26.78        6.52        9.61        2.39
                       (8 Months)
 Global Diversified
 Small Portfolio            9.05       13.85          --          --          --          --
                       (8 Months)  (7 Months)
 Foreign Exchange
 Portfolio                 (1.84)      18.19       43.04       26.36      (21.19)      (8.49)
                       (8 Months)
 Interest Rates,
 Stock Indices and
 Commodities ("ISC")
 Portfolio                 18.71       20.52       25.73          --          --          --
                       (8 Months)                    (11)
                                                  Months
 The Ark Portfolio         (2.38)      20.49       19.94          --          --          --
                       (8 Months)              (4 Months)
 Diversified
 Portfolio                    --          --          --       (4.21)       8.52       (5.86)
                                                            (1 Month)
 Global Financial
 Portfolio                    --          --          --        9.30      (13.16)      (2.64)
                                                           (3 Months)               (1 Month)

--------------------

Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    CAMPBELL

                        NOTES TO TABLES A-1, A-2 AND A-3

     For the Global Diversified Small Portfolio, the Diversified Portfolio, the Financial, Metal and Energy Small Portfolio, the Ark Portfolio and the Foreign Exchange Portfolio, Campbell has adopted the "Fully Funded Subset" method of computing rate of return and performance disclosure, referred to as the "Fully Funded Subset" method, pursuant to an Advisory (the "Fully Funded Subset Advisory") published by the CFTC. The Fully Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

     To qualify for the use of the Fully Funded Subset method, the Fully Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully Funded Subset and the resultant rates of return are representative of the trading program. Campbell has performed these tests for periods subsequent to June 30, 1993 for the Diversified Portfolio and Foreign Exchange Portfolio. The same calculations have been performed for the Financial, Metal and Energy Small Portfolio, the Ark Portfolio and the Global Diversified Small Portfolio which commenced trading in February 1995, September 1996 and June 1997, respectively. However, for Portfolios trading prior to the aforementioned dates, due to cost considerations, the Fully Funded Subset Method has not been used. Instead, the rates of return reported are based on a computation which uses the Nominal Account Sizes of all of the accounts included in composites calculated in accordance with the Only Accounts Traded Method ("OAT") as described in Note
(d). Campbell believes that this method yields substantially the same rates of return as would the Fully-Funded Subset Method.

     (a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

     (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the portfolio on a composite basis in any calendar month expressed as a percentage of the total equity in the portfolio and includes the month and year of such draw-down. A small number of accounts in the portfolio composites have experienced monthly drawdowns which are materially larger than the largest composite monthly drawdown. These variances result from such factors as small account size (i.e., accounts with net assets of less than the $500,000 prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client.

     (c) "Largest Peak-to-Valley Draw-Down" is the largest cumulative loss experienced by the portfolio on a composite basis in any consecutive monthly period on a compounded basis and includes the time frame of such drawdown. A small number of accounts in the portfolio composites have experienced peak-to-valley drawdowns which are materially larger than the largest composite peak-to-valley drawdown. These variances result from such factors as small account size (i.e., accounts with net assets of less than the $500,000 prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, trading commissions in excess of the stated average and investment restrictions imposed by the client. In the case where a trading program is in a current draw-down or was in a drawn-down when it closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk(*).

     For purposes of the Largest Peak-to-Valley Draw-Down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

     (d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one
(1) from the product, the product is
exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears in Table A-1 and Table A-2.

     Monthly Rate of Return (Monthly ROR) for the Global Diversified Large Portfolio, the Financial, Metal & Energy Large Portfolio, the Interest Rate, Stock Indices and Commodities Portfolio and the Global Financial Portfolio is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of Monthly ROR, except for accounts which close on the last day of a period in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. Beginning in January 1987, Monthly ROR is calculated using the OAT method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The records of many of the accounts in the tables prior to 1987 do not document the exact day within a month that accounts were opened or closed. Accordingly, there is insufficient data to calculate Monthly ROR during such periods using the OAT method. Campbell & Company has no reason to believe that the pre-1987 annual rates of return would be materially different if the OAT method were used to calculate such returns. The OAT method excludes from the calculation of rate of return those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose Monthly ROR is not distorted by intra-month changes.

     In this Monthly ROR calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly ROR. The excluded accounts include (1) accounts for which there has been a material addition or withdrawal during the month, (2) accounts which were open for only part of the month or (3) accounts which had no open positions during the month due to the intention of permanently closing the account. Such accounts were not charged with material nonrecurring costs during the month.

     Monthly ROR for each month subsequent to June 1993 (Diversified Portfolio and Foreign Exchange Portfolio) and January 1995 (Financial, Metal and Energy Small Portfolio) is calculated by dividing net performance of the Fully Funded Subset by the beginning equity of the Fully Funded Subset, except in periods of significant additions to or withdrawals from the accounts which are in the Fully Funded Subset. In such instances, the Fully Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return calculated pursuant to the Fully Funded Subset method.

ADDITIONAL FOOTNOTE FOR THE FINANCIAL, METALS & ENERGY LARGE PORTFOLIO AND THE FINANCIAL, METALS & ENERGY SMALL PORTFOLIO

     Currently, two versions of the Financial, Metals & Energy Portfolio are offered: the Financial, Metals & Energy Large Portfolio ("FME Large"), and the Financial, Metals & Energy Small Portfolio ("FME Small"). The FME Large Portfolio is appropriate for accounts greater than $10 million in size. Accounts in this portfolio trade certain contracts in the cash markets which do not have futures equivalents. Prior to February 1995, all Financial, Metals & Energy accounts were traded together in the FME Large Portfolio. The FME Small Portfolio began in February 1995, when accounts smaller than $10 million were transferred from the FME Large to the FME Small Portfolio.

ADDITIONAL FOOTNOTE FOR THE GLOBAL DIVERSIFIED PORTFOLIO AND DIVERSIFIED
PORTFOLIO

     As of February 1, 1995, all accounts in the Diversified Portfolio transferred to the Global Diversified Portfolio. The Diversified Portfolio is no longer offered as a trading program.

     Currently, two versions of the Global Diversified Portfolio are offered: the Global Diversified Large Portfolio ("GD Large") and the Global Diversified Small Portfolio ("GD Small"). The GD Large Portfolio is appropriate for accounts greater than $10 million in size. Accounts in this portfolio trade certain contracts in the cash markets which do not have futures equivalents. Prior to June 1997, all Global Diversified accounts were traded in the GD Large Portfolio. The GD Small Portfolio began in June 1997, when accounts smaller than $10 million were transferred from the GD Large Portfolio to the GD Small Portfolio.

                                   TABLE B-1
                            CAMPBELL & COMPANY INC.
                             PRO FORMA PERFORMANCE
                   FINANCIAL, METAL & ENERGY SMALL PORTFOLIO
                    JANUARY 1, 1993 THROUGH AUGUST 31, 1998

                                                              Percentage Monthly Rate of Return
                                         ----------------------------------------------------------------------------
                                            1998         1997         1996         1995         1994         1993
---------------------------------------------------------------------------------------------------------------------
 January...............................       2.51         3.63         9.25        (4.86)       (5.13)       (1.29)
 February..............................      (2.91)        1.14        (5.57)     (1)4.96        (7.17)       12.28
 March.................................       5.83        (1.67)        4.38         9.77         6.59        (5.34)
 April.................................      (4.90)       (2.81)        2.45         1.08        (2.38)        2.27
 May...................................       4.04        (3.15)       (2.67)       (1.28)       (3.19)        2.14
 June..................................       1.23         3.32         1.19        (2.15)        4.84         2.39
 July..................................      (4.04)        8.15        (1.87)       (2.72)       (4.82)        4.62
 August................................       8.99        (5.97)        3.10         7.40        (3.90)       (4.28)
 September.............................      --            4.06         2.03        (5.67)        6.42        (4.29)
 October...............................      --            1.75        13.25         1.55        (0.12)       (5.71)
 November..............................      --            0.25        11.18         0.05        (7.37)        0.16
 December..............................      --            4.87        (3.82)        7.64        (5.60)       (0.55)

 Annual (or Period) Rate of Return.....      10.34%       13.46%       35.83%       15.36%      (20.93)%       1.01%
--------------------------------------------------------------------------------------------------------
                                                    Compound Average Annual Rate of Return (1/93-8/31/98)         8.25%
-------------------------------------------------------------------------------------------------------------------------------

  Largest Monthly Draw-Down:                            7.37%       (11/94)
  Largest Peak-to-Valley Draw-Down:                    35.27%   (8/93-1/95)

(1) The FME Small Portfolio began in February 1995 when accounts smaller than $10 million in size were transferred from the FME Large Portfolio to the FME Small Portfolio. Prior to February 1995, all Financial, Metal & Energy accounts were traded together in the FME Large Portfolio. See Table A-2 and footnotes to Tables A-1 and A-2.

--------------------

Notes appear at page 76

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

EAGLE TRADING SYSTEMS INC.

BACKGROUND

     Eagle Trading Systems Inc. ("Eagle") is a Delaware corporation formed in May, 1993 to provide commodity trading advisory services to selected clients. Eagle has been registered with the CFTC as a commodity pool operator and a CTA since June 22, 1993, and is a member of the NFA. All of Eagle's stock is owned directly and in trust by Liora and Menachem Sternberg, who are directors of Eagle. Eagle acquired all right, title and interest in the Eagle systems as of March 31, 1993 and continues the systematic advisory services, pursuant to the Eagle systems, previously provided by Tiverton Trading Incorporated ("Tiverton") whose principal is unrelated to Eagle. Eagle has been independently responsible for the operation of the Eagle systems since August 1, 1993. The business offices of Eagle are located at 47 Hulfish Street, Princeton, New Jersey 08542, telephone (609) 688-2060, facsimile (609) 688-2099.

PRINCIPALS

     Menachem Sternberg is the Chairman of the Board and Chief Executive Officer of Eagle and is a member of the NFA. Mr. Sternberg also is a shareholder and a Director of Eagle Systems Development Ltd., a Bermuda corporation engaged in the research and development of trading programs, systems and products. Prior to joining Eagle in January 1997, Mr. Sternberg was a Senior Vice President and senior trader at Caxton Corporation, ("Caxton"), and since July 1995, also was a principal of Caxton Associates L.L.C. Caxton is a New York based money management firm investing in the foreign exchange, global financial, and commodities markets.

     Prior to joining Caxton in 1992, Mr. Sternberg was the President and a director of Tiverton, a registered commodity trading advisor. From August 1989 to December 1991, Mr. Sternberg also was a Managing Director of Global Research and Trading Ltd., a corporation engaged in the research and development of trading and investment strategies in the futures, forward and option markets. Prior thereto, Mr. Sternberg was employed by Commodities Corporation, (U.S.A.) ("CC (U.S.A.)") from 1979 until December 31, 1989, first as a research consultant and subsequently as a First Vice President of CC (U.S.A.). In 1986, he became an employee of Tiverton in addition to his employment at CC (U.S.A.). Prior to joining CC (U.S.A.), Mr. Sternberg was a systems analyst.

     Mr. Sternberg received a B.A. cum laude from Tel Aviv University and a Ph.D. in Economics from Princeton University. His doctoral dissertation, entitled "Uncertainty and the Use of Forward Contracts", dealt with theoretical issues concerning hedging and market behavior. In addition to his involvement in global financial markets, Mr. Sternberg has advised governmental and corporate clients as an economic consultant, and has authored numerous research and academic papers. He also has served on the faculty of Ben Gurion University and as a visiting scholar at Princeton University.

     Liora Sternberg is the President and a Director of Eagle and is a member of the NFA. Mrs. Sternberg has been involved in the computer industry since 1977. Mrs. Sternberg also is a shareholder and a Director of Eagle Systems Development Ltd., a Bermuda corporation engaged in the research and development of trading programs, systems and products. Starting in October 1982, she was employed by Menorah Insurance Company Ltd. as a system analyst, in charge of designing financial applications. From January 1984 until January 1992, she was managing the General Insurance computer applications department. Mrs. Sternberg initiated and supervised the development and implementation of a wide range of computer support systems, both at the management and operational levels. Her position required involvement in key management and business decisions of the company. Starting in January 1992, Mrs. Sternberg devoted her time to the study of financial markets and the design of computerized trading systems. In May 1993, Mrs. Sternberg formed and became the President of Eagle. Mrs. Sternberg received a B.A. in Computer Science and Philosophy from Bar Ilan University in 1982.

     Nancy Goldak is a Vice President of Eagle in charge of trade executions and operations. Prior to joining Eagle in May 1994, Mrs. Goldak was a Vice President of Reynwood Trading Corporation and managed its trading desk since November 1987. Before joining Reynwood, Mrs. Goldak performed duties involving treasury cash management, compliance and brokerage operations for CC (U.S.A.) N.V. from November 1979 to October 1987.

TRADING APPROACH

SYSTEMATIC TRADING APPROACH

     Eagle offers advisory services pursuant to a systematic trading approach. The approach is a computerized technical, trend-following approach which is based upon the systematization of strict trading rules, money management principles and volatility adjustment features. The systematic trading approach is designed to participate in intermediate and long-term trends while avoiding markets with excessive volatility. Decisions to initiate or liquidate positions are dependent upon computer-generated signals which are based on mathematical analysis of closing market prices and the incorporation of money management principles and predetermined risk parameters. Volatility adjustment features are designed to trigger profit-taking decisions and to avoid markets which exhibit excessive volatility.

Eagle's systematic trading approach has served as a conceptual framework for the development of its trading systems. The systems were developed with the use of artificial intelligence techniques which were applied to simulate the operation of diverse combinations of trading rules using up to 15 years of historical market data (to the extent available). Once the systems are used in actual trading, they are constantly monitored and the trading rules are reevaluated to identify any need for refinements or modifications. The systems' trading rules incorporate trend-following elements, money management principles, predetermined risk parameters and volatility adjustment features. The systems are designed to trade on a fully-invested basis in markets exhibiting orderly intermediate and long-term trends, while avoiding markets characterized by excessive volatility or sharp price corrections. Sharp price corrections or high volatility will generally trigger a scale-down or even complete liquidation of positions.

TRADING PROGRAMS

Eagle offers three trading programs, all of which incorporate the trading concepts embedded in its systematic trading approach. Eagle will initially trade two programs on behalf of the Partnership. The Eagle-Global System will initially be allocated two-thirds of the assets allocated to Eagle and the Eagle-FX System will initially be allocated one-third of the assets. Markets and instruments traded may change from time to time.

The Eagle System presently tracks and may trade up to 38 different futures and forward markets trading on exchanges in the U.S. and abroad. The system covers a wide variety of commodities, currencies and U.S. and global financial markets. On April 1, 1995, the Eagle System added 8 global markets to those previously traded, and recently, another global market and natural gas were added. Eagle trades all major commodity futures sectors including U.S. and international financial instruments, currencies, stock indices, agricultural and meat products, energy products, and metals.

The Eagle-Global System is identical to the Eagle System except for the exclusion of eight less liquid commodity markets (cocoa, coffee, cotton, soybean meal, soybean oil, pork bellies, live cattle, and live hogs) from the 38 markets that the Eagle System tracks and in which it may trade. The Eagle-Global System commenced trading on August 1, 1995.

The Eagle-FX System presently tracks and may trade up to 17 different foreign currencies including all the major foreign currencies. The system's trading is executed by using forward contracts in the interbank foreign exchange markets. The system's trading rules are similar to the ones used by the Eagle System, with some modifications in view of the special nature of the currencies markets.

     Based on actual 1997 trading, the volume of trading by market sector for the blended portfolio initially selected to be traded by Eagle would be:

Foreign currencies.................................     40.0%
Interest rates.....................................     37.6%
Stock indices......................................      0.6%
Agricultural products..............................      8.7%
Energy complex.....................................      8.5%
Metals.............................................      4.6%
Total..............................................    100.0%

     Eagle's Trading approach does not differ by commodity contract or sector. All contracts and sectors use the same parameters and signal generator rules. The weightings of contracts and sectors are dynamic and change constantly. No predetermined or fixed weightings are used. The weightings depend on volatility and opportunities in specific markets.

     Generally, when initiating a new account to trade pursuant to one of Eagle's systems, a phase-in period will occur during which the account will gradually become fully-invested as new signals are being generated by the system. Eagle will not attempt to initiate positions for a new client similar to the positions then held by existing clients unless, in Eagle's sole discretion and judgment, Eagle believes that such positions can be initiated within the same predetermined risk parameters which existed when the positions were initiated for the existing clients. Accordingly, new accounts may experience materially different performance from existing accounts until such time as they become fully invested.

PAST PERFORMANCE OF EAGLE TRADING SYSTEMS INC.

     Table A-1 reflects the composite capsule performance results of all accounts traded according to the Eagle-Global System for the period October 1995 through August 31, 1998.

     Table A-2 reflects the composite capsule performance results of all accounts traded according to the Eagle-FX System for the period September 1991 (inception of trading) through August 31, 1998.

     Table A-3 reflects the composite capsule performance results of the Eagle System, the only other trading program directed by Eagle for the time periods indicated on the table.

                                   TABLE A-1
                          EAGLE TRADING SYSTEMS, INC.
                              EAGLE-GLOBAL SYSTEM
                     OCTOBER 1995* THROUGH AUGUST 31, 1998

                                                                      Percentage monthly rate of return
-------------------------------------------------------------------------------------------------------------------------
                                                                   1998         1997         1996          1995
-------------------------------------------------------------------------------------------------------------------------
 January....................................................       8.29         5.05         8.90           -
 February...................................................      (0.10)        5.40       (13.14)          -
 March......................................................       3.89       (11.80)       (0.94)          -
 April......................................................      (1.33)        1.94         5.78           -
 May........................................................      11.12        (4.23)      (10.04)          -
 June.......................................................      (1.79)        0.88         1.34           -
 July.......................................................      (6.17)       16.95       (12.73)          -
 August.....................................................      20.13        (5.57)        5.14           -
 September..................................................        -          10.72        18.64           -
 October....................................................        -          (7.33)       27.67          0.55
 November...................................................        -           1.05         8.14          2.36
 December...................................................        -           9.17        (7.71)        (2.44)
 Annual (or Period) Rate of Return..........................      36.41%       20.23%       25.34%         0.41%
-------------------------------------------------------------------------------------------------------------------------
                                                Compound Average Annual Rate of Return (10/95-8/31/98)         28.21%
-------------------------------------------------------------------------------------------------------------------------

Inception of Trading by CTA:                            August 1993 (All trading for Eagle)
 Inception of Trading in Program*:                       August 1995
 Number of Open Accounts as of August 31, 1998:                   11
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $  500,318,154      (8/98)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $  557,928,559      (8/98)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $  212,442,094      (8/98)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $  257,639,832      (8/98)
 Largest Monthly Draw-Down*:                                  13.14%      (2/96)
 Largest Peak-to-Valley Draw-Down:                            27.59%   (2/96-7/96)

* Inception of trading in program began in August 1995. October 1995 is the date this program became eligible to use the Fully Funded Subset Method to compute Rate of Return. The largest monthly draw-down including the period August 1995 and September 1995 was 14.29%. The rates of return based upon the accounts' actual account sizes appear in the "Notes to Tables A-1, A-2 and A-3."
--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
                          EAGLE TRADING SYSTEMS, INC.
                                EAGLE-FX SYSTEM
         SEPTEMBER 1991 (INCEPTION OF TRADING) THROUGH AUGUST 31, 1998

                                                                  Percentage Monthly Rate of Return
---------------------------------------------------------------------------------------------------------------------------------
                                                1998         1997         1996         1995         1994         1993
---------------------------------------------------------------------------------------------------------------------------------
 January...................................     (2.34)         8.69        10.94        (0.58)      (8.62)       (2.51)
 February..................................      0.15         10.93        (5.10)       15.48       (6.15)        3.29
 March.....................................     (1.08)        (0.67)       13.26        17.30       (0.37)       (4.47)
 April.....................................    (11.97)         4.49         4.75         2.08        1.08        (1.77)
 May.......................................      3.20          0.32        (3.57)      (10.96)      (3.65)        2.35
 June......................................     (4.32)        (0.93)       (1.22)       (1.93)      11.48         1.81
 July......................................     (0.15)        15.45        (3.63)       (2.16)       4.02         0.23
 August....................................      1.92         (2.53)       (0.92)        1.40      (16.13)        1.23
 September.................................       -           (1.72)       11.75        (0.96)       1.57         2.79
 October...................................       -           (2.38)        5.99        (0.30)      10.33        (0.86)
 November..................................       -           (0.61)        2.78        (2.54)     (12.92)        1.59
 December..................................       -            1.41         2.24        (9.66)       1.09        (3.38)

 Annual (or Period) Rate of Return.........    (14.42)%       35.34%       41.40%        3.54%     (20.16)%      (0.07)%
---------------------------------------------------------------------------------------------------------------------------------
                                                                  Compound Average Annual Rate of Return (1/93-8/31/98)     5.48%
---------------------------------------------------------------------------------------------------------------------------------

                                                        SUPPLEMENTAL INFORMATION-ANNUAL RATES OF RETURN FOR PRIOR YEARS
                                                                          ----------------------
                                                                           1992            1991
                                                                          ----------------------
                                                                            21.95%       26.02%
                                                                                        4 Months
                                                                          ----------------------
                                                                  Compound Average Annual Rate of Return (9/91-8/31/98)    11.02%
---------------------------------------------------------------------------------------------------------------------------------

 Inception of Trading by CTA:                        August 1993 (All trading for Eagle)
 Inception of Trading in Program:                    August 1993 (Eagle FX traded exclusively by Eagle)
                                                     September 1991 (Eagle FX System traded under management of Tiverton)
 Number of Open Accounts as of August 31, 1998:                12
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                      $500,318,154       (8/98)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                      $557,928,559       (8/98)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $78,681,996       (8/98)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $91,094,663       (8/98)
 Largest Monthly Draw-Down:                                16.13%       (8/94)
 Largest Peak-to-Valley Draw-Down:                         24.68%    (5/95-12/95)

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
         OTHER TRADING PROGRAMS DIRECTED BY EAGLE TRADING SYSTEMS, INC.
              FOR THE PERIOD JANUARY 1993 THROUGH AUGUST 31, 1998

                                        INCEPTION                AGGREGATE ASSETS      AGGREGATE ASSETS
                                            OF       NUMBER         IN PROGRAM            IN PROGRAM          LARGEST
                                        TRADING IN   OF OPEN       AUGUST 1998           AUGUST 1998          MONTHLY
           NAME OF PROGRAM               PROGRAM    ACCOUNTS   (INCLUDING NOTIONAL)  (EXCLUDING NOTIONAL)    DRAW-DOWN
-------------------------------------------------------------------------------------------------------------------------
 Eagle System.........................  Sep-89(1)           6     $209,194,064          $209,194,064        19.42% (2/96)
-------------------------------------------------------------------------------------------------------------------------


                                              LARGEST                               PERCENTAGE RATE OF RETURN
                                           PEAK-TO-VALLEY                   (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
           NAME OF PROGRAM                   DRAW-DOWN             1998        1997        1996        1995        1994        1993
------------------------------------------------------------------------------------------------------------------------------------
 Eagle System.........................    28.09% (2/96-9/96)      46.58       26.59       17.88       72.74       29.13       56.05
                                                              (8 Months)
------------------------------------------------------------------------------------------------------------------------------------


  (1) September 1989 (Trading of Eagle System under Tiverton)
  August 1993 (Eagle System trading exclusively by Eagle)

--------------------
 Notes follow Table
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                           EAGLE TRADING SYSTEMS INC.

                        NOTES TO TABLES A-1, A-2 AND A-3

     In the preceding performance summary, Eagle has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully Funded Subset Advisory") published by the Commodity Futures Trading Commission. The Fully Funded Subset refers to that subset of accounts included in the applicable composite which if funded entirely by actual funds (as defined in the Advisory).

     To qualify for use of the Fully-Funded Subset method, the Fully Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meets two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Eagle has performed these tests.

     (a) "Draw-Down" is defined as losses experienced by a program over a specified period of time.

     (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

     (c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such draw-down is not equaled or exceeded by a subsequent months composite ending net asset value. The months and year(s) of such decline from the initial month end net asset value to the lowest month-end net asset value are indicated. In the case where the trading program is in a current draw-down, or was in a current draw-down when the trading program closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk(*).

     For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

     (d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one
(1) from the product, the product is exponentially changed by the factor of one
(1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Tables A-1 and A-2.

     Monthly rate of return ("Monthly ROR") for each month subsequent to January 1992, is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully Funded Subset method.

     During the months of August and September 1995, the Eagle-Global Program did not qualify for the use of the Fully-Funded Subset Method. The rates of return based upon the accounts' actual account sizes were (14.29%) and 17.74% for August 1995 and September 1995, respectively.

                                   TABLE B-1
                           EAGLE TRADING SYSTEMS INC
                             PRO FORMA PERFORMANCE
                              EAGLE--GLOBAL SYSTEM
                      OCTOBER 1995 THROUGH AUGUST 31, 1998

                                                                      Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------------
                                                                 1998         1997         1996         1995
----------------------------------------------------------------------------------------------------------------
 January....................................................       8.37         4.93         8.82              -
 February...................................................      (0.36)        5.51       (13.62)             -
 March......................................................       3.59       (12.42)       (1.48)             -
 April......................................................      (1.23)        1.22         5.62              -
 May........................................................      10.58        (4.48)      (10.52)             -
 June.......................................................      (2.24)        0.90         1.32              -
 July.......................................................      (5.25)       17.23       (13.62)             -
 August.....................................................      18.74        (5.80)        5.05              -
 September..................................................            -      10.57        18.32              -
 October....................................................            -      (5.90)       28.46         0.53
 November...................................................            -       0.56         7.97         2.32
 December...................................................            -       7.52        (8.21)       (2.45)
 Annual (or Period) Rate of Return..........................      34.37%       17.51%       21.21%        0.34%
-------------------------------------------------------------------------------------------------------------------------
                                                Compound Average Annual Rate of Return (10/95-8/31/98)         25.07%
-------------------------------------------------------------------------------------------------------------------------

 Largest Monthly Draw-Down:                                   13.62%      (2/96)
 Largest Peak-to-Valley Draw-Down:                            29.61%   (2/96-7/96)

--------------------
Notes appear at page 76

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE B-2
                           EAGLE TRADING SYSTEMS INC.
                             PRO FORMA PERFORMANCE
                                EAGLE FX SYSTEM
                    JANUARY 1, 1993 THROUGH AUGUST 31, 1998

                                                                  Percentage Monthly Rate of Return
---------------------------------------------------------------------------------------------------------------------------------
                                                    1998         1997         1996         1995         1994         1993
---------------------------------------------------------------------------------------------------------------------------------
 January...................................     (2.94)         8.98        10.97        (0.62)     (11.67)       (5.28)
 February..................................     (0.29)        10.86        (5.11)       16.75       (8.79)        4.84
 March.....................................     (1.65)        (1.02)       13.29        20.71        2.66        (6.15)
 April.....................................    (13.14)         4.06         5.86         2.19        1.18        (2.54)
 May.......................................      2.50         (0.38)       (4.24)      (13.80)      (4.67)        3.28
 June......................................     (5.24)        (1.09)       (1.59)       (1.68)      13.70         2.35
 July......................................     (0.78)        14.63        (3.74)       (2.12)       4.75         0.27
 August....................................      1.30         (2.56)       (0.85)        1.41      (18.99)        1.58
 September.................................            -      (1.96)       13.57        (0.95)       1.09         3.37
 October...................................            -      (2.21)        6.27        (0.27)      12.17        (0.98)
 November..................................            -      (0.84)        2.93        (2.49)     (14.00)        1.71
 December..................................            -       0.90         2.35        (9.60)       1.00        (4.02)

 Annual (or Period) Rate of Return.........    (19.29)%       31.37%       44.42%        4.84%     (24.19)%      (2.28)%
---------------------------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/1/93-8/31/98)     3.11%
---------------------------------------------------------------------------------------------------------------------------------

 Largest Monthly Draw-Down:                                18.99%       (8/94)
 Largest Peak-to-Valley Draw-Down:                         27.96%   (12/93-11/94)

--------------------
Notes appear at page 76

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ECKHARDT TRADING COMPANY

BACKGROUND

     Eckhardt Trading Company ("Eckhardt"), an Illinois corporation formed in May 1992, became registered as a Commodity Trading Advisor ("CTA") and Commodity Pool Operator ("CPO") and member of the National Futures Association ("NFA") in June 1992. Eckhardt succeeded to the business formerly conducted by William Eckhardt who was individually registered as a CTA and CPO and member of the NFA from June 1991 until his registration was changed over to Eckhardt in June 1992.

     William Eckhardt is the President and sole shareholder (as trustee of his revocable trust) of Eckhardt; John D. Fornengo is Vice President. The address and telephone number of Eckhardt's business office is 53 West Jackson Boulevard, Suite 1240, Chicago, IL 60604 and (312) 939-4712.

     Eckhardt employs C&D Commodities, Inc. to provide certain trading administration and research support services, and certain trading records of Eckhardt are maintained at its office located at 250 S. Wacker Drive, Suite 650, Chicago, IL 60606.

     Except for investments in the Eckhardt Futures Limited Partnership and Eckhardt Futures Limited Partnership -- Global Financial Program, two limited partnerships for which Eckhardt acts as co-general partner, CTA and CPO, Eckhardt and its principals do not currently trade for their own accounts (although they may in the future). Records of such trading (other than to the partnerships) are not open to client inspection due to their proprietary nature.

     There have been no material administrative, civil, or criminal proceedings pending, on appeal or concluded against Eckhardt or its principals at any time.

PRINCIPALS

     William Eckhardt has traded futures professionally for over 23 years. He received a B.A. in Mathematics from DePaul University in 1969 and an M.S. in Mathematics from the University of Chicago in 1970. In 1974, after four years of doctoral research at the University of Chicago in Mathematical Logic, he began trading for his own account at the Mid America Commodity Exchange. Mr. Eckhardt traded off-floor for his personal account from 1978 through July 1991. In July 1986, he began managing accounts for a small number of friends and business associates and in July 1991, he began managing accounts as a registered CTA.

     In conjunction with his trading, over the past 20 years Mr. Eckhardt has conducted extensive research into the nature of futures price action and risk management. He has developed numerous technical trading systems. Along with Richard Dennis, he co-developed certain trading systems and in 1984 and 1985, co-taught such systems to a group of individuals that has become known as the "Turtles".

     Mr. Eckhardt was a full member of the Chicago Board of Trade from 1983 to 1988 and the Chicago Mercantile Exchange ("CME") from 1979 to 1986 and held other memberships at various other times. He currently holds a seat at the CME Index and Option Market. From 1983 to 1991, Mr. Eckhardt was a partner of C&D Commodities, which was formerly active as a futures commission merchant and chiefly involved with clearing partner capital, futures research and trading administration. In 1991, the partnership (and FCM) was terminated and C&D Commodities, Inc. ("C&D, Inc.") was established to continue the futures research and trading administration activities previously conducted by the partnership. Mr. Eckhardt was an officer of C&D, Inc. until August 1997. C&D, Inc. is also registered as a CTA; it has no accounts under management.

     John D. Fornengo, a 1980 honors graduate of Lake Forest College, Lake Forest, Illinois, has traded futures for over 12 years. He has been professionally involved with Mr. Eckhardt since the beginning of his trading career in April 1986. In 1991, he became registered as a CTA and began managing client accounts utilizing the technical indicators of Eckhardt's systems which he modified with systematically larger position sizes.

     In January 1993, Mr. Fornengo began working with Eckhardt to assist Mr. Eckhardt in the implementation and execution of Eckhardt's trading program. In June 1995, Mr. Fornengo became Vice President of

Eckhardt. From January 1989 through June 1995, Mr. Fornengo managed a proprietary account for Mr. Eckhardt, the cash balance of which was invested in Eckhardt Futures Limited Partnership in July 1995.

     Mr. Eckhardt is solely responsible for Eckhardt's systems development and ongoing research. Mr. Eckhardt and Mr. Fornengo share the responsibility of implementing and executing Eckhardt's trading programs and for any judgment or discretion utilized for such implementation.

THE TRADING APPROACH

     The objective of Eckhardt is to achieve appreciation of its clients' assets through speculative trading of commodity interests. Eckhardt primarily engaged in trading futures contracts on U.S. exchanges and exchanges for physical transactions ("EFPs") in currencies (see description below) until June 1992. Beginning July 1992, Eckhardt also began trading contracts on the LIFFE and has since added contracts on other non-U.S. exchanges. In addition, Eckhardt may trade options on futures, forward contracts on commodities and currencies, cash currencies, and may engage in transactions in physical commodities, including EFPs (in addition to EFPs in currencies). The exact nature of Eckhardt's methods are proprietary and confidential. The following description is, by necessity, general and is not exhaustive.

     Eckhardt's trading approach is the evolutionary product of over 20 years of intensive research on futures price action, risk management and trading system development. Diverse systems are melded in accordance with the modern mathematical theory of risk. The systems are technical in origin and trend-following in thrust. They are not based on the analysis of fundamental supply and demand factors.

     Eckhardt's approach is predominantly applied in an algorithmic or mechanical manner. Occasionally, discretion and judgment may be used; such discretion is nonetheless informed by investigations into historical price action and is often employed for risk management purposes.

     Eckhardt believes that research is a crucial component of the trading enterprise. Time and resources are devoted to it accordingly. The systems used have undergone an evolutionary development, some for protracted periods. Many of the current systems bear little resemblance to their prototypes. The systems are subject to change if Eckhardt's methodological principles indicate that it is warranted. Clients will not be informed with respect to such changes in Eckhardt's approach. Additionally, as stated earlier, trading decisions may require the exercise of judgment by Eckhardt. The decision not to trade certain futures, not to make certain trades, or to reduce position sizes, may result at times in missing price moves and profits of great magnitude, which other trading advisors who are willing to trade such commodities, or trade larger positions in such futures, may be able to capture. There is no assurance that the performance of Eckhardt will result in profitable trading.

     The markets traded have been chosen for historical performance, and for customary liquidity. From time to time Eckhardt may trade in less liquid markets. There can be no assurance of liquidity.

     Eckhardt engages in exchanges for physical transactions ("EFPs"). An EFP is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which such transactions are executed are negotiated between the parties.

THE TRADING PROGRAMS

     Eckhardt currently offers three trading programs: The Standard Program, the Higher Leveraged Program and the Global Financial Program. All three programs are based on the same trading approach described below. Eckhardt will initially trade its Global Financial Program on behalf of the Partnership. The programs typically are not invested in all markets at all times. Eckhardt may add or delete markets in the future.

THE STANDARD PROGRAM & THE HIGHER LEVERAGED PROGRAM

     Both programs trade the same portfolio of "Commodity Interests". The programs differ only with respect to position sizes. The Higher Leveraged Program trades larger position sizes, currently averaging approxi-mately 20% larger than those of the Standard program (such percentage is subject to change and certain individual positions, from time to time, may be up to 100% larger). Therefore, due to the increased leverage, the Higher Leveraged Program entails a greater degree of risk than the Standard Program.

     Eckhardt began managing accounts according to the Standard Program in August 1991 and the Higher Leveraged Program in October 1991. For these programs, Eckhardt primarily engaged in trading futures contracts on U.S. exchanges and EFPs in currencies (see description under "The Trading Approach") until June 1992. Beginning July 1992, Eckhardt also began trading contracts on the LIFFE and has since expanded to other non-U.S. exchanges including the MATIF, SIMEX, SFE, DTB, MEFF and IPE. Currently the market groups or contracts traded by Eckhardt in the Standard and Higher Leveraged Programs include, but are not limited to, U.S. and international interest rates, currencies and the Dollar Index, the NIKKEI and S&P 500 stock indices, gold, silver and copper, energy products, grains and the soybean complex, cotton, coffee and sugar.

THE GLOBAL FINANCIAL PROGRAM

     The Global Financial Program began trading in November 1997 and as of August 31, 1998 has four accounts under management. The Global Financial Program is based on the same trading approach and position sizing utilized for the Standard Program. The difference between the two programs is in the markets traded. The Global Financial Program trades a financial subset of the markets currently traded for the Standard Program including, but not limited to, U.S. and international interest rates, currencies and the Dollar Index, and the NIKKEI and S&P 500 stock indices. Due to liquidity considerations, certain financial futures that are traded in the Standard and Higher Leveraged Programs (currently the Eurolira and the Euroswiss) are not included in the Global Financial Program.

     Based on Eckhardt's current trading systems and market selection, the Global Financial Program has the following approximate average market exposure:

CURRENCIES                     31.3%  PACIFIC RIM INTEREST RATES       10.4%
-----------                           --------------------------
British pound                         Australian 10-year notes
Swiss franc                           Australian 3-year notes
Deutsche mark                         Australian 90-day
Japanese yen                          Euroyen
Canadian dollar
Dollar Index

US INTEREST RATES              18.5%  STOCK MARKET INDICES             10.0%
--------------------                  -----------------------
Treasury Bonds                        NIKKEI
Five-year Treasury notes              S&P 500
10-year Treasury notes
Eurodollar

CANADIAN INTEREST RATES         1.4%
------------------------
Canadian 10-year bond
Bankers' Acceptances

EUROPEAN INTEREST RATES        28.4%
------------------------
German bund
German 2-year
Short sterling
Italian bond
Long gilt
Euromark
BOBL
Spanish 10-year bond

     On any given day, the percentage exposure may vary substantially. Eckhardt does not maintain positions in all markets at all times. In addition, at Eckhardt's discretion, Eckhardt's trading systems and market selection are subject to change with prior written notice to the General Partner.

     Eckhardt's trading approach does not currently differ by market sector or commodity contract within the Global Financial Program, except, that as a result primarily of liquidity considerations, positions taken in some contracts or sectors are not as large as in other contracts or sectors. Eckhardt's decision to add or drop a contract or sector depends largely on liquidity and trends of a given market. The change in weighting of the various markets depends in part on market volatility, liquidity and how often the systems indicate signals in a given market.

PAST PERFORMANCE OF ECKHARDT TRADING COMPANY

     Table A-1 reflects the composite capsule performance results of all client accounts traded according to the Global Financial Program for the period November 1997 (inception of trading) through August 31, 1998.

     Table A-2 reflects the composite capsule performance results of all accounts traded according to the Standard Program for the period August 1991 (inception of trading) through August 31, 1998.

     Table A-3 reflects the composite capsule performance results of the other trading program directed by Eckhardt for the time periods indicated on the table.

     As discussed earlier, the Global Financial Program employs the same strategy as the Standard Program but with trading concentrated in financial futures, stock indices and currencies contracts.

     Although not required, the monthly returns for the Standard Program are presented in Table A-2 in order to indicate the longer history of Eckhardt's trading methods and the potential volatility associated with this approach. However, since the two programs trade in different portfolios of markets, it can be expected that the performance results of the Global Financial Program would differ from and may be more or less volatile than the performance results of the Standard Program. Past performance is not indicative of future results.

     The tables present performance data on a composite basis. Material differences exist among the accounts included in the composite tables. Such differences may be due to several factors including, but not limited to, varying advisory fees, brokerage commissions, miscellaneous expenses and the size of the account. In addition, results may vary depending on such factors as the order in which executed trades are allocated among the various accounts and/or the order in which trades for the various accounts are entered, the date the account started trading and the length of time the account was open. As a result of the many variables, individual account performance may be more or less favorable than the composite performance set forth in the tables. Eckhardt has modified and will continue to modify its trading approach. The results shown in the tables do not necessarily reflect the exact approach that will be used by Eckhardt on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                   TABLE A-1
                            ECKHARDT TRADING COMPANY
                            GLOBAL FINANCIAL PROGRAM
                     NOVEMBER 1997 THROUGH AUGUST 31, 1998

                                                     Percentage Monthly Rate of Return
------------------------------------------------------------------------------------------------
                                                                 1998         1997
------------------------------------------------------------------------------------------------
 January....................................................      1.39          -
 February...................................................      2.16          -
 March......................................................     (2.54)         -
 April......................................................     (5.44)         -
 May........................................................      2.66          -
 June.......................................................      1.30          -
 July.......................................................     (2.00)         -
 August.....................................................     22.88          -
 September..................................................       -            -
 October....................................................       -            -
 November...................................................       -           1.19
 December...................................................       -          (6.77)
 Annual (or Period) Rate of Return..........................     19.54%       (5.66)%
------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1)
------------------------------------------------------------------------------------------------

     Inception of Trading by CTA:                            July 1986
     Inception of Trading in Program:                    November 1997
     Number of Open Accounts as of August 31, 1998:                  4
     Aggregate Assets (Excluding "Notional" Equity) in
     all Programs:                                        $337,725,467      (8/98)
     Aggregate Assets (Including "Notional" Equity) in
     all Programs:                                        $377,353,467      (8/98)
     Aggregate Assets (Excluding "Notional" Equity) in
     Program:                                              $28,596,063      (8/98)
     Aggregate Assets (Including "Notional" Equity) in
     Program:                                              $34,844,063      (8/98)
     Largest Monthly Draw-Down:                                   6.8%     (12/97)
     Largest Peak-to-Valley Draw-Down:                           11.3%   (12/97-4/98)

--------------------
Notes follow Table A-3

(1) A Compound Average Annual Rate of Return is not included due to the short trading history of this program.

         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
                            ECKHARDT TRADING COMPANY
                            STANDARD TRADING PROGRAM
       AUGUST 1991 (INCEPTION OF TRADING PROGRAM) THROUGH AUGUST 31, 1998

                                                           Percentage Monthly Rate of Return
------------------------------------------------------------------------------------------------------------------
                                          1998         1997         1996         1995         1994         1993
------------------------------------------------------------------------------------------------------------------
 January............................       4.77        12.66         8.72        (1.39)     (18.30)        (1.38)
 February...........................       2.48         6.91        (5.40)        8.85       (0.70)         9.63
 March..............................      (3.20)        6.60         2.60        14.13       10.58         (8.28)
 April..............................      (5.17)        1.24        17.48         3.21        2.17          9.41
 May................................       1.89         1.89        (9.28)       20.13        5.05          3.81
 June...............................       1.57         5.39        (3.32)       (1.32)       1.66         12.13
 July...............................      (1.59)        9.18        (4.28)      (10.31)      (0.10)         9.41
 August.............................      25.23        (4.11)       (1.20)       (3.27)      (8.59)         4.85
 September..........................        -           6.51        17.55        (2.80)      13.36         (6.67)
 October............................        -          (0.41)       16.24        (5.58)     (10.50)         1.74
 November...........................        -          (3.54)       11.43         9.24        8.74          4.90
 December...........................        -          (2.35)       (5.51)       13.01      (10.45)         9.45
 Annual (or Period) Rate of
   Return...........................      25.70%       45.99%       47.95%       47.33%     (11.68)%       57.93%
----------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/93-8/31/98)     35.44%
------------------------------------

                                                 SUPPLEMENTAL INFORMATION-ANNUAL RATES OF RETURN FOR PRIOR YEARS
                                                                ----------------------
                                                                  1992         1991
                                                                ----------------------
                                                                  (7.28)%       38.21%
                                                                               5 Months
                                                                 ----------------------
Compound Average Annual Rate of Return (8/91-8/31/98)    32.01%

--------------------------------------------------------------------------------

 Inception of Trading by CTA:                            July 1986
 Inception of Trading in Program:                      August 1991
 Number of Open Accounts as of August 31, 1998:                 10
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $337,725,467      (8/98)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $377,353,467      (8/98)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                            $290,214,092      (8/98)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                            $306,994,092      (8/98)
 Largest Monthly Draw-Down:
    Past Five-Year and Year-to-Date Period                   24.7%      (1/94)
    Inception of Trading Program to Date                     24.7%      (1/94)
 Largest Peak-to-Valley Draw-Down:
    Past Five-Year and Year-to-Date Period                   25.5%    (1/94-2/94)
    Inception of Trading Program to Date                     27.9%    (1/92-5/92)

--------------------
Notes follow Table A-3

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
          OTHER TRADING PROGRAMS DIRECTED BY ECKHARDT TRADING COMPANY
              FOR THE PERIOD JANUARY 1993 THROUGH AUGUST 31, 1998

                                                              AGGREGATE ASSETS
                                        INCEPTION                IN PROGRAM       AGGREGATE ASSETS
                                           OF       NUMBER      AUGUST 1998          IN PROGRAM          LARGEST
                                         TRADING    OF OPEN      (EXCLUDING         AUGUST 1998          MONTHLY
           NAME OF PROGRAM               PROGRAM   ACCOUNTS      NOTIONAL)      (INCLUDING NOTIONAL)    DRAW-DOWN
--------------------------------------------------------------------------------------------------------------------
 Higher Leverage Program..............   Oct-91            9    $18,915,312        $35,515,312         30.0%  (1/94)
--------------------------------------------------------------------------------------------------------------------


                                              LARGEST                               PERCENTAGE RATE OF RETURN
                                           PEAK-TO-VALLEY                   (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
           NAME OF PROGRAM                   DRAW-DOWN             1998        1997        1996        1995        1994        1993
------------------------------------------------------------------------------------------------------------------------------------
 Higher Leverage Program..............    38.0% (6/95-10/95)      33.07       61.48       67.60       63.44      (17.93)     101.48
                                                              (8 Months)
------------------------------------------------------------------------------------------------------------------------------------

--------------------
 Notes follow Table
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                            ECKHARDT TRADING COMPANY

                        NOTES TO TABLES A-1, A-2 AND A-3

     In the preceding performance summary, Eckhardt has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully Funded Subset Advisory") published by the Commodity Futures Trading Commission. The Fully Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

     To qualify for use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meets two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. If during the first 12 months of a program's performance history the only accounts under management are those that include notional equity, such accounts may be used to calculate the composite monthly returns until a Fully-Funded account is brought under management. Eckhardt has performed these tests for periods subsequent to July 1996 (Standard Program), August 1996 (Higher Leveraged Program) and February 1998 (Global Financial Program). However, for periods prior to the aforementioned dates, the Fully-Funded Subset method was not used for the Standard and Higher Leveraged Programs since accounts included generally in those programs did not contain notional equity. Accordingly, rates of return for those periods have been calculated in accordance with the time-weighting method as described in note (d).

     For the Global Financial Program, which commenced trading in November 1997, rates of return were calculated based upon the accounts' nominal account sizes since there were no fully funded accounts traded in this program before March 1998. Nominal account size is the dollar amount that an advisor and its customer have agreed will represent the trading level of the account regardless of the amount of actual funds in the account.

     (a) "Draw-Down" is defined as losses experienced by a program over a specified period of time.

     (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by any account in the program in any calendar month expressed as a percentage of the beginning equity or beginning net asset value in the account and includes the month and year of such draw-down.

     (c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value of any individual account (regardless of whether it is continuous) due to losses sustained by any account in the trading program during a period in which the initial month-end net asset value of such account has not been equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the trading program is in a current draw-down, or was in a current draw-down when the trading program closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

     For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

     (d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one
(1) from the product, the product is exponentially changed by the factor of one
(1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-2. Table A-1 does not include a Compound Average Annual Rate of Return due to the short trading history of the Global Financial Program.

     Monthly rate of return ("Monthly ROR") for each month is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts (including the opening or closing of an account) in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

     Monthly ROR for each period prior to July 1996 (Standard Program), August 1996 (Higher Leveraged Program) and March 1998 (Global Financial Program) is calculated by dividing net performance by beginning equity plus time-weighted additions minus time-weighted withdrawals, i.e., additions and withdrawals are multiplied by a fraction, the numerator of which is the number of days in the month during which such sums were included in or excluded from the amount available for trading, and the denominator of which is the number of calendar days in such month. For certain months, another more representative CFTC method of calculating rate of return was used.

                                   TABLE B-1
                            ECKHARDT TRADING COMPANY
                             PRO FORMA PERFORMANCE
                            GLOBAL FINANCIAL PROGRAM
                     NOVEMBER 1997 THROUGH AUGUST 31, 1998

                                                     Percentage Monthly Rate of Return
------------------------------------------------------------------------------------------------
                                                                 1998         1997
------------------------------------------------------------------------------------------------
 January....................................................      0.17           -
 February...................................................      1.61           -
 March......................................................     (3.29)          -
 April......................................................     (5.93)          -
 May........................................................      2.41           -
 June.......................................................      0.76           -
 July.......................................................     (2.54)          -
 August.....................................................     24.16           -
 September..................................................         -           -
 October....................................................         -           -
 November...................................................         -         .99
 December...................................................         -       (7.67)
 Annual (or Period) Rate of Return..........................     15.62%      (6.76)%
------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1)
------------------------------------------------------------------------------------------------


     Largest Monthly Draw-Down:                     7.67%    (12/97)
     Largest Peak-to-Valley Draw-Down:             14.51%  (12/97-4/98)


--------------------
Notes appear at page 76

(1) A Compound Average Annual Rate of Return is not included due to the short trading history of this program.

         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

RABAR MARKET RESEARCH, INC.

BACKGROUND

     Rabar Market Research, Inc. ("Rabar") is an Illinois corporation and is a registered commodity trading advisor. It is a member of the National Futures Association. The business address and telephone number of Rabar are 10 Bank Street, Suite 830, White Plains, NY 10606-1933 and (914) 682-8363.

     Rabar Market Research, Inc. was originally named Rainbow Market Research, Inc. when it was incorporated in November 1986. Its name was changed to Rabar Market Research, Inc. in January 1989. It was registered as a commodity trading advisor and a commodity pool operator in June 1988, and it has managed accounts continuously since July 1988. The past performance disclosure of Rabar and its principals is set forth beginning on the following page.

     Rabar is the commodity pool operator of and serves as the trading advisor to Rabar Futures Fund, L.P., a private commodity pool. Paul Rabar is the sole shareholder of Rabar International Management, Ltd., a Cayman Islands corporation, which operates Rabar International Futures Fund, L.P., a commodity pool organized in the Cayman Islands (that is not open to U.S. investors). Rabar Market Research, Inc. is the trading advisor of Rabar International Futures Fund, L.P.

     There have never been any administrative, civil, or criminal proceedings against Rabar Market Research, Inc. or its principals.

     Rabar does not currently trade an account for itself and Mr. Izenman does not currently trade an account for himself, but either may do so in the future. Records of such trading will not be open to client inspection.

     It should also be noted that Rabar and/or Mr. Rabar currently invests, and Rabar, Mr. Rabar and Mr. Izenman may in the future invest, in commodity pools which are advised by Rabar. Records of the trading of such pools will not be open to client inspection.

PRINCIPALS

     Paul Rabar, the president of the Rabar, first traded commodity futures in 1980. He worked as an account executive at E.F. Hutton from 1981 to 1983 and then at Clayton Brokerage until 1984. In 1985 and 1986 he traded commodity futures for Richard J. Dennis, Jr., a speculative trader of futures and options. In 1987 and 1988 until May, Mr. Rabar independently managed an account for another speculative trader of futures and options. He traded his own account from May 1988 until January 1989, when he invested in a futures fund to which Rabar Market Research, Inc. is one of the advisors. Mr. Rabar is a graduate of the New England Conservatory of Music. He did additional work -- primarily in science and mathematics -- at Harvard University, and in 1979 and 1980 was an assistant instructor of physics there.

     Mr. Rabar currently trades a personal account. Such trading occurs only in markets which are considered too illiquid to trade on behalf of clients, although Mr. Rabar may trade in other markets in the future. Records of Mr. Rabar's personal trading will not be open to client inspection.

     Jeffrey Izenman is the Executive Vice President of Rabar, having joined the firm in that capacity in November 1998. Prior to that, from September 1994 through October 1998, he was the President of EMC Capital Management, Inc., a commodity trading advisor, where he was responsible for business development, client relations and various administrative and operational aspects of the firm. Since January 1995, Mr. Izenman has also been a member of the Board of Directors of the Managed Funds Association and was a member of the Association's executive committee for three years from 1996 through 1998. Mr. Izenman is also a member of the Business Conduct Committee of the National Futures Association. Prior to joining EMC, Mr. Izenman was a partner in the law firm of Katten Muchin & Zavis from October 1988 through August 1994, and an associate with that firm from September 1982 through September 1988. There he specialized in the representation of commodity trading advisors (including Rabar) and commodity pool operators, as well as securities investment advisers and hedge fund operators. Mr. Izenman received his JD degree from the University of Michigan Law School in May 1982 and a B.S. in Accountancy from the University of Illinois in May 1979.

     Mr. Izenman is not responsible for the management of client accounts on behalf of Rabar and has not previously had such authority or otherwise had the authority to direct client accounts. Accordingly, no performance record is shown for Mr. Izenman. Mr. Izenman does not currently trade a personal account.

THE TRADING PROGRAM

  Markets Traded

     Rabar's objective is to achieve appreciation of its clients' assets through speculative trading of "commodity interests," including but not limited to domestic and foreign future contracts and options on future contracts, forward and spot contracts, and cash commodities. Currently, Rabar primarily trades future contracts for its clients. The specific commodity interests to be traded will be selected from time to time by Rabar on the bases discussed below. Examples of future contracts now traded by Rabar include, but are not necessarily limited to, gold, silver, U.S. Treasury bonds, certain foreign currencies, grains and soybean products, oils and sugar. Rabar may also engage in transactions in physical commodities, including exchange for physical transactions. Finally, Rabar may engage in the trading of forward or spot contracts in foreign currencies for certain selected accounts.

     Based on the current portfolio, the weighting of markets traded by sector for Rabar is approximately as follows:

INTEREST RATES..............................................          34%
US..........................................................    8%
Non-US......................................................   26%

CURRENCIES..................................................          24%
Major currencies............................................   11%
Minor currencies............................................    4%
Exotic currencies...........................................    5%
Cross rates.................................................    4%

STOCK MARKET INDICES........................................           9%
US..........................................................    1%
Non-US......................................................    8%

AGRICULTURAL PRODUCTS.......................................          15%
Grains/oilseeds.............................................    9%
Softs.......................................................    5%
Livestock...................................................    1%

ENERGY COMPLEX..............................................           8%
Crude oil...................................................    2%
Energy products.............................................    6%

METALS......................................................          10%
Base metals.................................................    6%
Precious metals.............................................    4%

     Rabar's trading approach does not differ by market sector or commodity contract within the Program. Rabar attempts to spread risk between various contracts and market sectors. Changes in the weighting of a contract or market sector are made infrequently, perhaps less than once per year per market. The weighting may change typically under one of the following circumstances:

          1. There is a change in the correlations between long-term price movements of various markets.

          2. A market is added or deleted from the portfolio.

          3. A market presents, in Rabar's opinion, an exceptionally favorable or unfavorable opportunity at a given time.

  Description of the Trading Program

     Rabar's trading strategies have been internally researched and developed. They are technical rather than fundamental in nature, i.e., they are developed from the research and analysis of patterns of monthly, weekly, and daily price movements, and of such indicators as volume and open interest. Rabar does, however, consider the effects of some key fundamental factors in certain situations, especially for the purpose of controlling risk.

     Rabar's risk management techniques include diversification, i.e., commitment of equity to many markets and to a number of trading strategies. Also, the trading program at all times adheres to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each complex, and each account. Furthermore, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions, the size of a given account, the percentage gained or lost in that account, and the perceived risk aversion of that account's owner. For these and other reasons described below, no investor should expect necessarily the same performance as that of any other account traded previously, simultaneously, or subsequently by Rabar or its principal, or of the composite presented herein.

     The trading program also emphasizes current and ongoing research and analysis of market behavior in order to continue to develop strategies for profiting from the changing character of that behavior. Rabar believes that the development of a commodity trading strategy is a continual process. As a result of further analysis and research into the performance of Rabar's methods, changes have been made from time to time in the specific manner in which these trading methods evaluate price movements in various commodities, and it is likely that similar revisions will be made in the future. As a result of such modifications, the trading methods that may be used by Rabar in the future might differ from those presently being used.

     The exact nature of Rabar's methods are proprietary and confidential. The foregoing description is by necessity general and is not intended to be exhaustive. As stated, trading decisions require the exercise of judgment by Rabar. The decision not to trade certain commodity interests or not to make certain trades may result at times in missing price moves and hence profits of great magnitude, which other trading managers who are willing to trade these commodity interests may be able to capture. There is no assurance that the performance of Rabar will result in profitable trading.

PAST PERFORMANCE OF RABAR MARKET RESEARCH, INC.

     Table A-1 reflects the composite capsule performance results of all accounts traded according to the Diversified Program for the period January 1989 (inception of client trading) through August 31, 1998.

                                   TABLE A-1
                          RABAR MARKET RESEARCH, INC.
                              DIVERSIFIED PROGRAM
       JANUARY 1989 (INCEPTION OF CLIENT TRADING) THROUGH AUGUST 31, 1998

                                                                  Percentage Monthly Rate of Return
----------------------------------------------------------------------------------------------------------------------------
                                                      1998       1997       1996       1995       1994       1993
----------------------------------------------------------------------------------------------------------------------------
 January.........................................     2.23       5.48      (0.07)     (9.67)    (10.78)     (0.12)
 February........................................     1.51       5.13      (9.55)     14.28      (6.21)     14.17
 March...........................................    (0.01)     (0.66)     (1.51)     15.61      19.66       0.22
 April...........................................    (6.49)     (6.38)      3.27       6.04       2.43      10.89
 May.............................................     4.29      (2.07)     (3.50)      9.04      11.72       3.45
 June............................................     2.17      (0.08)      1.56      (2.55)     18.36      (1.28)
 July............................................     1.17      14.83      (2.11)     (9.37)     (4.65)     14.75
 August..........................................    20.93      (7.78)     (1.33)     (8.57)     (4.55)     (3.89)
 September.......................................      -         3.01       3.78      (9.24)      3.33      (4.10)
 October.........................................      -        (3.34)     10.90      (4.47)     (4.42)     (6.03)
 November........................................      -         0.51       5.95       2.53      11.13       5.63
 December........................................      -         4.28      (5.30)     14.35      (1.36)     10.07
 Annual (or Period) Rate of Return...............    26.49%     11.53%      0.49%     13.27%     33.63%     49.55%
----------------------------------------------------------------------------------------------------------------------------

                                                 Compound Average Annual Rate of
                                                    Return (1/93-8/31/98) 22.85%
--------------------------------------------------------------------------------

                            SUPPLEMENTAL INFORMATION -- ANNUAL RATES OF RETURN FOR PRIOR YEARS
        -----------------------------------------------------------------------------------------------------------
                   1992                       1991                       1990                       1989
        -----------------------------------------------------------------------------------------------------------
                 (4.43)%                    (5.72)%                    122.50%                     10.01%
        -----------------------------------------------------------------------------------------------------------

                                                 Compound Average Annual Rate of
                                                    Return (1/89-8/31/98) 22.44%
--------------------------------------------------------------------------------

 Inception of Client Trading by CTA:                      January 1989
 Inception of Client Trading in Program:                  January 1989
 Number of Open Accounts as of August 31, 1998:                     21
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                           $180,502,284       (8/98)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                           $204,988,504       (8/98)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                                $180,502,284       (8/98)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                                $204,988,504       (8/98)
 Largest Monthly Draw-Down:
  Past Five-Year and Year-to-Date Period                        10.78%       (1/94)
  Inception of Trading Program to Date                          13.81%      (10/89)
 Largest Peak-to-Valley Draw-Down:
  Past Five-Year and Year-to-Date Period                        29.99%    (6/95-10/95)
  Inception of Trading Program to Date                          29.99%    (6/95-10/95)

--------------------
Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                          RABAR MARKET RESEARCH, INC.

                               NOTES TO TABLE A-1

     In the preceding performance summary, Rabar has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully Funded Subset Advisory") published by the Commodity Futures Trading Commission. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds (as defined in the Advisory).

     To qualify for use of the Fully-Funded Subset method, the Fully Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meets two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Rabar has performed these computations for periods subsequent to December 31, 1993. However, for periods prior to January 1, 1994, due to cost considerations, the Fully-Funded Subset Method has not been used. Instead, the rates of return are reported using the compounded rate of return method as described in note (d). Rabar believes that this method yields substantially the same rates of return as would the Fully-Funded Subset Method and that the rates of return presented in the performance records are representative of the trading program for the periods presented.

     (a) "Draw-Down" is defined as losses experienced by a program over a specified period of time.

     (b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

     (c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such draw-down is not equaled or exceeded by a subsequent months composite ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the trading program is in a current draw-down, or was in a current draw-down when the trading program closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk(*).

     For purposes of the Largest Peak-to-Valley draw-down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

     (d) "Annual (or Period) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one
(1) from the product, the product is exponentially changed by the factor of one
(1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

     Monthly rate of return ("Monthly ROR") for each month subsequent to December 31, 1993 is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully Funded Subset method.

     Monthly ROR for the period prior to January 1, 1994 is calculated using the compounded rate of return method. The compounded rate of return method is computed by dividing net performance for an "accounting period" by beginning equity for the same "accounting period". An "accounting period" represents a full month if there has not been any additions or withdrawals within the month or a portion of a month for each day an addition or withdrawal has occurred within the month. Monthly ROR is then calculated by applying successively (i.e. compounding) the rate of return for each accounting period with a month.

ADDITIONAL FOOTNOTES FOR SUPPLEMENTAL PERFORMANCE INFORMATION

     From January 1, 1985 through May 20, 1988, Mr. Rabar managed accounts for two investors who were themselves professionally involved in futures trading and were affiliated with the futures commission merchant which carried the commodity trading accounts. In addition, from May 20, 1988 until January 1, 1989, Mr. Rabar traded his personal account. These accounts were deemed "proprietary" by the CFTC and have not been included in the Supplemental Performance Information.

                                   TABLE B-1
                          RABAR MARKET RESEARCH, INC.
                             PRO FORMA PERFORMANCE
                          DIVERSIFIED TRADING PROGRAM
                    JANUARY 1, 1993 THROUGH AUGUST 31, 1998

                                                                 Percentage Monthly Rate of Return
------------------------------------------------------------------------------------------------------------------
                                                     1998       1997       1996       1995       1994       1993
------------------------------------------------------------------------------------------------------------------
 January........................................     1.89       5.18      (0.19)    (10.10)    (10.46)     (0.27)
 February.......................................     1.28       4.31      (9.68)     14.44      (5.81)     11.91
 March..........................................     0.04      (0.60)     (1.64)     15.81      19.79       0.14
 April..........................................    (6.03)     (5.92)      3.25       6.18       2.51      10.66
 May............................................     4.09      (2.29)     (3.61)      9.08      11.49       3.43
 June...........................................     1.91      (0.13)      1.39      (2.47)     18.11      (1.16)
 July...........................................     0.97      13.45      (2.25)     (7.61)     (3.89)     14.85
 August.........................................    18.78      (7.18)     (1.40)     (6.86)     (3.59)     (3.72)
 September......................................      -         2.82       3.58      (7.35)      2.90      (3.91)
 October........................................      -        (3.25)     10.75      (4.75)     (3.31)     (4.79)
 November.......................................      -         0.37       5.65       2.58       9.01       4.83
 December.......................................      -         4.03      (5.03)     12.20      (0.98)      9.76
 Annual (or Period) Rate of Return..............    23.42%      9.51%     (0.74)%    17.64%     35.71%     47.17%
------------------------------------------------------------------------------------------------------------------

      Compound Average Annual Rate of Return (1/1/93-8/31/98)             22.46%
--------------------------------------------------------------------------------

 Largest Monthly Draw-Down:                                     10.46%       (1/94)
 Largest Peak-to-Valley Draw-Down:                              26.49%    (6/95-8/96)

--------------------
Notes appear at page 76

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                  NOTES TO TABLES B-1 AND B-2 FOR ALL ADVISORS

     Table B-1 and, where applicable, Table B-2 (collectively "Tables B") were prepared by the General Partner and present the results of applying certain arithmetical calculations to various figures in each Advisor's composite performance record for the program or portfolio which will be traded for the Partnership in order to indicate approximately what the month-to-month effect on such figures would have been had the accounts in question been charged the brokerage, management, incentive fees and other expenses which will be paid by the Partnership, as opposed to the brokerage commissions and management, incentive fees and other expenses which they did in fact pay, and received interest income on 80% of account equity. Adjustments for pro forma other expenses and initial and continuous offering expenses were made to each of the Tables B based upon an assumed average partnership size of $30 million. The pro forma calculations are made on a month-to-month basis, i.e., the pro forma adjustment to brokerage commissions, management and incentive fees, other expenses and interest income in one month does not affect the actual figures which are used in the following month for making the similar pro forma calculations for that period, except for pro forma incentive fees as described in Note 4. Accordingly, the Pro Forma Tables do not reflect on a cumulative basis the effect of the difference between the Fees to be charged to and interest earned by the Partnership and the Fees and Commissions charged to and interest earned by the accounts in the Actual Performance Tables.

1. Pro forma brokerage fees for each month (for all advisors except Campbell) have been calculated by adding the sum of (a) actual ending equity, actual management and incentive fees, actual brokerage commissions, actual other expenses and pro forma interest income minus actual interest income (the "Base Amount"), and (b) multiplying the result by 9/20 of 1% (an annual rate of 5.4%), plus estimated NFA, exchange, "give-up" and floor brokerage fees. For Campbell, the pro forma brokerage fees have been calculated by taking the average of the Base Amount and actual ending equity, then applying the result to a commission structure of 900 round turn transactions for each one million dollars under management (the current estimated round turn trading level) at a round turn brokerage rate of $54 plus estimated NFA, exchange and "give-up" fees.

2. Pro forma management fees for each month have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and pro forma other expenses and multiplying the result by 1/6 of 1% for all Advisors, except for Eagle, whose management fee has been further reduced by its pro rata share of customary and routine administrative expenses.

3. Pro forma other expenses have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and pro forma management fees and multiplying the result by 1/12 of .50%. In addition, an adjustment was made for the expenses of the Initial Offering Period in accordance with the terms set forth in this Prospectus.

4. Pro forma incentive fees have been calculated by: (a) adding to the actual net performance, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, pro forma brokerage fees, pro forma management fees and pro forma other expenses, and (c) multiplying the resulting figure by 20% for all Advisors except Eagle, which has been calculated using 23%. Pro forma incentive fees were calculated on a monthly basis (in accordance with generally accepted accounting principles) and as to reflect the reversal of previously accrued incentive fees when profits sufficient to generate incentive fees are recognized as of the end of an interim month in a year but lost in a subsequent month in such year. In the case where there is cumulative negative net performance, which must be reversed before an incentive fee becomes payable, and there are net withdrawals, the cumulative negative net performance amount has been proportionately reduced. For purposes of calculating the pro forma incentive fees, an assumption was made that the payments of such fees, if any, were made at the end of each calendar year end.

5. Pro forma interest income has been calculated by: (a) adding actual beginning equity to the sum of: actual ending equity, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, (c) dividing this sum by two, (d) multiplying by

     80% and (e) then multiplying the result by the monthly historical 30-day Treasury bill rate. For purposes of the calculation of pro forma interest income, Partnership interest was estimated using historical 30-day Treasury bill rates of the time period presented on Tables B. Such rates may be higher than current 30-day Treasury bill rates that will be used to calculate Partnership interest income. The application of historical rates may compare more closely to the interest income reflected in the Advisors' performance tables which was most likely earned at the then prevailing interest rates of a particular time period.

6. Pro forma monthly rate of return ("Pro Forma Monthly ROR") equals pro forma net performance divided by the actual beginning equity (from the historical performance tables) or equity adjusted for material additions and withdrawals, where applicable.

7. Pro forma annual rate of return equals the Pro Forma Monthly ROR compounded over the number of periods in a given year, i.e. each Pro Forma Monthly ROR in hundredths is added to one (1) and the result is multiplied by the previous period's Pro Forma Monthly ROR similarly expressed. One is then subtracted from the product. The Compound Average Annual Rate of Return for the entire period presented is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the period presented and then one (1) is subtracted. The compound average annual rate of return for the entire period appears as the last entry in the column for programs selected to trade on behalf of the Partnership.

8. "Largest Monthly Draw-Down" is the largest pro forma monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

9. "Largest Peak-to-Valley Draw-Down" is the greatest cumulative pro forma percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such peak-to-valley draw-down is not equaled or exceeded by a subsequent month's composite ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value of such decline are indicated.

MANAGEMENT AGREEMENTS

     The Management Agreement that the General Partner and the Partnership has entered into with each Advisor provides that the Advisor has sole discretion in determining the investment of the assets of the Partnership allocated by the General Partner to that Advisor subject to the Partnership's trading policies. Each agreement continues in effect until each June 30 and is renewable by the General Partner for additional one-year periods upon notice to the Advisor not less than 30 days prior to the expiration of the previous period. The agreement can be terminated by the General Partner on 30 days' written notice to the Advisor if (i) the Net Asset Value per Unit declines as of the close of business on any day to $400 or less, (ii) the Net Assets allocated to an Advisor (adjusted for redemptions, reallocations and withdrawals, if any) decline by 50% or more as of the end of a trading day from such Net Assets' previous highest value, (iii) limited partners owning at least 50% of the outstanding Units vote to require the General Partner to terminate the agreement, (iv) the Advisor fails to comply with the terms of the agreement, (v) the General Partner, acting in good faith, upon due consideration by its Board of Directors reasonably determines that the performance of the Advisor has been such that the General Partner's fiduciary duties to the Partnership require termination of the agreement, or (vi) the General Partner reasonably believes that the application of speculative position limits resulting from the aggregation of the Partnership's positions with those of the accounts managed by the Advisor and its principals (if any) will substantially adversely affect the results of the Partnership's commodity trading. The agreement also provides that the Advisor may terminate the agreement upon 30 days' notice to the General Partner in the event that (i) the Trading Policies are changed in a manner which the Advisor reasonably believes will adversely affect the performance of its trading strategies, (ii) at any time after June 30, 1999 or (iii) the General Partner or Partnership fails to comply with the terms of the agreement. The Advisor may immediately terminate the Agreement if the General Partner's registration as a commodity pool operator or its membership in the NFA is terminated or suspended. The General Partner may immediately terminate the agreement of an Advisor if its controlling principal (or principals) dies, becomes incapacitated, or is otherwise not managing the trading programs of the Advisor, or if the respective Advisor merges, consolidates with another entity, sells a substantial portion of its assets or becomes insolvent or bankrupt, or if its registration with the CFTC or membership in NFA is suspended or terminated.

     The compensation payable by the Partnership to the Advisors under each Management Agreement is described under "Fees and Expenses to the Partnership."

     Under each Management Agreement the Advisor and its principals are free to render advisory services with respect to other clients and accounts and may use the same or different trading strategies which are utilized in managing the Partnership's investments. However, the Advisor represents and agrees that any such other services will not affect its capacity to continue to render services to the Partnership of the quality and nature contemplated by the Management Agreement. Further, if trading recommendations must be revised as a result of the application of speculative position limits, the Advisor is required to modify such orders in a manner which will not substantially disproportionately affect the Partnership as compared with the Advisor's other accounts trading that program. In addition, the Advisor represents and agrees that it will not knowingly or deliberately use trading strategies for the Partnership which are inferior to those used for any other client or account nor favor any other account over the Partnership in any way, although certain Advisors may offer different trading programs and the Advisor's trading will not necessarily experience the same results as other accounts managed by the Advisor due to differences in such variables including the portfolio selected (which may differ from the trading programs selected and allocations utilized by other accounts); the proportion of funds utilized as margin in the markets; brokerage commissions and management and incentive fees (which may be higher or lower than other accounts under the Advisor's management); and changes in the Advisor's trading methodology, including the size and degree of diversification in terms of the number of and differences in commodities traded at a particular time.

     The Agreement provides that with respect to any action in which the Advisor is a party arising out of or in connection with the Management Agreement or the management of the Partnership's assets, the Partnership and the General Partner shall indemnify and hold harmless the Advisor, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, damage, cost, expense (including attorneys' and accountants' fees), judgments and amounts paid in settlement, incurred by such person in connection with such action if the Advisor acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership, and if such actions did not involve negligence, intentional misconduct, or a breach of fiduciary obligations to the Partnership as a commodity trading advisor in accordance with applicable law. To the extent that the Advisor has been successful in defense of any action, no independent legal opinion is needed.

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

                            FIDUCIARY RESPONSIBILITY

     Duties of the General Partner. Except as described below, the General Partner, to the exclusion of all limited partners, conducts and manages the business of the Partnership including, without limitation, the investment of the funds of the Partnership. The General Partner may delegate its responsibility for the investment of the Partnership's assets to one or more qualified trading advisors. The General Partner monitors the trading and performance of the Partnership and does not "churn" or permit the "churning" of the Partnership's account. The General Partner is further authorized to enter into the Customer Agreement with SSB described herein under "The Commodity
Broker/Dealer -- Customer Agreement" and to cause the Partnership to pay SSB a brokerage fee that equals up to 9/20 of 1% of month-end Net Assets allocated to the Advisors (5.4% per year) per month. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: opening bank accounts with state or national banks; paying, or authorizing the payment of, distributions to the partners and expenses of the Partnership, such as incentive fees, brokerage fees, legal and accounting fees, printing and reporting fees, and registration and other fees of governmental agencies; and investing or directing the investment of funds of the Partnership not being utilized as margin deposits. The General Partner shall seek the best prices and services available in its commodity futures brokerage transactions. The General Partner reviews, not less often than annually, the brokerage rates charged to public commodity pools which are comparable to the Partnership to determine, to the extent practicable, that the brokerage fee paid by the Partnership is competitive with such other rates. See "The Limited Partnership
Agreement -- Management of Partnership Affairs" and "Risk Factors -- Dissolution of the Partnership; Cessation of Trading".

     The General Partner has sole discretion in determining what distributions (other than on redemptions of Units), if any, the Partnership will make to its partners. See "The Limited Partnership Agreement -- Sharing of Profits and Losses". The General Partner takes such actions as it deems necessary or appropriate at any time to admit new or substituted limited partners to the Partnership. See "The Limited Partnership Agreement -- Additional Partners" and "The Limited Partnership Agreement -- Restrictions on Transfer or Assignment".

     General Partner as a Fiduciary. Under New York law, the General Partner has a responsibility to the limited partners to exercise good faith and fairness in all dealings affecting the Partnership. The General Partner has fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership. The General Partner shall not permit the limited partners to contract away the fiduciary obligation owed to the limited partners by the General Partner under common law. The law of fiduciary duties is a developing and changing area of the law and limited partners who have questions concerning the responsibilities of the General Partner should consult their counsel. In the event that a limited partner believes the General Partner has violated its fiduciary responsibility to the limited partners, he may seek legal relief for himself or on behalf of the Partnership, if the General Partner has refused to bring the action, or if an effort to cause the General Partner to bring the action is not likely to succeed, or may have a right to bring a class action on behalf of all of the limited partners, under applicable laws, including partnership, commodities or securities laws, to recover damages from or require an accounting by the General Partner. Limited partners may also be afforded certain rights for reparations under the CEA for violations of the CEA by the General Partner. There can be no assurance, however, that adequate remedies will be available to the limited partners in the event that the General Partner fails to perform its fiduciary obligations to the Partnership. In addition, a limited partner may institute legal proceedings against the General Partner if it or a duly selected trading advisor engages in excessive trading. Limited partners should be aware that it would be difficult to establish that commodity trading has been excessive due to the broad trading authority given to the General Partner under the Limited Partnership Agreement and the Advisors under the Management Agreements, the scarcity of judicial decisions providing standards defining excessive trading, and the exculpatory provisions in the Limited Partnership Agreement.

     The Limited Partnership Agreement provides that the Partnership shall indemnify and hold harmless the General Partner or its affiliates, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, expense (including attorneys' and accountants' fees), judgments and amounts paid in settlement, if the General Partner (or its affiliate) determined in good faith
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

that the course of conduct which caused the loss or liability was in the best interests of the Partnership, the General Partner (or its affiliate) was acting on behalf of or performing services for the Partnership and if such loss or liability was not the result of negligence or misconduct. The General Partner would be able to defend itself on that basis if it were involved in a lawsuit, as established in New York law. No indemnification of the General Partner or its affiliates is permitted for losses resulting from a violation of the Securities Act of 1933 or of any state securities law. In addition, indemnification of the General Partner and its affiliates in connection with any action against the General Partner may only be made if consistent with applicable provisions of the New York Revised Limited Partnership Act. The provisions of the Limited Partnership Agreement are consistent with New York standards of fiduciary duty.

     The Limited Partnership Agreement provides further that the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any partner (or assignee), it being expressly agreed therein that any such return of capital or profits made pursuant to the Limited Partnership Agreement shall be made from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

     The effect of the above provisions may be that an investor in the Units would have a more limited right of action than would be the case had such provisions not existed. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant and its controlling persons under which it has taken the position that whether such indemnification is consistent with the policies expressed in the CEA will be determined by the CFTC on a case-by-case basis.

     The limited partners may be afforded certain rights for reparations under the CEA. The CFTC has adopted rules implementing the reparations provisions of the CEA which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker, a futures commission merchant and its associated persons, a commodity trading advisor or a commodity pool operator. The General Partner is registered with the CFTC as a commodity pool operator and a commodity trading advisor; each of the Advisors is registered with the CFTC as a commodity trading advisor; and SB is registered with the CFTC as a futures commission merchant. In addition, the NFA has adopted certain arbitration rules which, in appropriate circumstances, might provide rights to limited partners. The General Partner, the Advisors and SSB are members of the NFA.

                          THE COMMODITY BROKER/DEALER

     Salomon Smith Barney Inc., the Partnership's selling agent and commodity broker/dealer through which the Partnership executes its trades, is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, and other principal U.S. commodity exchanges. It is also registered with the SEC as a securities broker-dealer and with the CFTC as a futures commission merchant, and is a member of the NFA, the National Association of Securities Dealers, Inc. and major securities exchanges, including the New York Stock Exchange. SSB has approximately 500 domestic and international offices and over 10,000 Financial Consultants. Its principal office is located at 390 Greenwich Street, New York, New York 10013; telephone (212) 816-6000.

     SSB provides commodity brokerage and clearing services for both retail and professional participants in the commodity futures markets, including clearing services for other commodity pools and other members of the commodity exchanges of which it is a clearing member.

     BROKERAGE FEES. The Partnership has entered into a non-exclusive Customer Agreement (as described below) with SSB pursuant to which SSB executes trades on behalf of the Partnership. Pursuant to the Customer Agreement, the Partnership will pay SSB (i) a monthly brokerage fee equal to 9/20 of 1% of month-end Net Assets allocated to Eagle, Eckhardt and Rabar (5.4% per year) in lieu of per transaction fees and regardless of how many or how few trades are executed during a month and (ii) $54 per round-turn for transactions entered into by Campbell, to be paid monthly, provided that round-turn commissions will be capped at .45% per month (5.4% of Net Assets per year). The foregoing fees do not include exchange, floor brokerage, user, give-up, clearing and NFA fees which will be paid by the Partnership with respect to futures

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

and options transactions. The Partnership shall seek the best price and services available in its commodity futures brokerage transactions. SSB acts as principal on any spot and forward transactions entered into by the Partnership. Such transactions are entered into at prices quoted by SSB which reflect a spread between the bid and ask (which spread includes anticipated profits and costs to SSB as dealer), but does not include a mark-up. The spread charged on related party trades will be at competitive market prices. SSB pays a portion of its brokerage fee to its Financial Consultants who are registered as associated persons of a futures commission merchant and who have sold Units in this offering so long as they are still employed by SSB. Such Financial Consultants provide ongoing services to investors including (i) answering questions regarding daily net asset value and computations thereof, monthly statements, annual reports and tax information provided by the Partnership; (ii) providing assistance to investors in deciding whether and when to redeem their Units or purchase additional Units; and (iii) general servicing of accounts. Such Financial Consultants receive a portion of the fees attributable to Units for the sale of which they were responsible. For this purpose fees are deemed to be attributable to Units sold by a Financial Consultant in the proportion which the number of such Units bears to the number of all Units outstanding at any time. For example, if a Financial Consultant were responsible for the sale of 200 Units and there were 40,000 Units outstanding, .5% (200 divided by 40,000) of the aggregate amount available for such payments would be attributable to the Units sold by a Financial Consultant and the Financial Consultant would currently be credited with approximately 83.33% of the amount attributable to the Units sold by him.

     The brokerage fee charged to the Partnership may not equal the lowest rates which SSB charges to any speculative account, including the accounts of its employees, and may not be as low as rates which might be charged by other commodity broker/dealers because different accounts require different levels of service and monitoring based upon the number of advisors and the volume and complexity of trading. In addition, pursuant to its Customer Agreement with SSB, the Partnership will receive several administrative services, such as account reconcilement, payment of fees and expenses, crediting interest income and assistance with preparation of all regulatory filings and monthly reports. These types of services may not be provided to other speculative accounts of SSB and may account for the possibly higher rates charged to the Partnership. Since the Customer Agreement is nonexclusive, and since the Partnership is not permitted to enter into an exclusive brokerage agreement, the Partnership would have the right to seek lower brokerage rates from other broker/dealers. The General Partner believes that the arrangements between SSB and the Partnership are consistent with arrangements made between comparable commodity pools and other broker/dealers and are fair to the Partnership. Therefore, the General Partner does not intend to negotiate with any other broker/dealers for services to the Partnership nor does it intend to negotiate with SSB to obtain a better rate. However, the General Partner will review, at least annually, the brokerage rates charged to other comparable commodity pools to the extent practicable, to determine that the brokerage rates being paid by the Partnership are competitive with such other rates. The General Partner will renegotiate the Customer Agreement if its fiduciary duties so require. In accordance with the Limited Partnership Agreement, limited partners owning more than 50% of the outstanding Units may terminate the Customer Agreement with SSB (an affiliate of the General Partner) on sixty days' notice without penalty. See "Conflicts of Interest".

     CUSTOMER AGREEMENT. The Partnership has entered into a Customer Agreement with SSB pursuant to which SSB executes transactions for the Partnership's accounts in accordance with orders placed by the Advisors. In addition to specifying the services performed by SSB, which include the execution of orders and the rendering of bookkeeping and clerical assistance to the Partnership and the General Partner, the Customer Agreement provides that SSB will pay monthly interest to the Partnership on 80% of the average daily equity maintained in cash in the Partnership's trading account at SSB during each month (i.e., the sum of the daily cash balances in such accounts divided by the total number of calendar days in that month) at a 30-day Treasury bill rate determined weekly by SSB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined.

     The Customer Agreement also provides that with respect to any action in which SSB or its affiliates is a party (other than an action by or in the right of the Partnership), the Partnership shall indemnify and hold harmless such person, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, damage, cost, expense (including attorneys' and accountants' fees), judgments and amounts paid in settlement, if the indemnified person acted in good faith and in a manner reasonably believed to be in the best interests of the Partnership, and if such actions did not involve negligence, misconduct, or a breach of fiduciary obligations. To the extent that the indemnified party has been successful in defense of any action, no independent legal opinion is needed.

     LITIGATION. There have been no administrative, civil or criminal actions pending, on appeal or concluded against SSB or any of its individual principals within the past five years that are material to a decision whether to invest in the Partnership, except as follows.

     In September 1992, Harris Trust and Savings Bank (as trustee for Ameritech Pension Trust ("APT")), Ameritech Corporation, and an officer of Ameritech filed suit against Salomon Brothers Inc ("SBI") and Salomon Brothers Realty Corporation ("SBRC") in the U.S. District Court for the Northern District of Illinois (Harris Trust Savings Bank, not individually but solely as trustee for the Ameritech Pension Trust, Ameritech Corporation and John A. Edwardson v. Salomon Brothers Inc and Salomon Brothers Realty Corp.). The second amended complaint alleges that three purchases by APT from defendants of participation interests in net cash flow or resale proceeds of three portfolios of motels owned by Motels of America, Inc. ("MOA"), as well as a fourth purchase by APT of a similar participation interest with respect to a portfolio of motels owned by Best Inns, Inc. ("Best"), violated the Employee Retirement Income Security Act ("ERISA"), and that the purchase of the participation interests for the third MOA portfolio and for the Best portfolio violated the Racketeer Influenced and Corrupt Organization Act ("RICO") and state law. SBI had acquired the participation interests in transactions in which it purchased as principal mortgage notes issued by MOA and Best to finance purchases of motel portfolios; 95% of three such interests and 100% of one such interest were sold to APT for purchase prices aggregating approximately $20.9 million. Plaintiffs' second amended complaint seeks (i) a judgment on the ERISA claims for the purchase prices of the four participation interests (approximately $20.9 million), for rescission and for disgorgement of profits, as well as other relief, and (ii) a judgment on the claims brought under RICO and state law in the amount of $12.3 million, with damages trebled to $37 million on the RICO claims and punitive damages in excess of $37 million on certain of the state law claims as well as other relief. SBI and SBRC answered the second amended complaint in part, moved to dismiss in part and asserted counterclaims against plaintiff Ameritech Corp. In August 1993 the Court (i) dismissed the RICO claims as well as plaintiffs' claims for breach of contract and unjust enrichment; (ii) denied SBI's motion to dismiss one of the ERISA claims (which alleges that SBI participated in a fiduciary's breach); and (iii) denied Ameritech's motion to dismiss SBI's counterclaims.

     In June 1996, the Court (i) granted in part defendants' motion for summary judgment on the ERISA claims, dismissing Counts I and III of the second amended complaint and any claims contained in Count II that are premised on an alleged breach of fiduciary duty; (ii) otherwise denied defendants' motion for summary judgment as it related to the remaining portions of the claims in Count II;
(iii) denied plaintiffs' motion for partial summary judgment with respect to Count II; and (iv) granted plaintiffs' motion for summary judgment dismissing defendants' counterclaims against Ameritech for contribution. In September 1997, the Court granted defendants' alternative motion for summary judgment on plaintiffs' remaining state law claims, dismissing Counts VIII-X of the second amended complaint. In January 1998, the Court certified for interlocutory appeal that portion of its June 1996 order denying defendants' motion for summary judgment on Count III. Also in January 1998, defendants filed, in the U.S. Court of Appeals for the Seventh Circuit, a petition for permission to appeal, and that petition remains pending. The petition was granted and oral argument of the appeal will be held on November 30, 1998.

     Both the Department of Labor and the Internal Revenue Service have advised SBI that they were or are reviewing the transactions in which APT acquired such participation interests. With respect to the Internal Revenue Service review, Salomon Smith Barney Holdings Inc. ("SSBHI"), SBI and SBRC have consented to extensions of time for the assessment of excise taxes that may be claimed to be due with respect to the transactions for the years 1987, 1988 and 1989. In August 1996, the IRS sent SSBHI, SBI and SBRC what appeared to be draft "30-day letters" with respect to the transactions and SSBHI, SBI and SBRC were given an opportunity to comment on whether the IRS should issue 30-day letters, which would actually commence
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

the assessment process. In October 1996, SSBH, SBI and SBRC submitted a memorandum setting forth reasons why the IRS should not issue 30-day letters with respect to the transactions.

     Between May 1994 and the present, SBI, SSB and The Robinson Humphrey Company, Inc. ("R-H"), all currently subsidiaries of SSBHI, along with a number of other broker-dealers, were named as defendants in approximately 25 federal court lawsuits and two state court lawsuits, principally alleging that companies that make markets in securities traded on NASDAQ violated the federal antitrust laws by conspiring to maintain a minimum spread of $.25 between the bid and asked price for certain securities. The federal lawsuits and one state court case were consolidated for pre-trial purposes in the Southern District of New York in the fall of 1994 under the caption In re NASDAQ Market-Makers Antitrust Litigation, United States District Court, Southern District of New York No. 94-CIV-3996 (RWS); M.D.L. No. 1023. The other state court suit, Lawrence A. Abel
v. Merrill Lynch & Co., Inc. et al.; Superior Court of San Diego, Case No. 677313, has been dismissed without prejudice in conjunction with a tolling agreement.

     In the consolidated action, the plaintiffs purport to represent a class of persons who bought one or more of what they currently estimate to be approximately 1,650 securities on NASDAQ between May 1, 1989 and May 27, 1994. They seek unspecified monetary damages, which would be trebled under the antitrust laws. The plaintiffs also seek injunctive relief, as well as attorney's fees and the costs of the action. (The state cases seek similar relief.) Plaintiffs in the consolidated action filed an amended consolidated complaint that defendants answered in December 1995. On November 26, 1996, the Court certified a class composed of retail purchasers. A motion to include institutional investors in the class and to add class representatives was granted. In December 1997, SBI, SSB and R-H, along with several other broker-dealer defendants, executed a settlement agreement with the plaintiffs. This agreement was approved by the U.S. District Court for the Southern District of New York on September 30, 1998.

     On July 17, 1996, the Antitrust Division of the Department of Justice filed a complaint against a number of firms that act as market makers in NASDAQ stocks. The complaint basically alleged that a common understanding arose among NASDAQ market makers which worked to keep quote spreads in NASDAQ stocks artificially wide. Contemporaneous with the filing of the complaint, SBI, SSB and other defendants entered into a stipulated settlement agreement, pursuant to which the defendants would agree not to engage in certain practices relating to the quoting of NASDAQ securities and would further agree to implement a program to ensure compliance with federal antitrust laws and with the terms of the settlement. In entering into the stipulated settlement, SBI and SSB did not admit any liability. There are no fines, penalties, or other payments of monies in connection with the settlement. In April 1997, the U.S. District Court for the Southern District of New York approved the settlement. In May 1997, plaintiffs in the related civil action (who were permitted to intervene for limited purposes) appealed the district court's approval of the settlement. The appeal was argued in March 1998 and was affirmed in August 1998.

     The Securities and Exchange Commission ("SEC") is also conducting a review of the NASDAQ marketplace, during which it has subpoenaed documents and taken the testimony of various individuals including SBI and SSB personnel. In July 1996, the SEC reached a settlement with the National Association of Securities Dealers and issued a report detailing certain conclusions with respect to the NASD and the NASDAQ market.

     In December 1996, a complaint seeking unspecified monetary damages was filed by Orange County, California against numerous brokerage firms, including SSB, in the U.S. Bankruptcy Court for the Central District of California. Plaintiff alleged, among other things, that the defendants recommended and sold to plaintiff unsuitable securities. The case (County of Orange et al. v. Bear Stearns & Co. Inc. et al.) has been subject to a stay by agreement of the parties. In August 1998, the stay was lifted.

     In the course of its business, SSB, as a major futures commission merchant and broker-dealer is a party to various claims and routine regulatory investigations and proceedings which the General Partner believes do not have a material effect on the business of SSB.

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

                               INCOME TAX ASPECTS

     The General Partner has been advised by its counsel, Willkie Farr & Gallagher, that, in its opinion, the following summary describes the material federal income tax consequences to a United States taxpayer who invests in the Partnership, subject to the uncertainties referred to herein. The legal opinions appearing in this section are the legal opinions of Willkie Farr & Gallagher. The following summary is based upon the Code, and rules, regulations and existing interpretations relating thereto, any of which could be changed at any time, possibly with retroactive effect. A complete discussion of all federal, state and local tax aspects of an investment in the Partnership is beyond the scope of the following summary, and prospective investors should consult their own tax advisers particularly as respects the effect of their own individual tax characteristics.

CLASSIFICATION AS A PARTNERSHIP

     Treasury Regulations (the "check-the-box regulations") that were adopted in 1996 permit the Partnership to elect treatment as a partnership for federal income tax purposes. Even if the Partnership does not affirmatively elect treatment as a Partnership, the check-the-box regulations provide that the Partnership will be classified as a partnership for federal income tax purposes so long as it has two or more partners.

     Pursuant to Code Section 7704, "publicly traded partnerships" are taxed as corporations. If the Partnership were treated as an association taxable as a corporation for federal income tax purposes, the income of the Partnership would be taxed to the Partnership at corporate rates, no Partnership losses could be used by the Partners to offset their own income and all or a portion of any distribution by the Partnership to the partners would be taxed to them as dividends to the extent of the current and accumulated earnings and profits of the Partnership. See "Application of 'Publicly Traded Partnership' Rules to the Partnership". The discussion which follows assumes that the Partnership will be treated as a partnership for federal income tax purposes.

IN GENERAL

     The Partnership will pay no federal income tax. Rather in the opinion of Willkie Farr & Gallagher, each limited partner will report on his federal income tax return his distributive share of the Partnership's income, gains, losses, deductions, credits and other items for the Partnership's taxable year ending with or within the partner's taxable year. A limited partner's distributive share of such items for federal income tax purposes will be determined under the Limited Partnership Agreement generally on a pro rata basis in accordance with his capital account. A limited partner must report (and pay taxes on) his share of partnership income for a particular taxable year whether or not any cash is actually distributed to him for that year.

                 SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES
                FOR UNITED STATES TAXPAYERS WHO ARE INDIVIDUALS

     The following discussion applies only to limited partners who are citizens or residents of the United States for federal income tax purposes, and who are taxed as individuals. Corporate limited partners should consult their own tax counsel as to the federal, state and local tax aspects of an investment in the Partnership and, in particular, should consider the discussion of the New York State corporate franchise tax under "State, Local and Other Taxes" below.

ALLOCATION OF TAX ITEMS

     Limited partners will be allocated their proportionate share of the taxable income or losses realized by the Partnership during the period of the Partnership's taxable year that Units were owned by them. For this purpose, transfers or assignments of Units will be effective only as of the first day of the month after the month in which the General Partner consents to such transfer or assignment. The allocation of taxable income for federal income tax purposes by the Partnership may differ from the way in which the benefits of the income have been allocated among the partners for financial purposes as a consequence of new limited partners joining the Partnership and existing partners adding capital to, or withdrawing capital from, the Partnership during a taxable year of the Partnership. For example, a partner may redeem Units at a time at which the Partnership has realized gains which are offset by unrealized losses. The unrealized losses will reduce the amount paid to the partner on redemption but, when later realized, may not be allocated for tax purposes to the redeemed partner. Alternatively, if a partner redeems Units when there are net unrealized gains, the redeemed partner will be paid for his share of such gain, but when they are later realized any resulting tax liability may have to be borne by the remaining partners.

     Unrealized gains/losses on many commodity interests held by the Partnership at the end of its taxable year must be included in income under the "mark-to-market" rule described below. For federal income tax purposes, these gains/losses will be allocated to partners in proportion to their respective capital accounts. The General Partner will determine each partner's share of the Partnership's gain or loss for tax purposes by marking to market the Partnership's investments as of the end of each month of the taxable year and by allocating the resulting gain or loss to those partners who were partners of the Partnership during the month to which such gain or loss relates. Some ambiguity exists under current law regarding the application of the mark-to-market rules to partners who redeem or transfer their interests other than at the end of the Partnership's taxable year. Mark-to-market gains and losses might be allocated only to those partners holding interests in the Partnership at the end of the Partnership's year and the Partnership may not be entitled to a basis adjustment with respect to gains and losses on "Section 1256 contracts" (defined below in "Commodity Provisions") regardless of whether the gains or losses may be allocated monthly.

LIMITATIONS ON DEDUCTIONS

     (1) Basis: A partner may not deduct Partnership losses to the extent they exceed his basis in the Partnership as of the time he seeks to take that deduction. A limited partner's initial tax basis for his interest in the Partnership will be the amount of money he contributes to the Partnership and will be increased by additional contributions. This initial basis will be increased by the Partnership's income previously allocated to him for tax purposes and will be reduced by the Partnership's losses previously allocated to him for tax purposes, and by any distributions previously made to him by the Partnership. Losses denied under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and all other applicable limitations.

     (2) At Risk: Similarly, a partner may not deduct Partnership losses for tax purposes for a particular taxable year to the extent they exceed the amount he has "at risk" for his interest in the Partnership at the end of that year. At the end of a taxable year, a limited partner will be "at risk" for tax purposes to the extent of the total of all money he has contributed to the Partnership (except to the extent that the money contributed has been borrowed by the limited partner either without recourse to the limited partner or from a person with an interest in the Partnership or a person related to such a person), plus his share of Partnership income for tax purposes previously allocated to him, reduced by the amount of the Partnership's losses previously allocated to him and reduced by the amount of any prior distributions to him. Losses denied under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and all other applicable limitations.

     (3) Capital Losses: An allocable share of the Partnership's capital losses may be used to offset short-term or long-term capital gains realized by a partner, plus (for taxpayers other than corporations) up to $3,000 ($1,500 in the case of a married individual filing a separate return) a year of ordinary income. Generally, noncorporate taxpayers may carry forward, but may not carry back, unused net capital losses. A noncorporate taxpayer may elect, however, to carry unused net capital losses from trading in Section 1256 contracts back to each of the three preceding years to the extent of the capital gain net income for such preceding year from trading in Section 1256 contracts (or of overall capital gain net income for the year, if less).

     (4) Passive Activity: The Partnership's income will not be treated as a "passive activity" for purposes of the limitation on the deduction of passive activity losses.

     (5) Miscellaneous Itemized Deductions: If the Partnership is treated as engaged merely in an investment activity (and not in a trade or business), a limited partner taxed as an individual would be allowed
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

a deduction for his share of general partnership expenses (which could include management fees, incentive fees and legal and audit expenses but not commodity trading expenses) only to the extent that the total of all of his investment and other miscellaneous expenses exceeds 2% of his adjusted gross income. Whether the Partnership will be engaged in a trade or business or in an investment activity will depend on the extent and nature of the Partnership's trading activity in any taxable year and could vary from year to year. However, based on the contemplated extent of trading of the Partnership, the General Partner has been advised by its legal counsel that the Partnership's activities should be classified as a trade or business, rather than as an investment activity. It is often difficult to distinguish among investment, trading and dealership activities, and it is possible that the Internal Revenue Service ("IRS") could conclude, based on its independent examination of the facts regarding the Partnership's operations, that the Partnership's transactions constitute dealer transactions or investing in securities. Such determinations on the part of the IRS may significantly alter the tax consequences of a limited partner's investment in the Partnership as described herein.

     Section 68 of the Code further limits an individual partner's ability to deduct certain itemized deductions that otherwise are deductible against taxable income. Specifically, for regular income tax purposes (but not for alternative minimum tax purposes), the amount of itemized deductions that non-corporate partners (other than estates and trusts) having adjusted gross income in excess of a "threshold" amount (as defined below) will be allowed to deduct is reduced by an amount equal to the lesser of (i) 3% of such partner's adjusted gross income or (ii) 80% of the amount of the otherwise allowable itemized deductions for the taxable year. The "threshold" amount for 1998 is $124,500 ($62,250 for married persons filing separately). For purposes of Section 68, itemized deductions are determined after application of the other loss disallowance rules of the Code and do not include any deductions for medical expenses, investment interest expense or for certain losses under Section 165(a) of the Code.

     (6) Syndication Fees: Neither the Partnership nor any partner will be entitled to any deduction for syndication expenses, that is, amounts paid or incurred in connection with issuing and marketing the Units. There is a risk that some portion of the brokerage fees to be paid to SB would be treated as a nondeductible payment by the Partnership of syndication expenses.

     (7) Investment Interest: A noncorporate taxpayer may deduct the total of all his interest expense incurred or continued to purchase or carry "property held for investment" only to the extent of his net "investment income" from all such property he holds. A Unit of the Partnership should be considered "property held for investment", and the interest expense incurred by a limited partner to purchase or carry a Unit and such limited partner's distributive share of Partnership investment interest expense should generally be subject to this limitation.

     The deduction of investment interest that is disallowed under these rules is not lost permanently but may be claimed as an investment interest deduction in succeeding taxable years subject to the limitation. A limited partner's net investment income will not include that portion of investment income derived from long-term capital gains unless the partner elects to treat such gains as short-term gains.

     Under the Code, a taxpayer may not deduct interest on indebtedness incurred or continued to purchase or carry obligations, the interest on which is exempt from tax. In the case of a limited partner owning tax-exempt obligations, the IRS might take the position that the limited partner's allocable portion of any interest expense of the Partnership should be viewed in whole or in part as incurred to enable the limited partner to purchase or carry the tax-exempt obligations and that the deduction of any interest by the limited partner should be denied in whole or in part.

CAPITAL GAIN

     The trading activities of the Partnership will, as a general rule, generate capital gain and loss, and ordinary income. Partnership transactions would result in ordinary income if the Partnership were considered to hold property for sale to customers in the ordinary course of a trade or business. The Partnership does not expect to hold its commodity interests for sale to customers, and in particular does not expect to effect transactions in physical commodities (other than spot and forward currency transactions), on a regular basis. Certain foreign currency transactions could result in ordinary income as discussed below.
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

INTEREST INCOME

     SSB will pay interest on a portion of the average daily cash equity in the brokerage account. Interest paid to the Partnership will be taxable currently to the limited partners as ordinary income. In addition, any interest earned by an investor on any subscription amounts that may be held in escrow will also be taxable as ordinary income to him and should be reported in accordance with his regular method of accounting.

COMMODITY PROVISIONS

     The Partnership will engage in speculative trading in commodities, commodity options and commodity futures contracts on all major United States and certain foreign commodity exchanges and will trade in forward contracts in foreign currencies. The Advisors may from time to time employ trading strategies such as spreads or straddles on behalf of the Partnership. Special tax rules generally apply to transactions in commodity interests.

     (1) Mark-to-Market: Under the Code, all positions in Section 1256 contracts held by the Partnership at the end of its taxable year will be marked to their market value, and any unrealized gain or loss on those positions will be included in the income of the partners as if each position had been sold for its fair market value on the last day of the Partnership's taxable year. (If, however, the taxable year of the Partnership is different from the taxable year of a partner, the operation of the mark-to-market rule is unclear, and the treatment described herein may be challenged by the IRS.) The General Partner will mark to market the Partnership's investments as of the end of each month of the taxable year. Section 1256 contracts generally include (i) regulated futures contracts ("RFCs"), which are futures contracts traded on regulated United States (and certain foreign) exchanges (including cash settlement contracts such as Eurodollar or stock index contracts), (ii) most foreign currency forward contracts traded in the interbank market (hereinafter "interbank contracts"), and (iii) domestic (and certain foreign) exchange-traded options on commodities, including options on RFCs, debt securities and stock indices. Accordingly, it is expected that the mark-to-market rule will apply to many of the Partnership's transactions in commodity interests. However, the mark-to-market rules will not apply to the Partnership's positions in futures contracts on most foreign exchanges and in foreign currency forward contracts not in the interbank market, unless the Partnership elects such treatment under the provisions of Code
Section 988, as discussed below. The Partnership intends to make that election in 1998.

     After positions in Section 1256 contracts held by the Partnership at the end of its taxable year are marked to market, the resulting gain or loss will be combined with any gain or loss realized by the Partnership from positions in
Section 1256 contracts closed during that year. Provided such positions were held as capital assets and were not part of a "hedging transaction", nor part of a "straddle" (see below), 60% of the resulting net gain or loss will be treated as a long-term capital gain or loss and 40% of such net gain or loss will be treated as a short-term gain or loss, regardless of the period of time particular positions were actually held by the Partnership. (However, gain or loss from positions treated as Section 1256 contracts under the Code Section 988 election provisions, if elected by the Partnership, would be treated entirely as short-term capital gain or loss.)

     (2) Straddles: If the Partnership incurs a loss upon the disposition of any position which is part of a "straddle" (i.e., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the Partnership recognizes the gain in the offsetting position of the straddle. This rule would apply to all of the positions in a straddle which includes one or more Section 1256 contracts but which does not consist entirely of Section 1256 contracts (a "mixed straddle"), but not to a straddle all of the positions of which are Section 1256 contracts. (Depending upon whether the Partnership makes certain elections, the Section 1256 contract components of a mixed straddle may be treated as not subject to the mark-to-market rules.) This provision would also apply to the Partnership's positions in futures contracts on most foreign exchanges and in forward contracts on foreign currency (other than interbank contracts), which could result in the deferral of deductions for losses resulting from the disposition of such positions or from the disposition of
Section 1256 contracts which offset those positions. The Partnership can specifically identify particular positions as being components of a straddle, in which case a realized loss would be allowable only upon the liquidation of all of

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

the components of the identified straddle. The Partnership's trading strategies may include the use of spreads or straddles, with or without making such identifications.

     Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently.

     (3) Wash and Short Sale Rules: The "short sale" rules may apply to positions held by the Partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss. Furthermore, "wash sale" rules, which prevent the recognition of a loss from the sale of a security where a substantially identical security is (or has been) acquired within a prescribed time period, also apply where certain offsetting positions (other than identified straddle positions) are entered into within the prescribed period.

     (4) Section 988: Currency gain or loss from transactions in (i) bank forward contracts not traded in the interbank market and (ii) currency futures contracts traded on a foreign exchange may be treated as ordinary income or loss under Code Section 988. The Partnership may elect, in effect, to recognize gain or loss from instruments described in clauses (i) and (ii) of the preceding sentence under the mark-to-market rules of Code Section 1256. Pursuant to that election, gain or loss from such positions would be treated entirely as short-term capital gain or loss. The Partnership will make the election necessary to gain such treatment if such election is otherwise in the best interests of the Partnership. The Partnership intends to make the election necessary to gain such treatment in 1998. If the Partnership does not make the election, the partners may individually elect to have their share of foreign currency gain or loss from certain of the Partnership's Section 1256 contracts treated as ordinary income or loss, rather than 60% long-term and 40% short-term capital gain or loss.

     (5) Partner-Partnership Positions: It is unclear to what extent the loss deferral, short sale, capitalization and wash sale rules would apply to straddles consisting of Partnership transactions and transactions by a partner in his individual capacity. Each prospective limited partner should review the application of these rules to his own particular tax situation, with special regard to the potential interaction between Partnership operations and commodities transactions entered into by the prospective limited partner in his individual capacity.

APPLICATION OF 'PUBLICLY TRADED PARTNERSHIP' RULES TO THE PARTNERSHIP

     Under Code Section 7704, certain publicly traded partnerships are treated as corporations for federal income tax purposes. Publicly traded partnerships, as defined in Code Section 7704(b), are partnerships the interests in which are traded on an established securities market or are readily tradeable on a secondary market (or the substantial equivalent thereof).

     Even if a partnership is considered to be publicly traded, Code Section 7704(c) provides that such a partnership will not be treated as a corporation for federal income tax purposes if, as to each taxable year of its existence,
(i) with certain exceptions to be prescribed by forthcoming Treasury Regulations, the partnership is not required to register under the 1940 Act, and
(ii) at least 90% of its gross income is "qualifying income," such as interest, dividends, gains from the disposition of stock or securities, and, in the case of a partnership that has as a principal activity the buying and selling of commodities and commodity instruments, income and gains from such commodities transactions.

     On the basis of its examination of the Partnership's objectives and trading policies as described herein, Willkie Farr & Gallagher has concluded that at least 90% of the annual gross income of the Partnership will consist of qualifying income, as defined above. Based on that conclusion, the Partnership could be expected to satisfy the gross income requirement in each of its taxable years, beginning with the current taxable year. Further, Willkie Farr & Gallagher has concluded that, so long as the Partnership is engaged primarily in commodity trading, it will not be required to register under the 1940 Act. Therefore, the Partnership does not expect to be taxed as a corporation under Code Section 7704 even if it were to be viewed as publicly traded.

     Should the aforementioned facts, assumptions and representations fail to be accurate for any reason, the IRS may take the position that the Partnership should be treated as an association taxable as a corporation for
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

federal income tax purposes. The continued treatment of the Partnership as a partnership also is dependent upon existing Code provisions, regulations promulgated thereunder and administrative interpretations thereof, all of which are subject to change. Therefore, no assurances can be given that the Partnership's classification for federal income tax purposes may not be changed during the term of its existence.

PARTNERSHIP AUDIT PROCEDURES

     The Partnership's federal income tax information return may be audited. While partners have certain rights to participate in a partnership audit, some of these rights are not available to partners owning less than a 1% profit interest in a partnership with more than 100 partners. Accordingly, a limited partner may not be able to participate in an audit of the Partnership's information return, but could nevertheless be bound by a settlement reached in that audit unless he has filed a timely pre-settlement notice with the Service stating that he will not be bound by the settlement. An audit of the Partnership's returns may result in an audit of a limited partner's tax return and lead to adjustments of income and loss unrelated to an investment in the Partnership.

REDEMPTION OF UNITS

     To the extent of his tax basis in his Units, cash distributed to a limited partner by the Partnership upon redemption of Units will constitute a return of capital that will not be reportable as taxable income, but will reduce his tax basis in his Units. To the extent that cash distributions exceed a limited partner's tax basis in his Units, an event which should only arise upon redemption, such distributions will be taxable to him as gain from the sale or exchange of the Units. Upon complete redemption of all of a limited partner's Units, the limited partner may recognize loss to the extent of any unrecovered basis in the redeemed Units. If the limited partner is not a "dealer" with respect to the Units and has held his Units for more than one year, any gain or loss on their redemption will be long-term capital gain or loss.

BROKER REPORTING AND BACKUP WITHHOLDING

     The subscription documents require each prospective investor in the Partnership to furnish the investor's "taxpayer identification number." If the number furnished is not correct, the investor may be subject to penalties imposed by the Service and payments to the investor in redemption of Units (and, possibly, other Partnership distributions) may become subject to 31% backup withholding.

     The Partnership is not required to treat either its commodities transactions or redemptions of Units as requiring separate reporting to investors under Code Section 6045, since the information required to be furnished by that section is identical to that furnished to each investor on Schedule K-1 of Form 1065. The same information will be furnished to the IRS on Form 1065. Accordingly, investors will not receive separate Forms 1099-B with respect to such transactions.

ALTERNATIVE MINIMUM TAX

     The alternative minimum tax for individuals is imposed on "alternative minimum taxable income" ("AMTI") in excess of an exemption amount of $33,750 ($45,000 for married individuals filing a joint return and $22,500 for married individuals filing separate returns). A 26% rate applies to the first $175,000 of a taxpayer's AMTI in excess of the exemption amount, and a 28% rate applies to AMTI more than $175,000 above the exemption amount. The exemption amount is phased out at a rate of 25 cents on the dollar for AMTI in excess of $112,500 ($150,000 for married individuals filing a joint return and $75,000 for married individuals filing separate returns). AMTI consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. AMTI may not be offset by certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry Units in the Partnership. Corporations are also subject to an alternative minimum tax.

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

                   TAX CONSEQUENCES FOR EXEMPT ORGANIZATIONS

     The following is a brief summary of the federal income tax consequences to entities otherwise exempt from such tax (such as employee benefit plans, individual retirement plans, individual retirement accounts and charitable organizations) ("Exempt Organizations").

     In general, an investment in the Partnership is not expected to result in "unrelated business income." If, however, any portion of an Exempt Organization's allocable share of Partnership income is treated as "unrelated business taxable income", the Exempt Organization will be liable for a tax on that amount (plus all other unrelated business taxable income for the taxable year), minus applicable modifications and deductions, at the rates applicable to corporations.

     Unrelated business income includes certain income derived from "debt-financed property." Such "debt-financed property" generally will include securities purchased on margin. However, the IRS has stated in private rulings that margin accounts maintained with respect to certain commodities trading do not create indebtedness and therefore such commodities traded on margin do not constitute "debt-financed property." However, there is no published authority for this view, private rulings have no value as precedent and the Partnership will not seek a ruling from the IRS on this issue. Therefore, there is a risk that the Partnership's income could be viewed as generated from debt-financed property and would therefore constitute unrelated business income.

     If the Partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, such gain would likely constitute unrelated business income. The Partnership is entitled to engage in such leveraged purchases of physical commodities. See "Trading Policies."

                          STATE, LOCAL AND OTHER TAXES

     In addition to federal income taxes, limited partners may be subject to other taxes, such as state or local income taxes, and estate, inheritance or intangible property taxes which may be imposed by various jurisdictions. A non-New York corporate limited partner that is not otherwise subject to New York State or New York City taxation may become subject to the New York State Corporate Franchise Tax and the New York City General Corporate Tax. The current minimum New York State corporate franchise tax ranges between $1,500 and $325, based on gross payroll, and the tax liability could be greater depending on the application of alternate statutory formulas for determining the amount of the corporate partner's net income that is allocable to New York State. The current minimum General Corporate Tax is $300, although the actual tax liability could be greater depending on how the corporate partner's income is allocated to New York City.

     In general, such non-New York corporate limited partners will be subject to the Franchise Tax and the General Corporate Tax on their income allocable to New York unless (1) at least 90% of the Partnership's gross income is from dividends, interest, securities loans and gains from the sale of stock or securities or foreign currencies, or other income (including but not limited to income and gains from commodities and gains from options, futures, or forward contracts) derived with respect to the Partnership's investments in stock, securities or currencies, or (2) such partner's partnership interest is less than 1% or the tax basis in the interest does not exceed $1,000,000. While the Partnership expects to satisfy the 90% income test described above, no assurance can be given as to whether an investment in the Partnership will create a Franchise Tax or a General Corporate Tax liability. Non-New York corporate limited partners that are subject to New York taxes solely as a result of their investment in the Partnership may make an irrevocable election to be subject to New York taxes only on their share of Partnership income allocable to New York.

     The Partnership expects to take the position that it trades for its own account and is exempt from the New York City Unincorporated Business Tax.

     Each prospective limited partner should consult his own tax counsel with regard to state, local and other taxes.

                SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX
                      CONSEQUENCES FOR NON-U.S. TAXPAYERS

     A non-resident alien individual, foreign corporation or foreign partnership not otherwise engaged in a United States trade or business or acting as a dealer in commodities will not be deemed to be engaged in a United States trade or business by virtue of an investment as a limited partner in the Partnership. Capital gains earned by the Partnership and allocated to such a foreign limited partner will, as a general rule, not be subject to United States federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which such foreign limited partner is resident, organized or operating. Interest income earned by the Partnership on its margin account with SSB and interest earned by limited partners on escrow deposits will, as a general rule, likewise not be subject to the United States federal income tax or withholding, but may be subject to tax in other jurisdictions to which such foreign limited partner is connected. Prospective foreign limited partners who are engaged in a United States trade or business or who act as dealers in commodities may be subject to United States income tax and should consult their tax advisors before investing in the Partnership.

                     BASIS OF SUMMARY OF INCOME TAX ASPECTS

     Except as otherwise set forth, the foregoing statements regarding the federal income tax consequences to partners of an investment in the Partnership are based upon the provisions of the Code as currently in effect and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes (other than those discussed above) will not occur that would make the foregoing statements incorrect or incomplete. Further, the foregoing discussion is not intended as a substitute for careful tax planning, particularly since certain of the income tax consequences of an investment in the Partnership may not be the same for all taxpayers. Accordingly, prospective investors in the Partnership are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and municipal laws before subscribing for Units.

                              PLAN OF DISTRIBUTION

     The Units are offered by the Partnership through its selling agent, SSB, pursuant to a Selling Agreement between the Partnership and SSB. SSB may permit other member firms of the National Association of Securities Dealers, Inc. ("NASD") and certain foreign brokers to participate in the offering. The Units will be offered on a best efforts basis without any firm underwriting commitment (so that neither SSB nor any other underwriter has agreed to purchase any Units). See "Risk Factors -- Sales and Distribution Risks -- No Assurance That Units Will Be Sold." The Partnership will pay no selling commissions to SSB or any such members. The General Partner is an affiliate of SSB. SSB receives brokerage fees from the Partnership in its capacity as commodity broker/dealer for the Partnership. Such fees may be deemed to be underwriting compensation. SSB pays a portion of its brokerage fees to its Financial Consultants who sell Units in the offering. Any additional firm (other than a foreign broker who offers solely to non-U.S. clients) selected by SSB that receives continuing compensation in the form of a portion of the commodity brokerage fees paid by the Partnership will be registered with the NFA as a futures commission merchant or an introducing broker. Further, any associated person of SSB or such other firm who receives continuing compensation in the form of a portion of the commodity brokerage fees paid by the Partnership will be registered with the NFA as an associated person of a futures commission merchant or an introducing broker (qualified as an associated person by having taken the Series 3 or 31 Commodities Exam or having been "grandfathered" as an associated person qualified to do commodity brokerage). In connection with the sale of Units, SSB may implement sales incentive and promotional programs for its Financial Consultants who sell Units. Such programs may offer Financial Consultants bonus compensation and/or gift items based on sales of Units. No such programs will be offered to Financial Consultants unaffiliated with SSB. SSB will submit any proposed sales incentive program to the NASD for approval prior to its implementation. In no event will the total compensation paid to SSB, its employees and any participating member firms in connection with the distribution of Units exceed 10% of the proceeds of the offering. (For this purpose, "total compensation" does not include brokerage fees.)

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

     Units will be offered at $1,000 for a period of 90 days from the date hereof, subject to earlier termination or to extension for a period of up to an additional 60 days by the General Partner acting in its sole discretion and for any reason. Units offered after the Initial Offering Period will be sold at Net Asset Value per Unit as of the end of each quarter, until the earlier of the sale of all 100,000 Units and two years from the date of this Prospectus (the "Continuous Offering"). The initial Net Asset Value per Unit will be $1,000. Net Asset Value per Unit may increase or decrease after the Initial Offering Period. The General Partner may determine to increase the number of Units offered, not to sell Units in a particular quarter (as a result of extraordinary circumstances in which the Advisors (or potential Advisors) are unable to accept additional assets) or to register additional Units in a subsequent offering. All subscriptions will be held in an escrow account by European American Bank, New York, New York until the end of the Initial Offering Period or after trading commences, the first day of the quarter beginning at least 6 days after receipt of the subscription, on which day subscription funds will be transferred to the Partnership's trading accounts at SSB. If subscriptions for 15,000 or more Units have been received and accepted by the General Partner upon the termination of the Initial Offering Period, the subscriptions held in escrow will be transferred to the Partnership, and it will commence futures trading. If subscriptions for fewer than 15,000 Units have been received and accepted by the General Partner by the termination of the Initial Offering Period, then the full amount of all subscriptions will be promptly returned to subscribers within four business days, together with a proportionate share of any earned interest. If the General Partner, in its sole discretion, determines not to offer Units during a particular quarter in the Continuous Offering, subscriptions will remain in escrow until the beginning of the next quarter on which sales will be effective. Subscribers will be paid a pro rata share of the interest earned on the subscriptions during the escrow period. The General Partner may permit purchases more frequently than quarterly in its sole discretion on the advice of counsel that applicable regulations would permit more frequent sales.

     Because Net Asset Value fluctuates daily, during the Continuous Offering subscribers will not know the purchase price of their Units at the time their subscription is made. Similarly, Limited Partners will not know the redemption value of their Units at the time their notice of redemption is submitted. Final month-end Net Asset Value per Unit is determined approximately 10 business days after the month-end. Net Asset Value, or Net Assets, is defined as the total assets of the Partnership including all cash, plus Treasury securities at accrued interest and the market value of all open commodity positions maintained by the Partnership less brokerage charges accrued and less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles under the accrual basis of accounting.

     The General Partner, acting in the best interests of the limited partners, may at any time select a different escrow agent, provided that such escrow agent is not affiliated with the General Partner or SSB. Any such escrow agent would be directed by the General Partner to invest subscriptions in legally permissible interest bearing investments including direct United States government obligations, certificates of deposit or bank money market accounts. However, since such investments carry different minimum dollar amounts and varying interest rates, the amount of interest, if any, that will be earned on a subscription cannot be calculated.

     The General Partner may reject any subscription for any reason within a reasonable time. During the Continuous Offering, a subscriber may revoke his subscription if the General Partner determines not to offer Units as of the end of a quarter.

                            INVESTMENT REQUIREMENTS

     The minimum initial investment in the Partnership is $5,000 except that investments by employee-benefit plans may be made for a minimum of $2,000 (subject to higher minimums in certain states). See Exhibit C hereto and "ERISA Considerations". Investors who are already limited partners may purchase additional Units with a minimum of $1,000 (except in Maine, where the minimum additional subscription will be $5,000).

     Each investor must represent and warrant in the Subscription Agreement attached hereto as Exhibit B that he either has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or

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

(ii) a net worth of at least $45,000 and an annual income of $45,000. Certain states have higher suitability requirements which are set forth in Exhibit C to this Prospectus.

     BY EXECUTING THE SUBSCRIPTION AGREEMENT, INVESTORS ARE NOT WAIVING ANY RIGHTS THEY MAY HAVE UNDER THE SECURITIES ACT OF 1933.

     Each investor, by executing and returning the Subscription Agreement, represents and warrants that (1) he has received a copy of the Prospectus as appropriately supplemented; (2) he meets all applicable suitability standards as set forth in the Prospectus as appropriately supplemented; (3) he consents to the execution and delivery of a Customer Agreement between SSB and the Partnership and to the payment to SSB of fees as described in the Prospectus; and, (4) if he is not a citizen or resident of the United States for federal income tax purposes, that he is not a dealer in commodities and he agrees to pay or reimburse the General Partner or SSB for any taxes imposed as a result of his status as a limited partner.

     All of the representations and warranties are primarily intended to assure and confirm that the investor is fully aware of and understands the elements of the Partnership's structure and operation prior to making his investment. In addition, they are intended to enable the Partnership, the General Partner and SSB to comply with certain requirements under the Commodity Exchange Act and various state securities laws.

     In addition, each of Representations (1) through (3) above is intended to foreclose to the investor the possibility of alleging the opposite of such representation and warranty in litigation by the investor against the General Partner, the Partnership or SSB. The General Partner, the Partnership and SSB would rely on such representations and warranties to respond to arguments made to the contrary in the event of such litigation.

     Representation (4) is intended to require a non-U.S. investor subject to that representation to be responsible for any taxes imposed as a result of that investor's status as a limited partner and enable the Partnership and General Partner to comply with federal tax laws. Each investor must also be either a citizen or a resident of the United States for U.S. tax purposes or must agree to reimburse SSB or the Partnership for any taxes, including but not limited to withholding tax, incurred in connection with the investor's interest in the Partnership. See "Income Tax Aspects -- Summary of United States Federal Income Tax Consequences for Non-U.S. Taxpayers."

     The General Partner may reject a subscription for any reason within a reasonable time (within four business days of receipt of payment by the General Partner).

     POTENTIAL INVESTORS SHOULD CONSIDER THE UNITS AS A LONG-TERM (AT LEAST TWO
YEAR) INVESTMENT TO PERMIT THE TRADING METHODS TO BE EMPLOYED IN MANAGING THE PARTNERSHIP'S INVESTMENTS TO FUNCTION OVER A SIGNIFICANT PERIOD OF TIME. SEE "RISK FACTORS -- COMMODITY TRADING RISKS -- COMMODITY TRADING IS SPECULATIVE", "RISK FACTORS -- COMMODITY TRADING RISKS -- RISKS INHERENT IN TRADING STRATEGIES" AND THE DISCUSSION OF EACH ADVISOR'S TRADING STRATEGY IN "THE ADVISORS".

                             SUBSCRIPTION PROCEDURE

     In order to purchase Units, an investor must complete and execute a copy of the Subscription Agreement attached hereto as Exhibit B and deliver and/or mail the Subscription Agreement to any branch office of SSB or another selling agent.

     Payment for subscriptions may be made by the subscriber authorizing his Financial Consultant to debit his SSB account for a minimum of $5,000 (or for a minimum of $2,000 for subscriptions made by employee-benefit plans). During the Continuous Offering, $5,000 will purchase a number of Units determined by their Net Asset Value as of the effective date of the purchase (the first day of the quarter beginning at least 6 days after receipt and acceptance of the subscription). The General Partner may determine not to offer Units during any particular quarter. Subscribers who authorize SSB to debit their securities account must have their subscription payment in their account on the specified settlement date and such account will be debited on the settlement date which will occur not later than five business days following notification to SSB and the subscriber of the acceptance of the subscription. That notification will occur within a reasonable time.

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

     Subscribers who do not maintain an account with SSB should consult their brokers for instructions as to payment. Such payment will be made either by debiting such subscriber's securities account in the manner described herein or by delivery to the broker of a check made payable to European American Bank, Escrow Agent for GDFF, Subscribers' Escrow Account No. 002-067155.

                                USE OF PROCEEDS

     The net proceeds to the Partnership from this offering are estimated at $100,000,000 assuming that all 100,000 Units were sold during the Initial Offering Period at $1,000 per Unit. No selling commissions or organizational and offering expenses related to the Initial Offering Period will be paid by the Partnership. As used in this Prospectus, organizational and offering expenses include legal and accounting fees, marketing and printing expenses, escrow charges and filing, registration and recording fees. Such offering and organizational expenses are estimated at $700,000 for the registration of Units included in this Prospectus. These expenses of the Initial Offering Period (plus interest at the prime rate) are to be paid initially by SSB and will be reimbursed by the Partnership in 24 equal monthly installments beginning with the month in which trading begins. The Partnership is responsible for the expenses of the Continuous Offering. In no event will such expenses exceed 15% of the total amount of the offering. Escrow charges consist of the following:
(i) a $2,500 fee per escrow account, (ii) all maintenance fees incurred in the cost of operating the bank money market account, (iii) a wire charge of $5.00-$22.00 and (iv) miscellaneous distributions and subscription charges.

     The proceeds from the offering will be deposited in the Partnership's commodity trading accounts at SSB and will be used for trading in commodity futures contracts, forward contracts and other commodity interests in accordance with the trading techniques and policies described under the captions "Trading Policies" and "The Advisors." See also "Risk Factors -- Commodity Trading Risks." All of the assets of the Partnership are maintained in cash and segregated as customer funds under the CEA, except that margin with respect to certain non-U.S. futures and options transactions are maintained in separate secured amount accounts at U.S. banks not affiliated with the General Partner as required by CFTC regulations. The General Partner estimates that approximately 80-95% of the Partnership's assets will be segregated as customer funds. The Partnership's funds held in connection with contracts on U.S. contract markets that are priced and settled in a foreign currency may be held in accounts denominated in a foreign currency with a depository located outside the United States or its territories, although SSB currently does not intend to do so. See "Risk Factors." SSB will deposit the assets of the Partnership (other than margin for non-U.S. futures and options) in segregated bank accounts as required by the CFTC. The banks will not pay interest on such accounts. However, SSB will pay monthly interest to the Partnership on 80% of the average daily equity maintained in cash in the Partnership's account at SSB during each month (i.e., the sum of the daily cash balances in such accounts divided by the total number of calendar days in that month) at a 30-day Treasury bill rate determined weekly by SSB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined. Such interest will be paid from SSB's own funds. The interest paid by SSB to the Partnership will be credited to the Partnership's accounts at SSB monthly and consequently will be available to the Partnership for trading purposes. The Partnership will make no loans. The assets of the Partnership will not be commingled with the assets of any other entity, nor used as margin for any other account. Deposit of assets with a commodity broker as margin shall not constitute commingling. The Partnership estimates that its margin-to-equity ratio will generally be in the range of 10% to 40%.

                       THE LIMITED PARTNERSHIP AGREEMENT

     This Prospectus contains an explanation of the material terms and provisions of the Limited Partnership Agreement, a copy of which is attached as Exhibit A hereto and is incorporated herein by this reference. Each prospective investor should read this summary and the Limited Partnership Agreement thoroughly before investing. The following description is a summary only and is not intended to be complete.

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

LIABILITY OF LIMITED PARTNERS

     The Partnership was formed on June 15, 1998 under the laws of the State of New York. Under the New York Revised Limited Partnership Act ("New York Act"), only a Limited Partner's capital contribution to the Partnership, and its share of assets and undistributed profits, are subject to the risks of the Partnership's business. Under the New York Act, a limited partner is otherwise entitled to limited liability and is not responsible for the Partnership's obligations if its activities in connection with the business of the Partnership are limited to the exercise by it, in accordance with the provisions of the Limited Partnership Agreement, of the rights granted it therein. Certain states where the Partnership anticipates doing business have statutes providing for the same limitations on limited partner liability, but in those states that do not have such statutes and where judicial precedents are unclear, a limited partner may not have the benefit of such limitations. Under the New York Act, if a limited partner participates in the control of the Partnership's business, which it is prohibited from doing by the terms of the Limited Partnership Agreement, it may lose the limitation of liability afforded by the New York Act and become liable as a general partner to persons who transact business with the Partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner.

     Section 121-607 of the New York Act prohibits a limited partnership from making a distribution to a partner to the extent that, at the time of the distribution and after giving effect thereto, all liabilities of the limited partnership (other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specified property of the limited partnership) exceed the fair value of the assets of the limited partnership. For purposes of this limitation, the fair value of property that is subject to a liability for which recourse of creditors is limited is included in the assets of a limited partnership only to the extent that the fair value of the property exceeds that liability. Under the New York Act, a limited partner who received such a prohibited distribution and who knew that the distribution violated the New York Act is liable to the limited partnership for the amount of the distribution for a period of three years from the date of the distribution. This section of the New York Act does not affect any obligation or liability of a limited partner under the Limited Partnership Agreement or other applicable law (including relevant fraudulent conveyance acts) for the amount of a distribution.

MANAGEMENT OF PARTNERSHIP AFFAIRS

     The limited partners will not participate in the management or control of the Partnership. Under the Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in the General Partner. The General Partner may select one or more trading advisors to direct all trading for the Partnership. Other responsibilities of the General Partner include, but are not limited to, the following: determining whether the Partnership will make distributions of profits to partners; administering redemptions of limited partners' Units; preparing monthly and annual reports to the limited partners; preparing and filing necessary reports with regulatory authorities; calculating the Net Asset Value; executing various documents on behalf of the Partnership and the limited partners pursuant to powers of attorney; and supervising the liquidation of the Partnership if an event causing dissolution of the Partnership occurs.

     The Limited Partnership Agreement requires the General Partner to cause the Partnership to dissolve at any time that Net Asset Value per Unit falls below $400 as of the end of a trading day.

SHARING OF PROFITS AND LOSSES

     Partnership Accounting. Each partner will have a capital account, and its initial balance will be the amount he paid for his Units or, in the case of the General Partner, its capital contribution (which shall be treated as Units of General Partnership Interest). Any increase or decrease in the Net Assets of the Partnership will be allocated among the partners on a monthly basis and will be added to or subtracted from the accounts of the partners in the ratio that each account bears to all accounts. The General Partner is not personally liable for return of capital contributions or profits to the limited partners.

     Federal Tax Allocations. At the end of each fiscal year the Partnership's realized capital gain or loss, aggregate capital gain or loss resulting from the monthly mark-to-market system, and ordinary income or loss,
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

will be allocated among the partners, and each partner will be required to include in his personal income tax return his share of such items. Allocations will be pro rata for short-term capital gain or loss, long-term capital gain or loss, and net ordinary income or loss realized by the Partnership; however, each partner's share of the Partnership's capital gain or loss from "Section 1256 Contracts" and certain other contracts for tax purposes will be determined by marking to market the Partnership's investments as of the end of each month of the taxable year and by allocating the resulting gain or loss to those partners who were partners during the month to which such gain or loss relates.

     For any limited partner who redeems or acquires Units during any fiscal year, his proportionate share of the capital gain or loss and ordinary income and loss will be that which was realized by the Partnership during the period that such Units were owned by such limited partner. Transfers or assignments of Units will be effective as of the first day of the month following the month in which notice of such transfer or assignment is given to the General Partner. For purposes of determining the Net Asset Value of Units, gains and losses will be allocated among those persons who are partners when unrealized gains or losses occur due to changes in the value of open positions. For federal income tax purposes, gains and losses are allocated among those who are partners when positions are closed and the gains or losses are realized. Therefore, if a partner's proportionate interest in the Partnership should increase, as a result of redemptions of Units by other partners, between the time an unrealized gain occurs and the time the gain is realized by the Partnership, the partner's share of taxable gain for the fiscal year may exceed his economic gain as reflected in the Net Asset Value of his Units.

     Upon dissolution of the Partnership, (and after satisfaction of all liabilities of the Partnership), the assets of the Partnership will be distributed to each partner in the ratio that his capital account bears to the capital accounts of all partners.

ADDITIONAL PARTNERS

     The General Partner has the sole discretion to determine whether to offer for sale additional Units and to admit additional limited partners. There is no limitation on the number of Units which may be outstanding at any time. All Units offered by the Partnership after commencement of trading operations must be sold at the Partnership's then current Net Asset Value per Unit (plus selling commissions, if any). The General Partner may make arrangements for the sale of additional Units or partial Units in the future. See "Plan of Distribution". The General Partner may also consent to the admission of any assignee of Units as a substituted limited partner.

RESTRICTIONS ON TRANSFER OR ASSIGNMENT

     The Limited Partnership Agreement provides that a limited partner may assign his Units upon notice to the General Partner. No assignment of Units will be effective against the Partnership or the General Partner until the commencement of the next month after the General Partner receives such notice. Without the consent of the General Partner (which consent may be withheld at its sole and absolute discretion for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership), no assignee may become a substituted limited partner. An assignee who becomes a substituted limited partner will be subject to all of the rights and liabilities of a limited partner of the Partnership. An assignee who does not become a substituted limited partner will be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but will not be entitled to vote, to an accounting of Partnership transactions, to receive tax information, or to inspect the books and records of the Partnership. Under the New York Act, an assigning limited partner remains liable to the Partnership for any amounts for which he may be liable under such law regardless of whether any assignee to whom he has assigned Units becomes a substituted limited partner.

DISSOLUTION OF THE PARTNERSHIP

     The Partnership shall dissolve and its affairs shall be wound up as soon as practicable upon the first to occur of the following: (i) December 31, 2018;
(ii) the vote to dissolve the Partnership by limited partners owning more than 50% of the Units; (iii) assignment by the General Partner of all of its interest in the

Partnership or withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the New York Act unless the Partnership is continued as described in the Limited Partnership Agreement; (iv) Net Asset Value per Unit falls to less than $400 as of the end of any trading day; or (v) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued, such as the entry of a decree of judicial dissolution.

REMOVAL OR ADMISSION OF GENERAL PARTNER

     The General Partner may be removed and successor general partners may be admitted upon the vote of a majority of the outstanding Units.

AMENDMENTS; MEETINGS

     The Limited Partnership Agreement may be amended if approved in writing by the General Partner and limited partners owning more than 50% of the outstanding Units. The General Partner may amend the Limited Partnership Agreement without the consent of the Limited Partners in order to (i) clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between the Limited Partnership Agreement and the Prospectus);
(ii) delete or add any provision of or to the Limited Partnership Agreement required to be deleted or added by the staff of any federal or state agency; or
(iii) make any amendment to the Limited Partnership Agreement which the General Partner deems advisable (including but not limited to amendments necessary to effect the allocations proposed herein or to change the name of the Partnership) provided that such amendment is not adverse to the Limited Partners, or is required by law. Any Units purchased by the General Partner, the Advisors or their affiliates will not be entitled to any of the voting rights to which such Units would otherwise be entitled under Section 17 of the Limited Partnership Agreement, except as required by law. Limited partners are entitled to vote by proxy.

     Any limited partner, upon written request addressed to the General Partner, may obtain from the General Partner a list of the names and addresses of record of all limited partners and the number of Units held by each limited partner. Upon receipt of a written request delivered in person or by certified mail, signed by limited partners owning at least 10% of the outstanding Units, that a meeting of the Partnership be called to consider any matter upon which limited partners may vote pursuant to the Limited Partnership Agreement, the General Partner, by written notice to each limited partner of record mailed within 15 days after such receipt, must call a meeting of the Partnership. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice and the notice must specify the date, a reasonable time and place, and the purpose of such meeting.

     At any such meeting, upon the approval by an affirmative vote of limited partners owning more than 50% of the Units, the following actions may be taken:
(i) the Limited Partnership Agreement may, with certain exceptions, be amended;
(ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner may be admitted immediately prior to the removal of the General Partner provided that the new general partner shall continue the business of the Partnership without dissolution; (iv) a new general partner or general partners may be admitted if the General Partner elects to withdraw from the Partnership immediately prior to the withdrawal of the General Partner, provided that the new general partner shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner or any of its affiliates or any trading advisor may be terminated without penalty on 60 days' notice; and (vi) the sale of all assets of the Partnership may be approved.

REPORTS TO LIMITED PARTNERS

     The books and records of the Partnership will be maintained at its principal office and the limited partners have the right at all times during reasonable business hours to have access to and copy the Partnership's books and records. Within 30 days of the end of each month, the General Partner will provide the limited partners with a financial report containing information relating to the Net Assets and Net Asset Value of a Unit as of the end of such month as well as such other information relating to the operations of the Partnership which is required to be reported to the limited partners by CFTC regulations. In addition, if any of the following events

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

occur, notice thereof will be mailed to each limited partner within seven business days of such occurrence: a decrease in the Net Asset Value of a Unit to 50% or less of the Net Asset Value most recently reported; a decrease in assets maintained in cash to 50% or less of the amount most recently reported; any change in advisors; any change in commodity brokers; any change of the General Partner; any material change in the Partnership's trading policies or any material change in an advisor's trading strategies. In addition, a certified annual report of financial condition will be distributed to the limited partners not more than 90 days after the close of the Partnership's fiscal year. Not more than 75 days after the close of the fiscal year, tax information necessary for the preparation of the limited partners' annual federal income tax returns will be distributed to the limited partners.

POWER OF ATTORNEY

     To facilitate the execution of various documents by the General Partner on behalf of the Partnership and the limited partners, the limited partners will appoint the General Partner, with power of substitution, their attorney-in-fact by executing a Subscription Agreement (including the Power of Attorney) attached hereto as Exhibit B. Such documents include, without limitation, the Limited Partnership Agreement and Certificate of Limited Partnership and amendments and/or restatements thereto, and customer agreements with SB.

INDEMNIFICATION

     The Limited Partnership Agreement provides that with respect to any action in which the General Partner or any of its affiliates is a party because of its relationship to the Partnership, the Partnership shall indemnify and hold harmless such person, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, expense (including attorneys' and accountants' fees), judgments and amounts paid in settlement, incurred by it in connection with such action, if the indemnified person acted in good faith, the course of conduct which caused the loss or liability was in the best interests of the Partnership, the General Partner (or its affiliate) was acting on behalf of or providing services for the Partnership and if such actions did not involve negligence or misconduct. No indemnification of the General Partner or its affiliates is permitted for losses resulting from a violation of the Securities Act of 1933 or any State securities law. In addition, no indemnification of the General Partner or its affiliates may be made in connection with any action against them if it would be inconsistent with the New York Act.

                                  REDEMPTIONS

     Beginning at the end of six full months after the commencement of trading, a limited partner may cause some or all of his Units to be redeemed by the Partnership at the Net Asset Value thereof as of the last day of a month ending at least 3 months after those Units were issued (the "Redemption Date") on 10 days' notice to the General Partner. No fee is charged for redemptions. Because Net Asset Value fluctuates daily, Limited Partners will not know the Net Asset Value applicable to their redemption at the time a notice of redemption is submitted. Payment for the redeemed Units will be made within 10 business days following the Redemption Date by crediting the investor's SSB account. The Net Asset Value of a Unit is defined in the Limited Partnership Agreement to equal the Net Assets of the Partnership divided by the number of units of limited and general partnership interest outstanding. Net Assets of the Partnership is defined to mean the total assets of the Partnership, including all cash, Treasury Bills, accrued interest and the market value of all open commodity positions, less all liabilities of the Partnership, determined in accordance with generally accepted accounting principles. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses for the Initial Offering Period will not reduce Net Asset Value per Unit. The General Partner reserves the right to permit the redemption of Units more frequently than monthly (but no more frequently than daily), provided that such action is in the best interest of the Partnership taking into account potential tax consequences to Limited Partners.

     Except as set forth below, all requests for redemption will be honored, and the Partnership's positions in commodity contracts will be liquidated to the extent necessary to effect redemptions. The right to redeem is contingent upon the Partnership having property sufficient to discharge its liabilities on the Redemption Date

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

and upon receipt by the General Partner of a written or oral request for redemption at least 10 days prior to the Redemption Date. The General Partner may temporarily suspend redemptions if necessary in order to liquidate positions in an orderly manner. No partial redemptions are permitted if after giving effect to the redemption a Limited Partner would own fewer than three Units.

     Federal income tax aspects of redemptions are described under "Income Tax Aspects". Under New York law, a limited partner who has received a distribution upon redemption of Units may under certain circumstances be liable for any amount, not exceeding the amount of such distribution. See "The Limited Partnership Agreement -- Liability of Limited Partners."

                              ERISA CONSIDERATIONS

     The Units in the Partnership which are offered hereby may be purchased by employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Code. The phrase "employee benefit plan" refers to plans of various types including corporate pension and profit-sharing plans (including 401(k) plans), "simplified employee pension plans," so-called "Keogh" (H.R. 10) plans for self-employed individuals, including partners, and "individual retirement accounts" or "IRAs" (including "Roth IRAs") for persons (including employees and self-employed persons) who receive compensation income.

     Notwithstanding the general requirement that investors in the Partnership must invest a minimum of $5,000, a minimum investment of $2,000 has been set for qualified employee benefit plans (see "Investment Requirements"). Greater minimum purchases may be mandated by the securities laws and regulations of certain states, and investors should consult the Subscription Agreement which is attached as Exhibit B to this Prospectus and any supplement affixed hereto to determine the requirements applicable to them.

     Units may not be purchased by an employee benefit plan if the selling agent or its Financial Consultants, the General Partner or their affiliates (a) exercise any discretionary authority or discretionary control respecting management of such employee benefit plan, (b) exercise any authority or control respecting management or disposition of the assets of such employee benefit plan, (c) render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of such employee benefit plan, (d) have any authority or responsibility to render investment advice with respect to any moneys or other property of such employee benefit plan, or (e) have any discretionary authority or discretionary responsibility in the administration of such employee benefit plan. For the purposes of this paragraph, "investment advice" shall mean rendering investment advice as to the value of securities or other property, or making recommendations as to the advisability of investing in, directly or indirectly, and either (i) having discretionary authority or control, whether or not pursuant to an agreement, arrangement or understanding, with respect to purchasing or selling securities or other property for the plan, or (ii) rendering such investment advice on a regular basis to the employee benefit plan pursuant to a mutual agreement, arrangement or understanding, written or otherwise, between such person and the employee benefit plan or a fiduciary with respect to such employee benefit plan, that such services will serve as a primary basis for investment decisions with respect to assets of the employee benefit plan, and that such person will render individualized investment advice to the employee benefit plan based on the particular needs of the employee benefit plan regarding such matters, as, among other things, investment policies or strategy, overall portfolio composition, or diversification of plan investments. This prohibition is designed to prevent violations of certain provisions of ERISA and Section 4975 of the Code.

     Under ERISA, a fiduciary of an employee benefit plan is required, among other things, to discharge his duties toward such plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. In considering an investment in the Partnership of a portion of the assets of an employee benefit plan, a fiduciary should consider (i) whether the investment is in accordance with the documents and instruments governing and plan; (ii) whether the investment satisfies the diversification rules of Section 404(a)(1)(C) of ERISA, if applicable; (iii) whether the investment will result in unrelated business taxable income to the plan; (iv) whether the investment provides sufficient liquidity;
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

(v) the need to value the assets of the plan annually; and (vi) whether the investment is prudent. A fiduciary should consult regulations of the Department of Labor to determine whether he or she has made appropriate consideration of relevant factors in investing in the Partnership.

     Assets of employee benefit plans ("plan assets") are generally subject to the fiduciary duty provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. ERISA does not define "plan assets"; however, the Department of Labor has published a final regulation defining the term "plan assets" (the "Final Regulation") for purposes of Title I of ERISA and
Section 4975 of the Code. Under the Final Regulation, generally, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless (1) the equity interest is a "publicly-offered" security or a security issued by an investment company registered under the Investment Company Act of 1940, (2) the entity is an "operating company," or (3) equity participation in the entity by benefit plan investors is not "significant."

     Under the Final Regulation, a "publicly-offered" security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and
(iii) either (A) a part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     For purposes of this definition, whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. If a security is part of an offering in which the minimum investment is $10,000 or less, however, certain customary restrictions (enumerated in the Final Regulation) imposed on the transfer of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to ensure favorable treatment under federal or state tax laws, and to meet reasonable administrative needs will not, alone or in combination, affect a finding that such securities are freely transferable. Although no assignee may become a substituted limited partner without the consent of the General Partner, a limited partner may assign the economic benefits of ownership of Units upon notice to the General Partner (see "Use of Proceeds -- Restrictions on Transfer or Assignment" above). Because these restrictions are among the permissible restrictions enumerated in the Final Regulation, the Units should be deemed to be freely transferable.

     Inasmuch as the Units should be deemed to be freely transferable, the Units are or will be registered under the federal securities laws as set forth in the Final Regulations and assuming that the Units will be held by over 100 persons, the Units should qualify as "publicly-offered" securities within the meaning of the Final Regulation. As a result, under the Final Regulation the underlying assets of the Partnership should not be treated as plan assets.

     In the unlikely event that the Partnership were deemed to hold plan assets, prohibited transactions could arise under ERISA and the Code. In addition, investment by a fiduciary of an employee benefit plan could be deemed an improper delegation of investment authority, and the fiduciary could be liable either directly, or under the co-fiduciary rules of ERISA, for the acts of the General Partner of the Partnership. Additional issues relating to the "plan assets" and "prohibited transaction" concepts of ERISA and the Code arise by virtue of the General Partner's ownership of interests in the Partnership and the possible relationship between an Affiliate of the General Partner and any employee benefit plan which may purchase Units. Further, certain transactions between the Partnership and the General Partner and certain Affiliates of the General Partner could be prohibited transactions.

     It should be noted that even if the Partnership's assets are not deemed to be plan assets, the Department of Labor has stated in Interpretive Bulletin 75-2 (29 C.F.R. sec.2509.75-2, as amended by the Final Regulation) that it would consider a fiduciary who makes or retains an investment in a partnership for the purpose of avoiding the application of the fiduciary responsibility provisions of ERISA to be in contravention of the fiduciary provisions of ERISA. The Department of Labor indicated further that if a plan invests in or retains its investment in a partnership and as part of the arrangement it is expected that the partnership will enter into a transaction with a party in interest to the plan (within the meaning of ERISA) which involves a direct or indirect transfer to or use by the party in interest of any assets of the plan, the plan's investment in the partnership would be a prohibited transaction under ERISA.

     A prohibited transaction may result in the imposition of potential personal liability upon fiduciaries of employee-benefit plans subject to ERISA and an excise tax under Section 4975 of the Code upon the "disqualified person" with respect to the plan. A fiduciary that has engaged in a prohibited transaction would be personally liable to (i) restore to the employee benefit plan any profit realized on the transaction and (ii) make good to the employee benefit plan any losses suffered by the employee benefit plan as a result of the transaction. A prohibited transaction may also result in the imposition of an excise tax under the Code upon "disqualified persons" (as defined in Section 4975 of the Code) with respect to the employee benefit plan. The disqualified persons involved would be liable to pay an excise tax equal to 15% of the amount involved in the prohibited transaction for each year during which the investment is in place, and would be required to eliminate the prohibited transaction by reversing the transaction and making good to the employee benefit plan any losses resulting from the prohibited transaction. If the transaction is not corrected within a certain time period, the disqualified person involved could also be liable for an additional excise tax in an amount equal to 100% of the amount involved. In the case of an IRA (including a Roth IRA), certain prohibited transactions do not result in an imposition of excise tax, but instead result in a disqualification of the IRA and a taxable distribution of IRA assets to the beneficiary.

     In addition to liability for employee benefit plan losses, ERISA imposes a civil penalty against fiduciaries of employee benefit plans who breach the prudence and other fiduciary standards of ERISA, and against non-fiduciaries who knowingly participate in the transaction giving rise to the breach of the ERISA fiduciary standards. The civil penalty is equal to 20 percent of the amount recovered from a fiduciary or non-fiduciary with respect to such breach or knowing participation pursuant to a settlement agreement with the United States Secretary of Labor or a court order resulting from a proceeding instituted by the Secretary. The penalty may be waived and, in any event, would be offset to the extent of the responsible party's liability for excise tax under the Code.

     Each limited partner will be furnished with monthly statements and annual reports which include the Net Asset Value per Unit. The General Partner believes that these statements will be sufficient to permit plan fiduciaries to provide an annual valuation of plan investments as required by ERISA; however, fiduciaries should note that they have the ultimate responsibility for providing such valuation. Accordingly, plan fiduciaries should consult with their attorneys or other advisors regarding their obligations under ERISA with respect to making such valuations.

     Plan fiduciaries should understand the potentially illiquid nature of an investment in the Partnership and that a secondary market is not expected to exist for a Unit. Accordingly, plan fiduciaries should review both anticipated and unanticipated liquidity needs for their respective plans, particularly those for a participant's termination of employment, retirement, death or disability or plan termination. Plan fiduciaries should be aware that distributions to certain participants may be required to commence in the year after the participant attains age 70 1/2.

                                 LEGAL MATTERS

     Legal matters in connection with the securities being offered hereby have been passed upon for the Partnership by Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099. Willkie Farr & Gallagher has also acted as counsel for SSB and the General Partner in connection with this offering.

                                    EXPERTS

     The statements made and opinions referred to in this Prospectus under the captions "Risk Factors", "Income Tax Aspects" and "The Limited Partnership Agreement" which are attributed to Willkie Farr & Gallagher are made on the authority of such firm as experts in tax and partnership law.

     The statement of financial condition of the Partnership at August 14, 1998 and the statement of financial condition of the General Partner at December 31, 1997 included in this Prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their reports appearing elsewhere herein. Such financial statements are included herein in reliance upon such reports, which reports are given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto which the Partnership has filed with the Securities and Exchange Commission, Washington, D.C. For further information pertaining to the Partnership and the securities offered hereby, reference is hereby made to the Registration Statement, including the exhibits filed as part thereof. Copies of the exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C. and may be obtained, at the prescribed charge, upon request to the Commission or may be examined, without charge, at the offices of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. The Commission also maintains a Web site (http://www.sec.gov) that contains such reports and other information regarding the Partnership.

     A copy of the NASAA Guidelines for the Registration of Commodity Pool Programs, as amended and adopted as of August 30, 1990, will be provided to any person, without charge, upon request. A request may be made in writing to the Partnership, c/o Smith Barney Futures Management Inc., 390 Greenwich Street, New York, New York 10013 or by calling (212) 723-5424.

                               COMMODITY MARKETS

COMMODITY FUTURES

     Commodity futures contracts are contracts made on a commodity exchange which provide for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to sell December 1998 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to purchase December 1998 wheat on the same exchange. In such instance the difference between the price at which the futures contract to sell was entered into and the price paid for the offsetting contract, after allowance for the brokerage commission or fees and exchange and clearing fees, represents the profit or loss to the trader.

     Futures exchanges have expanded throughout the world in response to the globalization of the world's economy. This gives investors the opportunity to participate in global markets and economic trends.

     Since 1980, the presence of financial futures traded on futures exchanges has dramatically increased as illustrated in the chart below. Financial futures, which include interest rates, currencies and stock indices, has increased from 18.10% in 1980 to 77.73% in 1997, reflecting the importance of capital flows in today's economy.

                        FUTURES VOLUME BY MARKET SECTOR

             1980                                         1997
    Other               1.10%                   Currencies           6.10%
    Metals             16.30%                   Stock Indices       18.92%
    Energy              0.30%                   Agriculture         10.48%
    Interest Rates     13.50%                   Other                0.08%
    Currencies          4.60%                   Metals               6.69%
    Agriculture        64.20%                   Energy               5.02%
                                                Interest Rates      52.71%

     The futures volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as options on futures. Source: Futures Industry Association. A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, it is not reflected in the foregoing chart.

FORWARD CONTRACTS

     Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "forward contracts." In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and costs of the transaction in the prices it quotes. Mark-ups and/or commissions may also be charged on such transactions. The Partnership will trade foreign currency forward contracts to a significant extent. The forward markets are substantially unregulated. See
"-- Regulation," below. Unlike futures contracts, forward contracts are not of any standard size. Rather, they are the subject of individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same (or a linked) exchange as one can a futures contract. The forward markets provide what has typically been a highly liquid market for currency trading, and in certain cases the prices quoted for forward contracts may be more favorable than those quoted for comparable futures positions on the International Monetary Market of the Chicago Mercantile Exchange. Unlike futures contracts traded on United States exchanges, no daily settlements of unrealized profit or loss are made in the case of open forward contract positions.

     Commodity future and forward prices are highly volatile and are influenced by, among other things, changing supply and demand relationships, government agricultural, commercial and trade programs and policies, national and international political and economic events, weather and climate conditions, insects and plant disease, purchases and sales by foreign countries and changing interest rates.

USES OF COMMODITY MARKETS

     Two broad classifications of persons who trade in commodity futures and forwards are "hedgers" and "speculators". Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses which may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time he makes a contract to sell a raw or processed commodity and the time he must perform the contract as follows: at the time he contracts to sell the commodity at a future date, he simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, he either accepts delivery under his futures contracts or buys the actual commodity and closes out his futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the United States. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures (or forward) contract for the foreign currency. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit which he expects to earn from his farming, merchandising or processing operations, rather than to profit from his commodity trading.

     The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks which the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for him to make profits or incur losses regardless of the direction of price trends. Commodities trades made by the Partnership will be speculative rather than for hedging purposes.

     A very large number of firms and individuals trade in the commodities markets as hedgers or speculators, many of whom have assets greatly in excess of the Partnership's.

OPTIONS

     The CFTC permits domestic exchanges to apply for licensing for the trading of options on futures contracts and on physical commodities. The Partnership may trade in such commodity options as are established on domestic exchanges. Trading policies of the Partnership place no limitation on the percentage of Net Assets which may be invested in options, and the Partnership may write options. The Partnership may trade over-the-counter currency options to the extent permitted by CFTC regulations.

     The risks involved in trading commodity options on exchanges are similar to those involved in trading futures contracts, in that options are speculative and highly leveraged. Specific market movements of the commodity or futures contract underlying an option cannot be predicted. Options are bought and sold on the trading floor of a commodity exchange. The purchaser of an option pays a premium and may be charged commissions and other fees. The writer of an option must make margin deposits and may be charged commissions and other fees. Exchanges provide trading mechanisms so that an option once purchased can later be sold and an option once written can later be liquidated by an offsetting purchase. However, there can be no assurance that a liquid offset market will exist for any particular option or at any particular time. In such case, it might not be possible to effect offsetting transactions in particular options. Thus in the case of an option on a future, to realize any profit, a holder would have to exercise his option and have to comply with margin requirements for the underlying futures contract. A writer could not terminate his obligation until the option expired or he was assigned an exercise notice.

REGULATION

     Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market) and the New York Mercantile Exchange, Inc.

     Commodity exchanges in the United States are subject to regulation under the Commodity Exchange Act (the "CEA") by the CFTC. Under the amendments to the CEA effected by the Commodity Futures Trading Commission Act of 1974, the CFTC has become the governmental agency having responsibility for regulation of U.S. commodity exchanges and commodity futures trading. The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. Such regulation, among other things, provides that futures trading in commodities must be upon exchanges designated as "contract markets", and that all trading on such exchanges must be done by or through exchange members. Under the 1974 amendments to the CEA, futures trading in all commodities traded on domestic exchanges is regulated. In addition, on September 8, 1981, the CFTC adopted rules regulating trading of commodity options which had previously been banned by the CFTC. However, trading in spot commodities and forward contracts may not be within the jurisdiction of the CFTC and may therefore be effectively unregulated. Investors should note that various government agencies have investigated practices engaged in on the floors of the Chicago Board of Trade, the Chicago Mercantile Exchange and certain New York exchanges and in this connection a number of floor brokers on the Chicago Mercantile Exchange have been indicted and some have been convicted for certain trading practices.

     The CFTC also has exclusive jurisdiction to regulate the activities of "commodity pool operators" and "commodity trading advisors". The General Partner is registered as a commodity pool operator and a commodity trading advisor and all of the Advisors are registered as commodity trading advisors. Registration as a commodity pool operator or as a commodity trading advisor requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, a commodity pool operator or a commodity trading advisor. The CFTC has adopted regulations which impose certain disclosure, reporting and record-keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend a person's registration as a commodity pool operator or commodity trading advisor if the CFTC finds that such person's trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other circumstances.

     SSB, the commodity broker/dealer for the Partnership, is also subject to regulation by and registration with the CFTC as a "futures commission merchant". With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers' funds, property and positions, and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies, and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA. Under such procedures, limited partners may be afforded certain rights for reparations under the CEA. For a discussion of such rights, see "Fiduciary Responsibility".

     Most exchanges (but currently not the foreign currency futures markets other than during the first fifteen minutes of a trading day or the foreign currency forward market) normally have regulations which limit the amount of fluctuation in commodity futures contract prices during a single trading day. These regulations specify what are referred to as "daily price fluctuation limits" or, more commonly, "daily limits". The daily limits establish the maximum amount the price of a futures contract may vary from the previous day's settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The "daily limit" rule does not limit losses which might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have moved the daily limit for several consecutive trading days in the past, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses. See "Risk Factors -- Commodity Trading Risks -- Commodity Trading May Be Illiquid".

     The CFTC and U.S. exchanges have established limits, referred to as "position limits", on the maximum net long or net short position which any person, or group of persons acting together, may hold or control in particular commodities. The position limits established by the CFTC apply to grains, soybeans, cotton, eggs and potatoes. U.S. exchanges have established speculative position limits for all commodity contracts for which no such limits have been established. The CFTC has adopted a statement of policy with respect to the treatment of positions held by a commodity pool, such as the Partnership, under its rules relating to the aggregation of futures positions for purposes of determining compliance with speculative position limits. In connection therewith, futures positions of the Partnership are allocated only to the person or entity controlling trading decisions for the Partnership and not to the limited partners. Currently, all of the positions held by all accounts owned or controlled directly or indirectly by the Advisors and their principals will be aggregated with the Partnership's positions. Depending upon the total amount of funds being managed in both the Partnership's account and other accounts controlled directly or indirectly by the Advisors, such position limits may affect the ability of the Advisor to establish particular positions in certain commodities for the Partnership or may require the liquidation of positions.

     In addition, pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a self-regulatory body in order to relieve the CFTC of the burden of direct regulation of commodity professionals. The NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Pursuant to permission granted in the CEA, the CFTC has delegated some of its registration functions to the NFA. The Advisors, the General Partner and SSB are each members of the NFA.

     The above-described regulatory structure may be modified by rules and regulations promulgated by the CFTC or by legislative changes enacted by the Congress. Furthermore, the fact of CFTC registration of the General Partner and SSB does not imply that the CFTC has passed upon or approved this offering or their qualifications to act as described in this Prospectus.

MARGINS

     Commodity futures contracts are customarily bought and sold on margins which range upward from as little as less than one percent of the purchase price of the contract being traded. Because of these low margins, price fluctuations occurring in commodity futures markets may create profits and losses which are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds which must be deposited by the commodity futures trader with his commodity broker in order to initiate futures trading or to maintain his open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader's performance of the commodity futures contract. Since the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his broker on a remaining balance. The minimum amount of margin required in regard to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves. SSB intends to require the Partnership to meet its standard customer margin requirements, which are generally greater than exchange minimum levels.

     When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader's broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader's position. Margin requirements are computed each day by the trader's commodity broker. With respect to the Partnership's trading, the Partnership, and not the limited partners personally, will be subject to the margin calls.

     SSB will not require the Partnership to meet and maintain margin on its forward contracts.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Salomon Smith Barney Global Diversified Futures Fund L.P.:

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Salomon Smith Barney Global Diversified Futures Fund L.P. ("the Fund") at August 14, 1998, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Fund's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

New York, New York
August 14, 1998

           SALOMON SMITH BARNEY GLOBAL DIVERSIFIED FUTURES FUND L.P.

                        STATEMENT OF FINANCIAL CONDITION
                                AUGUST 14, 1998

                                     ASSETS

Cash........................................................    $2,000
                                                                ------
  Total assets..............................................    $2,000
                                                                ======

                          PARTNERS' CAPITAL
Partners' capital...........................................    $2,000
                                                                ------
                                                                $2,000
                                                                ======

                         NOTES TO FINANCIAL STATEMENTS

1. PARTNERSHIP ORGANIZATION:

     Salomon Smith Barney Global Diversified Futures Fund L.P. (the "Partnership") is a limited partnership which was organized on June 15, 1998 under the partnership laws of the State of New York to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options, forward contracts and physicals. The commodity interests that will be traded by the Partnership are volatile and involve a high degree of market risk. The Partnership has not yet commenced operations. The only transactions to date are the original capital contributions of $1,000 by the General Partner, Smith Barney Futures Management Inc. and $1,000 by the Initial Limited Partner. The General Partner has agreed to make capital contributions so that its General Partnership interest will be the greater of (i) 1% of the partners' contributions to the Partnership or (ii) $25,000. The Limited Partnership Agreement provides that 15,000 units of limited partnership interest ("Units") must be sold at $1,000 per Unit prior to commencement of trading activities. All subscriptions plus interest earned thereon are to be refunded should less than 15,000 Units be sold during the subscription period or extension thereof. The minimum subscription is $5,000 except that subscriptions for employee benefit plans can be made for a minimum of $2,000. The Partnership is authorized to sell 100,000 Units.

     The General Partner is an affiliate of Salomon Smith Barney Inc. ("SSB"), the Partnership's commodity broker (see Note 3c). The General Partner and each limited partner will share in the profits and losses of the Partnership in proportion to the amount of partnership interest owned by each except that no limited partner shall be liable for obligations of the Partnership in excess of his initial capital contribution and profits, if any, net of distributions.

     The Partnership will be liquidated upon the first to occur of the following: December 31, 2018; the net asset value of a Unit decreases to less than $400 as of a close of any business day; or under certain other circumstances as defined in the Limited Partnership Agreement.

2. ACCOUNTING POLICIES:

     a. All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests will be recorded on trade date and open contracts will be recorded in the statement of financial condition at market value for those commodity interests for which market quotations are readily available or at fair value on the last business day of the period. Investments in commodity interests denominated in foreign currency will be translated into U.S. dollars at the exchange rates prevailing on the last business day of the period. Realized gain
(loss) and
changes in unrealized values on commodity interests will be recognized in the period in which the contract is closed or the changes occur and will be included in net gains (losses) on trading of commodity interests.

     b. Income taxes will not be provided as each partner is individually liable for the taxes, if any, on his share of the Partnership's income and expenses.

     c. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3. AGREEMENTS:

     a. Limited Partnership Agreement:

     The General Partner administers the business and affairs of the Partnership including selecting one or more advisors to make trading decisions for the Partnership.

     b. Management Agreements:

     The General Partner, on behalf of the Partnership, has entered into Management Agreements with Campbell & Company, Inc. ("Campbell"), Eagle Trading Systems Inc. ("Eagle"), Eckhardt Trading Company ("Eckhardt") and Rabar Market Research, Inc. ("Rabar") (collectively, the "Advisors"), registered commodity trading advisors. The Advisors are not affiliated with one another and none is affiliated with the General Partner or SSB and are not responsible for the organization or operation of the Partnership. The Partnership will pay each Advisor a monthly management fee equal to 1/6 of 1% (2% per year) of month-end Net Assets allocated to the Advisor (Eagle's management fee will be reduced by its pro rata share of administrative and filing fees). In addition, the Partnership is obligated to pay each Advisor an incentive fee payable annually equal to 20% of the New Trading Profits earned by each Advisor for the Partnership (except Eagle, which will receive an incentive fee of 23% of New Trading Profits).

     c. Customer Agreement:

     The Partnership has entered into a Customer Agreement which provides that the Partnership will pay SSB (i) a monthly brokerage fee equal to 9/20 of 1% (5.4% per year) of month-end Net Assets, as defined, allocated to Eagle, Eckhardt and Rabar, in lieu of brokerage commissions on a per trade basis, and
(ii) brokerage commissions of $54.00 per round turn on trades executed by Campbell. SSB will pay a portion of brokerage fees to its financial consultants who have sold Units in this Partnership. Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may be changed. The Partnership will pay for National Futures Association ("NFA") fees, exchange, clearing, user, give-up and floor brokerage fees. SSB has agreed to pay the Partnership interest on 80% of the average daily equity maintained in cash in the Partnership's account during each month at a 30-day U.S. Treasury bill rate determined weekly by SSB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined. The Customer Agreement provides that SSB and the Partnership have the right to offset any unrealized gains and losses on the Partnership's open positions and to net any open orders for the purchase or sale of any property of the Partnership. The Customer Agreement may be terminated upon notice by either party. The Partnership will reimburse SSB for the Partnership's organizational and offering expenses in equal installments over the first 24 months of trading (see Note 5).

4. DISTRIBUTIONS AND REDEMPTIONS:

     Distributions of profits, if any, will be made at the sole discretion of the General Partner and at such times as the General Partner may decide. Beginning with the end of the sixth full month ending after trading commences, a limited partner may require the Partnership to redeem his Units at their Redemption Net Asset Value as of the last day of each month ending at least 3 months after their issuance on 10 days' notice to the General Partner. No fee will be charged for redemptions. Redemption Net Asset Value differs from Net Asset

Value calculated for financial reporting purposes in that the accrued liability for reimbursement of offering and organization expenses will not be included in the calculation of Redemption Net Asset Value.

5. ORGANIZATION AND OFFERING EXPENSES:

     SSB will initially bear the Partnership's organization and offering expenses (estimated at $700,000) incurred in connection with the issuance and distribution during the Initial Offering Period of the securities being registered. SSB will be reimbursed the offering and organization expenses (together with interest at the prime rate quoted by The Chase Manhattan Bank) by the Partnership in equal installments over the first 24 months of trading. These expenses will be charged to Partners' Capital upon the commencement of operations; however, the accrued liability for reimbursement of offering and organization expenses will not reduce Net Asset Value per Unit for any purpose (other than financial reporting), including calculation of advisory and brokerage fees and the redemption value of Units.

6. TRADING ACTIVITIES AND FINANCIAL INSTRUMENT RISK

     The Partnership was formed for the purpose of trading contracts in a variety of commodity interests, including derivative financial instruments and derivative commodity instruments. All of the commodity interests owned by the Partnership will be held for trading purposes; however, the Partnership has not yet commenced operations and currently owns no commodity interests.

     The Partnership may be party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments, in the normal course of its business. These financial instruments include forwards, futures, options and physicals, whose value is based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specified future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash or with another financial instrument. These instruments may be traded on an exchange or over-the-counter ("OTC"). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.

     Market risk is the potential for changes in the value of the financial instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded.

     Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. The Partnership expects that its sole counterparty with respect to OTC contracts will be SSB. Credit risk with respect to exchange traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Partnership's risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of financial condition and not represented by the contract or notional amounts of the instruments. The Partnership will have concentration risk because the sole broker with respect to the Partnership's assets will be SSB.

     The General Partner will monitor and control the Partnership's risk exposure on a daily basis through financial, credit and risk management monitoring systems and, accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnership will be subject. These monitoring systems allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Smith Barney Futures Management Inc.:

     We have audited the accompanying statement of financial condition of Smith Barney Futures Management Inc. (the "Company," a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc.) as of December 31, 1997. This statement of financial condition is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Smith Barney Futures Management Inc. as of December 31, 1997, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
March 31, 1998

                      SMITH BARNEY FUTURES MANAGEMENT INC.
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

                        STATEMENT OF FINANCIAL CONDITION
                JUNE 30, 1998 (UNAUDITED) AND DECEMBER 31, 1997

                                     ASSETS

                                                              JUNE 30, 1998   DECEMBER 31, 1997
                                                              -------------   -----------------
                                                               (UNAUDITED)
Receivable from limited partnerships........................  $  4,019,956      $  4,525,054
Receivable from affiliate...................................     3,736,271         2,096,888
Investments in limited partnerships, at equity..............     9,715,033         9,419,858
Other assets................................................        88,549            32,989
                                                              ------------      ------------
          Total Assets......................................  $ 17,559,809      $ 16,074,789
                                                              ============      ============
LIABILITIES & STOCKHOLDER'S EQUITY
Dividend payable to SSBHI...................................  $          0      $  1,500,000
Accounts payable and accrued liabilities....................       126,702           160,611
                                                              ------------      ------------
          Total Liabilities.................................       126,702         1,660,611
                                                              ------------      ------------
Common stock, no par value, 3,000 shares authorized, 200
  shares issued and outstanding (100 shares, $1 stated
  value; 100 shares, no stated value).......................           100               100
Additional paid-in capital..................................    67,413,746        67,413,746
Retained earnings...........................................     8,019,261         5,000,332
                                                              ------------      ------------
                                                                75,433,007        72,414,178
Less: Note receivable from SSBHI............................   (58,000,000)      (58,000,000)
                                                              ------------      ------------
                                                                17,433,107        14,414,178
                                                              ------------      ------------
          Total Liabilities & Stockholder's Equity..........  $ 17,559,809      $ 16,074,789
                                                              ============      ============

   The accompanying notes are an integral part of this statement of financial condition.

                PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN
                      SMITH BARNEY FUTURES MANAGEMENT INC.

                      SMITH BARNEY FUTURES MANAGEMENT INC.
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

                   NOTES TO STATEMENT OF FINANCIAL CONDITION

1. ORGANIZATION

     Smith Barney Futures Management Inc. (the "Company") is a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. ("SSBHI") which is a wholly-owned subsidiary of Travelers Group Inc. ("Travelers"). On November 28, 1997 Smith Barney Holdings Inc. was merged with Salomon Inc to form SSBHI. The Company is registered as a commodity pool operator with the Commodity Futures Trading Commission. The Company was organized and is authorized to act as a general partner for the management of investment funds. At December 31, 1997, the Company is the general partner for 21 limited partnerships (the "limited partnerships") with total assets of $758,485,796, total liabilities of $17,676,281 and total partners' capital of $740,809,515. The limited partnerships are organized to engage in the speculative trading of commodity futures contracts and other commodity interests. The Company's responsibilities as the general partner are described in the various limited partnership agreements. The Company has a general partner's liability which is unlimited (except to the extent it may be limited by the limited partnership agreement) with respect to the limited partnerships.

2. SIGNIFICANT ACCOUNTING POLICIES

     The statement of financial condition is prepared in accordance with generally accepted accounting principles which requires the use of management's best judgment and estimates. Estimates may vary from actual results.

     Investments in limited partnerships, at equity, are valued at the Company's proportionate share of the net asset values as reported by the limited partnerships and approximate fair value. The limited partnerships value positions at the closing market quotations on the last business day of the year.

     The carrying value of all other financial instruments in the statement of financial condition approximate their fair values as they are either short term in nature or interest-bearing at floating rates.

     Under the terms of each of the limited partnership agreements for which it is a general partner, the Company is solely responsible for managing the partnership. Other responsibilities are disclosed in each limited partnership agreement. The Company is required to make a capital contribution to each such limited partnership. The limited partnership agreements generally require the general partner to maintain a cash investment in the limited partnerships equal to the greater of (i) an amount which will entitle the general partner to an interest of 1% in each material item of partnership income, gain, loss, deduction or credit or (ii) the greater of (a) 1% of the aggregate capital contributions of all partners or (b) a minimum of $25,000. While it is the general partner thereof, it may not reduce its percentage interest in such limited partnerships to less than such required level, as defined in each limited partnership agreement.

     Consistent with the limited partnership agreements, the Company received an opinion of counsel that it may maintain its net worth, as defined in the limited partnership agreements (excluding its investment in each such limited partnership), at an amount not less than 5% of the total contributions to the limited partnerships by all partners. SSBHI will contribute such amounts of additional capital to the Company, all or part of which may be contributed by a note (see Note 3), so that the Company may maintain its net worth requirement. This requirement was met at December 31, 1997.

     Receivable from limited partnerships includes deferred offering costs which represent payments made by the Company on behalf of certain limited partnerships during their original offering, such as legal fees, printing costs, etc. These costs are deferred until the limited partnerships commence operations and then are reimbursed over a period varying from eighteen to twenty-four months or as interest income is earned by the limited partnership in accordance with the limited partnership's prospectus. The deferred offering costs at December 31, 1997 were $615,400. Repayment of these costs is not contingent upon the operating results of

                      SMITH BARNEY FUTURES MANAGEMENT INC.
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

            NOTES TO STATEMENT OF FINANCIAL CONDITION -- (CONTINUED)

the limited partnerships. In addition, as general partner, the Company earns monthly management fees and commissions from the limited partnerships as defined by the limited partnership agreements. Management fees and commission receivables at December 31, 1997 were $3,909,654.

3. NOTE RECEIVABLE

     The note receivable consists of a $58,000,000 demand note dated June 22, 1994 which is non-interest bearing. The demand note was issued to the Company by SSBHI.

4. RELATED PARTY TRANSACTIONS

     Substantially all transactions of the Company, including the allocation of certain income and expenses, are with SSBHI, limited partnerships of which it is the general partner, and other affiliates. Receivable from affiliate represents amounts due from Smith Barney Inc., a wholly-owned subsidiary of SSBHI, for interest income, advisory fees, and commissions.

5. INCOME TAXES

     Under income tax allocation agreements with SSBHI and Travelers, the Company's Federal, state, and local income taxes are provided on a separate return basis and are subject to utilization of tax attributes in Traveler's consolidated income tax provision. Under the tax sharing agreement with SSBHI, the Company remits taxes to SBHI. As of December 31, 1997, all taxes have been remitted to SSBHI.

6. EMPLOYEE BENEFIT PLANS

     The Company participates in a noncontributory defined benefit pension plan with Travelers which covers substantially all U.S. employees.

     The Company, through Travelers, has a defined contribution employee savings plan covering substantially all U.S. employees. In addition, the Company has various incentive plans under which stock of Travelers is purchased for subsequent distribution to employees, subject to vesting requirements.

7. STOCKHOLDERS EQUITY

     During the year the Company declared dividends of $4,500,000 and distributed $3,000,000 on its outstanding common stock. Other than net income there were no other changes to equity.

8. SUBSEQUENT EVENTS

     On March 31, 1998, the Company declared a dividend in the amount of $1,000,000 payable to SSBHI.

                PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN
                      SMITH BARNEY FUTURES MANAGEMENT INC.

                       SALOMON SMITH BARNEY HOLDINGS INC.

     Salomon Smith Barney Holdings Inc. ("SSBHI") provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. As used herein, "Company" refers to SSBHI and its consolidated subsidiaries. Investment banking and securities trading activities are principally conducted by Salomon Brothers Holding Company Inc ("SBHC") and Smith Barney Inc. ("Smith Barney") and their subsidiaries and affiliated companies. Salomon Smith Barney provides capital raising, advisory, research and brokerage services to its customers, and executes proprietary trading strategies on its own behalf. Asset management services are provided principally through Mutual Management Corp. (formerly Smith Barney Mutual Funds Management Inc.), Smith Barney and Salomon Brothers Asset Management Inc. The Company's commodities trading business is conducted principally by Phibro Inc. and its subsidiaries.

     On November 28, 1997, a newly formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") was merged into Salomon Inc ("Salomon"). Pursuant to the merger agreement, stockholders of Salomon received shares of stock of Travelers Group and Salomon became a wholly owned subsidiary of Travelers Group. Also on November 28, Salomon and Smith Barney Holdings Inc. were merged (the "Merger"), with SSBHI continuing as the surviving corporation of the Merger. The summary financial information gives retroactive effect to the Merger as a combination of entities under common control in a transaction accounted for in a manner similar to a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if Salomon and Smith Barney Holdings Inc. had always been combined.

     Citigroup Inc., formed on October 8, 1998 by the merger of Citicorp and Travelers Group Inc., consists of businesses that produce a broad range of financial services -- asset management, banking and consumer finance, credit and charge cards, insurance, investments, investment banking and trading -- and use diverse channels to make them available to consumer and corporate customers around the world.

     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013, telephone 212-816-6000. The Company was incorporated in Delaware in 1960.

     The following is audited summary information for the Company for the years ending December 31, 1995, December 31, 1996 and December 31, 1997.

                         SUMMARY FINANCIAL INFORMATION
                 (AMOUNTS IN MILLIONS, EXCEPT WHERE INDICATED)

                                                 YEAR ENDED     YEAR ENDED     YEAR ENDED
                                QUARTER ENDED   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                JUNE 30, 1998       1997           1996           1995
                                -------------   ------------   ------------   ------------
                                 (UNAUDITED)
Income Statement Data
  Revenues....................    $ 11,853        $ 21,477       $ 18,843       $17,487
  Income from Continuing
     Operations before Income
     Taxes....................    $    969        $  1,820       $  3,064       $ 1,820
  Net Income..................    $    601        $  1,145       $  1,500       $ 1,052
Balance Sheet Data
  Total Assets................    $304,006        $276,620       $246,114
  Total Liabilities...........    $293,935        $267,757       $237,734
  Preferred stock.............    $    400              --       $    450
  Total Preferred
     Securities...............    $    345        $    345       $    345
  Stockholder's Equity........    $  9,326        $  8,518       $  7,615

     The General Partner will provide a copy of the Company's annual report as filed with the SEC to any limited partner requesting it.

                PURCHASERS OF UNITS WILL ACQUIRE NO INTEREST IN
                       SALOMON SMITH BARNEY HOLDINGS INC.

                                    GLOSSARY

     The following glossary may assist the prospective investor in understanding the terms used in this Prospectus. It should be noted preliminarily that commodity futures contracts are contracts made on or through a commodity exchange, and generally provide for future delivery of agricultural and industrial commodities, foreign currencies and financial instruments. Such contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a "long" contract; conversely a contract to make delivery (sell) is referred to as a "short" contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an "open" position. Other terms used herein include the following:

          Advisor. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

          Affiliate. An affiliate of a person means (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by, or under common control of such person; (d) any officer, director or partner of such person; or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

          Churning. Engaging in excessive trading with respect to a commodity account for the purpose of generating brokerage commissions.

          Commission. The fee charged by a broker for executing a trade in a commodity account of a customer. SB charges most customers, but not the Partnership, commissions per futures contract on a "round-turn" basis, i.e., only upon the closing of an open position.

          Commodity. The term commodity refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments. Out of this large class, certain commodities have been selected as appropriate vehicles for trading on various national and international exchanges located in principal marketing and commercial areas. Among the commodities currently traded are wheat, corn, oats, hogs, sugar, cotton, lumber, copper, silver, gold, T-Bills, stock indices and foreign currency.

          Commodity Broker. Any person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

          Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

          Daily price fluctuation limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day's settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange.

          Delivery. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument futures contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

          Forward contract. A contract relating to the purchase and sale of a physical commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

          Limit order. An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

          Margin. Good faith deposits with a broker to assure fulfillment of a purchase or sale of a commodity futures contract. Commodity margins do not involve the payment of interest.

          Margin call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or a commodity broker.

          Market order. An order to execute a trade at the prevailing price as soon as possible.

          Net Assets. The total assets of the Partnership including all cash, plus Treasury securities at accrued interest and the market value of all open commodity positions maintained by the Partnership, less brokerage charges accrued and less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles under the accrual basis of accounting. Net Assets equal Net Asset Value.

          Net Asset Value of a Unit. Net Assets divided by the aggregate number of Units of limited and general partnership interest outstanding.

          Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

          New Trading Profits. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, reallocations or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Partnership assets during the period, whether the assets are held separately or in margin accounts.

          Notional Funds. Funds not actually held in a client's account but that have been committed by a client to the trading activity of a commodity trading advisor.

          Option. A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity or commodity futures contract underlying the option.

          Organizational and Offering Expenses. All expenses incurred by the Partnership in connection with and in preparing the Partnership for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units under federal and state law, including taxes and fees, accountants' and attorneys' fees.

          Pit brokerage fees. Includes floor brokerage, clearing fees, National Futures Association fees and exchange fees.

          Position limit. The maximum number of futures contracts for a given commodity that can be held or controlled at one time by one person or a group of persons acting together. Such limitation is imposed by the CFTC or an exchange.

          Pyramiding. A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

          Round-turn Transaction. The process of "opening" an investment in a commodity interest by taking a position together with the process of "closing" out that investment by undertaking an offsetting transaction.

          SSB standard public customer rates. Brokerage commissions which SSB charges to its public customers, including individuals, which rates change from time to time.

          Settlement price. The closing price for futures contracts in a particular commodity established by the clearing house or exchange after the close of each day's trading.

          Sponsor. Any person directly or indirectly instrumental in organizing the Partnership or any person who will manage or participate in the management of the Partnership, including a commodity broker who pays any portion of the organizational expenses of the Partnership, the General Partner and any other person who regularly performs or selects the persons who perform services for the Partnership. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

          Spot contract. A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

          Spread or Straddle. A commodity trading strategy involving the simultaneous buying and selling of contracts on the same commodity but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

          Stop order. An order given to a broker to execute a trade in a commodity futures contract when the market price for the contract reaches the specified stop order price. Stop orders may be utilized to protect gains or limit losses on open positions or to enter into new positions. Stop orders become market orders when the stop price is reached.

          Unrealized profit or loss. The profit or loss which would be realized on an open position if it were closed out at the current settlement price.

          Valuation Date. The date as of which the Net Assets of the Partnership are determined.

          Valuation Period.  A regular period of time between Valuation Dates.

                                    TABLE C
               HYPOTHETICAL COMPOSITE ADJUSTED PERFORMANCE RECORD
              FOR THE PERIOD NOVEMBER 1997 THROUGH AUGUST 31, 1998

                                                                         HYPOTHETICAL COMPOSITE                   HYPOTHETICAL
                         COMPOSITE OF                      COMPOUND         WEIGHTED AVERAGE                        COMPOUND
                        ACTUAL MONTHLY   HYPOTHETICAL       ANNUAL             PRO FORMA          HYPOTHETICAL       ANNUAL
    PERIOD ENDING       RATE OF RETURN   $1,000 UNIT    RATE OF RETURN       RATE OF RETURN       $1,000 UNIT    RATE OF RETURN
    -------------       --------------   ------------   --------------   ----------------------   ------------   --------------
1997..................                      $1,000                                                   $1,000
November..............       0.60%           1,006                                0.33%               1,003
December..............       4.03            1,047           4.65%                3.40                1,037           3.74%
1998
January...............       2.91            1,077                                2.54                1,064
February..............      (0.12)           1,076                               (0.51)               1,058
March.................       2.29            1,100                                2.16                1,081
April.................      (5.76)           1,037                               (5.32)               1,024
May...................       5.09            1,090                                4.85                1,073
June..................       0.78            1,098                                0.51                1,079
July..................      (2.25)           1,073                               (2.20)               1,055
August................      16.07            1,246          19.06%               14.88                1,212          16.83%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                NOTES TO TABLE C

     The Compound Annual Rate of Return and the Hypothetical Compound Annual Rate of Return for each year is calculated by applying on a compound basis each of the Composite of Actual Monthly Rates of Return and each of the Hypothetical Composite Weighted Average Pro Forma Rates of Return for such month, not by adding or averaging such monthly rates of return. For purposes of this table, November 1997 was used as the starting month since it was the common date that all programs (that will be traded for the Partnership) were trading.

     The Hypothetical Composite Adjusted Performance Record was prepared by the General Partner and is a result of (a) making certain pro forma adjustments to the historical performance records of the five Advisors' programs to be used for the Partnership in an attempt to approximate the brokerage fees, management fees, incentive fees, other expenses, and interest income calculated in accordance with the fee and income structure of the Partnership as opposed to the corresponding fees, expenses or income actually charged or earned in the historical performance records (for purposes of the calculation of Partnership interest income, historical 30-day Treasury bill rates of the time period presented on Tables B-1 and, where applicable, B-2 were used. Such rates may be higher than current 30-day Treasury bill rates that will be used to calculate Partnership interest income. The application of historical rates may compare more closely to the Advisors' interest income which was most likely earned at the prevailing interest rates of a particular time period), (b) assuming the following initial allocation of Partnership assets is made to the Advisors:
Campbell -- 35%; Eagle -- 20%; Eckhardt -- 10% and Rabar -- 35%. In the case of Eagle, their allocable share of Partnership assets was then allocated to two separate portfolios as follows: two-thirds Eagle-Global System and one-third Eagle-FX, (c) calculating a combined weighted average pro forma rate of return, and (d) applying on a compound basis each of the monthly Hypothetical Composite Weighted Average Pro Forma Rates of Return to an assumed hypothetical investment of $1,000 made at the beginning of the period. For example, Campbell's initial allotment of $350 to the Financial, Metal and Energy Small Portfolio was multiplied by its Pro Forma Monthly Rate of Return from Table B-1. In November 1997, Campbell's Pro Forma Monthly Rate of Return was 0.25% which resulted in a increase of $1 for the first month and a corresponding increase to its trading allotment to $351. Next, this process was repeated for each program or portfolio traded by the Advisors for the Partnership, then added to reach a net asset value as of the end of the month of $1,003, an increase of 0.33% over the initial $1,000. Finally, these computations were repeated each month, beginning with last month's assets allocated to each program or portfolio plus trading profits or losses. The Composite of Actual Monthly Rates of Return is similarly calculated using each of the Advisor's actual performance data for the same period.

     The Hypothetical Composite Adjusted Performance Record does not reflect how the Partnership may operate, but is based instead upon estimates and assumptions considered by the General Partner to be reasonable. Prospective investors must note, however, that there are other methods by which the Hypothetical Composite Adjusted Performance Record could have reasonably been calculated. Such alternative methods may have produced different composite performance results.

     Irrespective of the limitations of the pro forma adjustments that have been made to the Advisors' historical records, any composite of different trading approaches that have never, in fact, traded an account together is necessarily artificial and hypothetical in some respects. Such hypothetical presentations are also subject to the fact that they can be designed with the benefit of hindsight.

     The hypothetical $1,000 unit column represents the net asset value of a hypothetical unit as of the end of each month.

     The Hypothetical Composite Adjusted Performance Record is based on pro forma adjustments to actual trading results; it contains no simulated performance. However, the table is nevertheless hypothetical in that no single account has been managed by the Advisors utilizing all five programs in the same proportions as the Partnerships' assets will be allocated. CFTC and NFA regulations require that the following cautionary legend accompany all hypothetical trading records: THIS COMPOSITE PERFORMANCE RECORD IS HYPOTHETICAL AND THE ADVISORS' TRADING PROGRAMS HAVE NOT BEEN TRADED TOGETHER IN THE MANNER SHOWN IN THE COMPOSITE. HYPOTHETICAL PERFORMANCE

RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY MULTI-PROGRAM MANAGED ACCOUNT OR POOL WILL OR IS LIKELY TO ACHIEVE A COMPOSITE PERFORMANCE RECORD SIMILAR TO THAT SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD AND THE ACTUAL RECORD SUBSEQUENTLY ACHIEVED.

     ONE OF THE LIMITATIONS OF A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD IS THAT DECISIONS RELATING TO THE SELECTION OF TRADING PROGRAMS AND THE ALLOCATION OF ASSETS AMONG THOSE TRADING PROGRAMS WERE MADE WITH THE BENEFIT OF HINDSIGHT BASED UPON THE HISTORICAL RATES OF RETURN OF THE SELECTED TRADING PROGRAMS. THEREFORE, COMPOSITE PERFORMANCE RECORDS INVARIABLY SHOW POSITIVE RATES OF RETURN. ANOTHER INHERENT LIMITATION ON THESE RESULTS IS THAT THE ALLOCATION DECISIONS REFLECTED IN THE PERFORMANCE RECORD WERE NOT MADE UNDER ACTUAL MARKET CONDITIONS AND, THEREFORE, CANNOT COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FURTHERMORE, THE COMPOSITE PERFORMANCE RECORD MAY BE DISTORTED BECAUSE THE ALLOCATION OF ASSETS CHANGES FROM TIME TO TIME AND THESE ADJUSTMENTS ARE NOT REFLECTED IN THE COMPOSITE.

     The above table must be read in conjunction with the description of the manner in which the Pro Forma Rates of Return for each program were calculated set forth under "The Advisor -- Notes to Tables B-1 and B-2 for all Advisors." The Hypothetical Composite Adjusted Performance Record, for the period November 1997 through August 31, 1998, has been calculated on the basis of Pro Forma Monthly Rate of Return figures only and Rate of Return may not be an accurate indication of actual performance due to the effect of additions and withdrawals and other factors. Investors should be careful to consider the monthly rates of return and volatility before determining whether to invest. In any event, past results are no guarantee of future performance and no representation is made that the Partnership is likely to achieve profits similar to those shown in the Hypothetical Composite Adjusted Performance Record.

     Although the General Partner believes that the Hypothetical Composite Adjusted Performance Record provides information pertinent to evaluating the desirability of investing in the Partnership, prospective investors must carefully consider (a) the manner in which the individual program's Pro Forma Monthly RORs have been calculated, (b) weighted averages of these Pro Forma Monthly RORs have been derived for purposes of producing the Hypothetical Composite Adjusted Performance Record in assessing the importance of either of the above Tables to such investor's decision whether to purchase Units and (c) the starting period is used in the table.

                                                                       EXHIBIT A
                             ----------------------

                         LIMITED PARTNERSHIP AGREEMENT
                             ----------------------

                               TABLE OF CONTENTS

        Paragraph and Subject          Page
        ---------------------          ----
 1.  Formation and Name..............   A-1
 2.  Principal Office................   A-1
 3.  Business........................   A-1
 4.  Term, Dissolution and
       Fiscal Year...................   A-1
     Term............................   A-1
     Dissolution.....................   A-2
     Fiscal Year.....................   A-2
 5.  Net Worth of General Partner....   A-2
 6.  Capital Contributions and Units
       of Partnership Interest.......   A-2
 7.  Allocation of Profits and
       Losses........................   A-3
     Capital Accounts................   A-3
     Allocations.....................   A-3
     Allocation of Profit and Loss
       for Federal Income Tax
       Purposes......................   A-3
     Definitions.....................   A-4
     Expenses and Limitation
       Thereof.......................   A-5
     Limited Liability of Limited
       Partners......................   A-5
     Return of Limited Partners'
       Capital Contribution..........   A-5
     Distributions...................   A-5
 8.  Management of the Partnership...   A-5
 9.  Audits and Reports to Limited
       Partners......................   A-7

        Paragraph and Subject          Page
        ---------------------          ----
10.  Transfer and Redemption
       of Units......................   A-8
     Initial Limited Partner.........   A-8
     Transfer........................   A-8
     Redemption......................   A-9
11.  Public Offering of Units of
       Limited Partnership
       Interest......................   A-9
12.  Admission of Additional
       Partners......................  A-10
13.  Special Power of Attorney.......  A-10
14.  Withdrawal of a Partner.........  A-10
15.  No Personal Liability for Return
       of Capital....................  A-11
16.  Indemnification.................  A-11
17.  Amendments; Meetings............  A-11
     Amendments with Consent of the
       General Partner...............  A-11
     Meetings........................  A-11
     Amendments and Actions without
       Consent of the General
       Partner.......................  A-12
     Continuation....................  A-12
18.  Governing Law...................  A-12
19.  Miscellaneous...................  A-12
     Priority among Limited
       Partners......................  A-12
     Notices.........................  A-12
     Binding Effect..................  A-12
     Captions........................  A-13

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT A

                         LIMITED PARTNERSHIP AGREEMENT

     This Limited Partnership Agreement dated as of June 15, 1998, by and between Smith Barney Futures Management Inc., 390 Greenwich Street, New York, New York 10013 (the "General Partner"), and David J. Vogel (the "Initial Limited Partner") and those other parties who shall execute this Agreement, whether in counterpart or by attorney-in-fact, as limited partners (the Initial Limited Partner and such other parties are collectively, the "Limited Partners") (the General Partner and Limited Partners may be collectively referred to herein as "Partners"),

                             W I T N E S S E T H :

     WHEREAS, the parties hereto desire to form and continue a limited partnership for the purpose of trading in commodity interests including futures contracts, options and forward contracts;

     NOW, THEREFORE, the parties hereto agree as follows:

1. FORMATION AND NAME.

     The parties hereto hereby form a limited partnership under the New York Uniform Limited Partnership Act. The name of the limited partnership is Salomon Smith Barney Global Diversified Futures Fund L.P. (the "Partnership"). The General Partner shall execute and file a Certificate of Limited Partnership in accordance with the provisions of the New York Revised Uniform Limited Partnership Act and execute, file, record and publish, as appropriate, such amendments, restatements and other documents as are or become necessary or advisable, as determined by the General Partner.

2. PRINCIPAL OFFICE.

     The principal office of the Partnership shall be 390 Greenwich Street, New York, New York 10013 or such other place as shall be designated by the General Partner.

3. BUSINESS.

     (a) The Partnership business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of interests in commodities of all descriptions, including futures contracts, commodity options, forward contracts and any other rights or interests pertaining thereto.

     (b) The objective of the Partnership business is appreciation of its assets through speculative diversified trading. The Partnership shall not:

          (1) engage in the pyramiding of its positions by using unrealized profit on existing positions as margin for the purchase or sale of additional positions in the same or related commodities;

          (2) utilize borrowings except short-term borrowings if the Partnership takes delivery of cash commodities, provided that neither the deposit of margin with a commodity broker nor obtaining and drawing on a line of credit with respect to forward contracts shall constitute borrowing; or

          (3) permit the churning of its account.

4. TERM, DISSOLUTION AND FISCAL YEAR.

     (a) Term. The term of the Partnership shall commence on the date the Certificate of Limited Partnership is filed in the office of the Secretary of State of the State of New York, and shall end upon the first to occur of the following: (1) December 31, 2018; (2) receipt by the General Partner of an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (3) assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy, or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership is continued pursuant to Paragraph 17); (4) any event which shall make it unlawful for the existence of the Partnership to be continued; or (5) if Net Asset Value falls below $400 as of the end of any business day after trading.

     (b) Dissolution. Upon the dissolution of the Partnership, the assets of the Partnership shall be distributed to creditors, including any Partners who may be creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners; to Partners and former Partners in satisfaction of liabilities for distributions; and to Partners first for the return of their contributions and second respecting their partnership interests, in the proportions in which the Partners share in distributions. Following distribution of the assets of the Partnership, a Certificate of Cancellation for the Partnership shall be filed as required by the Partnership Act.

     (c) Fiscal Year. The fiscal year of the Partnership will commence on January 1 and end on December 31 each year ("fiscal year"). Each fiscal year of the Partnership is divided into four fiscal quarters commencing on the first day of January, April, July and October ("fiscal quarter").

5. NET WORTH OF GENERAL PARTNER.

     The General Partner agrees that at all times after the termination of the initial offering period of the Partnership's Units of Limited Partnership Interest described in Paragraph 11 hereof (the "Public Offering"), so long as it remains the General Partner of the Partnership, it will maintain a Net Worth (as defined below but excluding its capital contribution to the Partnership) equal to the greater of (a) 5% of the total contributions (including contributions by the General Partner) to all limited partnerships to which it is a general partner (including the Partnership) plus (prior to the termination of the Public Offering) 5% of the Units being offered for sale in the Partnership or (b) $50,000. In no event will the General Partner be required to maintain a net worth in excess of the greater of (i) $1,000,000 or (ii) the amount which the General Partner is advised by counsel as necessary or advisable to ensure that the Partnership is taxed as a partnership for federal income tax purposes.

     For the purposes of this Paragraph 5, Net Worth shall be based upon current fair market value of the assets of the General Partner. The requirements of this Paragraph 5 may be modified if the General Partner obtains an opinion of counsel for the Partnership that a proposed modification will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes and will not violate any state securities or blue sky laws to which the Partnership may be subject from time to time.

6. CAPITAL CONTRIBUTIONS AND UNITS OF PARTNERSHIP INTEREST.

     The General Partner shall contribute to the Partnership, immediately prior to the time the Partnership commences trading activities and as necessary thereafter, an amount which shall at least equal the greater of (a) 1% of capital contributions or (b) $25,000. The General Partner's contribution shall be evidenced by "Units of General Partnership Interest." The General Partner may not make any transfer or withdrawal of its contribution to the Partnership while it is General Partner which would reduce its percentage interest in the Partnership to less than such required interest in the Partnership. Any withdrawal of any such excess interest by the General Partner may be made only upon not less than 30 days' notice to the Limited Partners prior to the end of a fiscal quarter.

     Interests in the Partnership, other than those of the General Partner, shall be evidenced by "Units of Limited Partnership Interest" which the General Partner on behalf of the Partnership shall, in accordance with the Prospectus included in the Registration Statement referred to in Paragraph 11, sell to persons desiring to become Limited Partners. For each Unit of Limited Partnership Interest purchased prior to the commencement of trading operations, a Limited Partner shall contribute $1,000 to the capital of the Partnership. For any Unit (or partial unit rounded to four decimal places) of Limited Partnership Interest purchased thereafter, a Limited Partner shall contribute to the capital of the Partnership an amount equal to the Net Asset Value of a Unit (or partial unit, as the case may be) of Limited Partnership Interest as of the close of business on the day preceding the effective date of such purchase, and shall pay in addition any selling commission which must be paid with respect to such purchase. For purposes of such purchases, any accrued liability for reimbursement of offering and organizational expenses will not reduce Net Asset Value per Unit. The aggregate of all contributions shall be available to the Partnership to carry on its business, and no interest shall be paid on any such contribution. The General Partner may, in its discretion, split the Units at any time, provided that any such action will not adversely affect the capital account of any limited partner. All subscriptions for Units of Limited Partnership Interest made pursuant to the Public Offering of the Units of Limited Partnership Interest must be on the form provided in the Prospectus.

     The proceeds from the sale of the Units of Limited Partnership Interest pursuant to the Public Offering shall be placed in an escrow account and shall not be contributed to the capital of the Partnership prior to the termination of the Initial Offering Period (as defined in the Prospectus). If subscriptions for at least 15,000 Units of Limited Partnership Interest shall not have been received and accepted by the General Partner when the Initial Offering Period is terminated, this Agreement shall terminate, the full amount of all subscriptions shall be promptly returned to the subscribers, and the Certificate of Limited Partnership shall be cancelled. If subscriptions for at least 15,000 Units of Limited Partnership Interest shall have been received and accepted by the General Partner prior to the termination of the Initial Offering Period, the proceeds thereof shall be contributed to the capital of the Partnership and the Partnership shall thereafter commence trading operations. All subscribers shall receive the interest earned on their subscriptions while held in escrow. All subscribers who have been accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

7. ALLOCATION OF PROFITS AND LOSSES.

     (a) Capital Accounts. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of his initial capital contribution to the Partnership.

     (b) Allocations. As of the close of business on the last day of each month during each fiscal year of the Partnership, the following determinations and allocations shall be made:

          (1) The Net Assets of the Partnership (as defined in Paragraph 7(d)(1)) before any management and incentive fees payable by the Partnership as of such date shall be determined.

          (2) Monthly management fees, if any, payable by the Partnership as of such date shall then be charged against Net Assets.

          (3) Incentive fees, if any, shall then be charged against Net Assets.

          (4) Any increase or decrease in Net Assets as of the end of the month (after the adjustments in subparagraphs (2) and (3) above) shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

          (5) The amount of any distribution to a Partner, any amount paid to a Limited Partner on redemption of Units of Limited Partnership Interest, and any amount paid to the General Partner on redemption of Units of General Partnership Interest, shall be charged to that Partner's capital account.

     (c) Allocation of Profit and Loss for Federal Income Tax Purposes. The Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts. Any Partner who redeems Units of Limited or General Partnership Interest during any fiscal year will be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership during the period that such Units of Limited or General Partnership Interest were owned by such Partner, based on the ratio that the capital accounts allocable to such acquired or redeemed Units of Limited or General Partnership Interest bear to the capital accounts allocable to all Partners' Units of Limited or General Partnership Interest for such period. Any Partner who transfers or assigns Units of Limited or General Partnership Interest during any fiscal year shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership through the end of the month in which notice of such transfer or assignment is given to the General Partner in accordance with Paragraph 10(b) hereof, and the transferee or assignee of such Units shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership commencing with the month next succeeding the month in which notice of transfer or assignment is given. The method of allocating gains and losses for tax purposes may be changed by the General Partner upon receipt of advice from counsel to the Partnership that such change is required by applicable law or regulations.

     (d) Definitions:

          (1) Net Assets. Net Assets of the Partnership shall mean the total assets of the Partnership including all cash, plus Treasury Bills at market, accrued interest, and the market value of all open commodity positions maintained by the Partnership, less brokerage charges accrued and less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles under the accrual basis of accounting.

          (2) Net Asset Value per Unit. The Net Asset Value of each Unit of Limited Partnership Interest and each Unit of General Partnership Interest shall be determined by dividing the Net Assets of the Partnership by the aggregate number of Units of Limited and General Partnership Interest outstanding.

          (3) Capital Contributions. Capital contributions shall mean the total investment in the Partnership by a Partner or by all Partners, as the case may be.

          (4) New Trading Profits. The excess, if any, of Net Assets managed by the Advisor at the end of the fiscal period over Net Assets managed by the Advisor at the end of the highest previous fiscal period or Net Assets allocated to the Advisor at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership's assets during the fiscal period, whether the assets are held separately or in margin accounts.

          (5) Organizational and Offering Expenses. Organizational and offering expenses shall mean all expenses incurred by the Partnership in connection with and in preparing for registration and subsequent offering and distributing it to the public, including but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units of Limited Partnership Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

          (6) Valuation Date. The date as of which the Net Assets of the Partnership are determined.

          (7) Valuation Period.  A regular period of time between Valuation
     Dates.

          (8) Advisor. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

          (9) Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

          (10) Pyramiding. A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

          (11) Sponsor. Any person directly or indirectly instrumental in organizing the Partnership or any person who will manage or participate in the management of the Partnership, including a commodity broker who pays any portion of the organizational expenses of the Partnership, the General Partner and any other person who regularly performs or selects the persons who perform services for the Partnership.

     Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

     (e) Expenses and Limitation Thereof. Subject to the limitations set forth below in this Paragraph 7(e), the Partnership shall bear all commodity brokerage fees and shall be obligated to pay all liabilities incurred by it, including, without limitation, all expenses incurred in connection with its trading activities, and any management and incentive fees. The General Partner shall bear all other operating expenses except legal, accounting, filing, data processing and reporting fees and extraordinary expenses. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. The aggregate annual expenses of every character paid or incurred by the Partnership, including management fees, advisory fees and all other fees, except for incentive fees, commodity brokerage commissions, the actual cost of legal and audit services and extraordinary expenses, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis, 1/2 of 1% of Net Assets per month. For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage commissions, incentive fees, the actual cost of legal and audit services and extraordinary expenses. All expenses of the Partnership shall be billed directly to and paid by the Partnership. If necessary, the General Partner will reimburse the Partnership, no less frequently than quarterly, for the amount by which aggregate fees and expenses exceed, on an annual basis, 1/2 of 1% of Net Assets per month. Reimbursements to the General Partner or its affiliates shall not be allowed, except for reimbursement of actual cost of legal and audit services used for or by the Partnership and charges incidental to trading. Expenses incurred by the General Partner in connection with administration of the Partnership including but not limited to salaries, rent, travel expenses and such other items generally falling under the category of overhead, shall not be charged to the Partnership. In no event will organizational and offering expenses exceed 15% of the Partners' initial capital contributions. For this purpose, organizational and offering expenses include interest on loans from SSB to the Partnership for payment of organizational and offering expenses, if any.

     (f) Limited Liability of Limited Partners:

          (1) Each Unit of Limited Partnership Interest, when purchased by a Limited Partner, subject to the qualifications set forth below, shall be fully paid and non-assessable.

          (2) A Limited Partner will have no liability in excess of his obligation to make contributions to the capital of the Partnership and his share of the Partnership's assets and undistributed profits, subject to the qualifications provided in New York law.

     (g) Return of Limited Partners' Capital Contribution. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units of Limited Partnership Interest or shall be entitled to distributions in accordance with the terms of this Agreement, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand and receive property other than cash.

     (h) Distributions. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units of Limited Partnership Interest), if any, the Partnership will make to its Partners. Distributions shall be pro rata in accordance with the respective capital accounts of the Partners.

8. MANAGEMENT OF THE PARTNERSHIP.

     Except as hereinafter provided, the General Partner, to the exclusion of all Limited Partners, shall conduct, manage and control the business of the Partnership including, without limitation, the investment of the funds of the Partnership. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership. The Partnership shall not permit the limited partners to contract away the fiduciary obligation owed to the limited partners by the General Partner under common law. Except as provided herein, no Partner shall be entitled to any salary, draw or other compensation from the

Partnership. Each Limited Partner hereby undertakes to advise the General Partner of such additional information as may be deemed by the General Partner to be required or appropriate to open and maintain an account or accounts with commodity brokerage firms for the purpose of trading in commodity contracts.

     The General Partner may delegate its responsibility, in whole or in part, for the investment of the Partnership's assets to one or more qualified trading advisors and may delegate trading discretion to such persons. If the General Partner decides to direct trading for the Partnership itself, the General Partner may nonetheless render advisory services to other clients or accounts and may use the same trading strategies which are utilized in managing the Partnership's investments. However, the General Partner agrees and represents that any such other services will not affect its capacity to continue to render services to the Partnership of the quality and nature contemplated by this Agreement. If the General Partner determines to delegate its responsibility for trading decisions to one or more trading advisors, it may negotiate and enter into one or more management agreements with the advisor(s) on behalf of the Partnership, including a management agreement under which the General Partner is one of the advisors. Any such agreement could obligate the Partnership to pay management and incentive fees to the advisors in amounts determined by the General Partner acting in the best interests of the Partnership; provided, however, that such fees will in no event exceed those permitted under NASAA Guidelines for the Registration of Commodity Pools (the "Guidelines") and that neither the General Partner nor any affiliate of the General Partner shall receive an incentive fee in excess of 15% of New Trading Profits or a management fee if it or any of its affiliates receives any portion of the brokerage commissions paid by the Partnership. Specifically, except to the extent permitted by future changes to the Guidelines, incentive fees paid by the Partnership to an Advisor shall never exceed 15%, increased by an additional 2% for each 1% by which the Partnership's aggregate annual expenses are reduced below 6% annually, of New Trading Profits, calculated not more often than quarterly on the Valuation Date, over the highest previous Valuation Date.

     The General Partner shall monitor the trading and performance of any trading advisor for the Partnership and shall not permit the "churning" of the Partnership's account. The General Partner shall calculate the Net Assets of the Partnership daily and shall make available, upon the request of a Limited Partner, the Net Asset Value of a Unit of Limited Partnership Interest. The Partnership shall seek the best price and services available in its commodity futures brokerage transactions. The Partnership may not enter into an exclusive brokerage contract. The General Partner is authorized to enter into the Customer Agreement with Salomon Smith Barney Inc. ("SSB") described in the Prospectus and to cause the Partnership to pay SSB a monthly brokerage fee equal to up to 9/20 of 1% of month-end Net Assets (5.4% per year) or $54 per round-turn transaction (exclusive of fees incurred in connection with trading including exchange, clearing, floor brokerage, give-up and NFA fees) and to negotiate Customer Agreements in the future on these or other terms. Any interest or other income derived from any portion of the Partnership's assets whether held in the Partnership's margin account or otherwise shall accrue solely to the benefit of the Partnership except as otherwise provided in the Guidelines. Neither the General Partner nor any affiliate of the General Partner shall directly or indirectly pay or award any commissions or other compensation to any person engaged to sell Units of Limited Partnership Interests or to give investment advice to a potential Limited Partner, provided, however, that neither the General Partner nor any affiliate of the General Partner is prohibited from paying to a registered broker-dealer or other properly licensed person a normal sales commission, including trail commissions, for selling Units of Limited Partnership Interests. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: opening bank accounts with state or national banks; paying, or authorizing the payment of, distributions to the Partners and expenses of the Partnership, such as management fees, brokerage commissions or fees, legal and accounting fees, printing and reporting fees, and registration and other fees of governmental agencies; and investing or directing the investment of funds of the Partnership not being utilized as margin deposits. Only those goods and services enumerated in the Limited Partnership Agreement will be those provided by the General Partner to the Partnership. Except as provided in the Prospectus, the General Partner shall not take any action with respect to the assets or property of the Partnership which does not benefit the Partnership.

     The General Partner shall review, not less often than annually and to the extent practicable, the brokerage rates charged to public commodity pools which are comparable to the Partnership to determine that the brokerage fees being paid by the Partnership are competitive with such other rates. The General Partner may in its discretion, acting in the best interests of the Partnership, negotiate with SSB to amend the Customer Agreement so that the Partnership is charged brokerage commissions on a round-turn basis instead of the monthly fee initially contemplated; provided that the commission rate agreed to is comparable to rates charged to comparable public commodity pools and further provided that such commissions, including pit brokerage fees will not exceed the limitation set forth in the Guidelines.

     The General Partner shall maintain a list of the names and addresses of, and interests owned by, all Partners, a copy of which shall be furnished to Limited Partners upon request either in person or by mail and upon payment of the cost of reproduction and mailing, and such other books and records relating to the business of the Partnership at the principal office of the Partnership. The General Partner shall retain such records for a period of not less than six years. The Limited Partners shall be given reasonable access to the books and records of the Partnership.

     The Partnership shall not enter into any contract with the General Partner or any of its affiliates or with any trading advisor which has a term of more than one year. The Partnership shall make no loans. Assets of the Partnership will not be commingled with assets of any other entity. Deposit of assets with a commodity broker or dealer shall not constitute commingling. Except as provided herein, no person may receive, directly or indirectly, any Net Asset fee for investment advice or management who shares or participates in any commodity brokerage commissions or fees from transactions for the Partnership; no broker (including the General Partner and its affiliates) may pay, directly or indirectly, rebates or give ups to any trading advisor; and such prohibitions shall not be circumvented by any reciprocal business arrangements. On loans made available to the Partnership by the General Partner or any of its affiliates, the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the lender's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the lender shall not receive points or other financing charges or fees regardless of the amounts.

     Subject to Paragraph 5 hereof, the General Partner may engage in other business activities and shall not be required to refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures contracts or otherwise. The General Partner may engage and compensate (consistent with the Guidelines) on behalf of the Partnership from funds of the Partnership, such persons, firms or corporations, including any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership.

     No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of its authority.

9. AUDITS AND REPORTS TO LIMITED PARTNERS.

     The Partnership books and records shall be audited annually by independent accountants. The Partnership will cause each Partner to receive (i) within 90 days after the close of each fiscal year, audited financial statements including a balance sheet and statements of income and partners' equity for the fiscal year then ended, and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for him to complete his federal income tax return. In addition, within 30 days of the end of each month the Partnership will provide each Limited Partner with reports showing Net Assets and Net Asset Value per Unit of Limited and General Partnership Interest as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Partnership during such month. Both annual and monthly reports shall include such additional information as the Commodity Futures Trading Commission may require under the Commodity Exchange Act to be given to participants in commodity pools such as the Partnership. The General Partner shall calculate the Net Asset Value per Unit of Limited and General

Partnership Interest daily and shall make such information available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership. The General Partner will submit to state securities law administrators any information which such administrators require to be filed, including, but not limited to, copies of the annual and monthly reports to be provided to Limited Partners.

     In addition, if any of the following events occur, notice of such event shall be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit of Limited Partnership Interest to 50% or less of the Net Asset Value most recently reported; (ii) a decrease in assets maintained in cash to 50% or less of the amount most recently reported; (iii) any material change in contracts with advisors including any change in advisors or any modification in connection with the method of calculating the incentive fee; (iv) any change in commodity brokers or any change to payment or brokerage commissions on a round turn basis;
(v) any change in the General Partner; or (vi) any material change in the Partnership's trading policies or in any advisor's trading strategies; and (vii) any other material change affecting the compensation of any party. Any notice sent pursuant to this paragraph will include a description of the Limited Partners' voting rights and/or redemption rights under this Agreement.

10. TRANSFER AND REDEMPTION OF UNITS.

     (a) Initial Limited Partner. As of the day after trading commences, the Initial Limited Partner may redeem his Unit for $1,000 and withdraw from the Partnership.

     (b) Transfer. Each Limited Partner expressly agrees that he will not assign, transfer or dispose of, by gift or otherwise, any of his Units of Limited Partnership interest or any part or all of his right, title and interest in the capital or profits of the Partnership without giving written notice of the assignment, transfer or disposition to the General Partner and that no assignment, transfer or disposition shall be effective against the Partnership or the General Partner until the first day of the month next succeeding the month in which the General Partner receives the written notice described below. Any assignment, transfer or disposition by an assignee of Units of Limited Partnership Interest of his interest in the capital or profits of the Partnership shall not be effective against the Partnership or the General Partner until the first day of the month next succeeding the month in which the General Partner receives the written notice described below. If the General Partner receives an opinion of counsel to the effect that a transfer should be prohibited in order to protect against treatment as a publicly traded partnership, such transfer shall be prohibited. Upon advice of counsel, the General Partner shall eliminate or modify any restrictions on substitutions or assignment at such time as the restriction is no longer necessary. If an assignment, transfer or disposition occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner. The written notice required by this paragraph shall specify the name and residence address of the assignee, the date of assignment, shall include a statement by the assignee that he agrees to give the above-described written notice to the General Partner upon any subsequent assignment, and shall be signed by the assignor and assignee. The General Partner may, in its sole discretion, waive receipt of the above-described notice or waive any defect therein. Any such assignee shall become a substituted Limited Partner only upon the consent of the General Partner (which consent may only be withheld for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership), upon the execution of a Power of Attorney by such assignee appointing the General Partner as his attorney-in-fact in the form contained in paragraph 13 hereof. The estate or any beneficiary of a deceased Limited Partner or assignee shall have no right to withdraw any capital or profits from the Partnership except by redemption of Units of Limited Partnership Interest. Upon the death of a Limited Partner, his estate shall have any rights of inventory, accounting, appraisal or examination of Partnership records as are granted by law. A substituted Limited Partner shall have all the rights and powers and shall be subject to all the restrictions and liabilities of a Limited Partner of the Partnership. A substituted Limited Partner is also liable for the obligations of his assignor to make contributions to the Partnership, but shall not be liable for the obligations of his assignor under the Partnership Act to return distributions received by the assignor, provided, however, that a substituted Limited Partner shall not be obligated for liabilities unknown to him at the time he became a substituted Limited Partner and which could not be ascertained from this Agreement. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner and shall not have any of the rights of a Limited Partner except that the assignee shall be entitled to receive that share of capital or profits and shall have that right of redemption to which his assignor would otherwise have been entitled. An assigning Limited Partner shall remain liable to the Partnership as provided in the Partnership Act, regardless of whether his assignee becomes a substituted Limited Partner. The transfer of Units of Limited Partnership Interest shall be subject to all applicable securities laws. The transferor or assignor shall bear the cost related to such transfer or assignment. Certificates representing Units of Limited Partnership Interest may bear appropriate legends to the foregoing effect. Except for transfers by gift, inheritance, intrafamily transfers, family dissolutions and transfers to affiliates, no transfer may be made that results in either the transferor or the transferee holding fewer than three Units.

     (c) Redemption. After the end of six full months after the commencement of trading operations, a Limited Partner (or any assignee thereof) may withdraw some or all of his capital contribution and undistributed profits, if any, from the Partnership in multiples of the Net Asset Value of a Unit of Limited Partnership Interest (such withdrawal being herein referred to as "redemption") as of the last day of a calendar month ending at least 3 months after that capital contribution was made (the "Redemption Date") after a request for redemption has been made to the General Partner; provided, that all liabilities, contingent or otherwise, of the Partnership, except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses will not reduce Net Asset Value per Unit. As used herein, "request for redemption" shall mean a letter or oral request in a form specified by the General Partner received by the General Partner at least 10 days in advance of the Redemption Date. No partial redemptions are permitted if after giving effect to the redemption a Limited Partner would own fewer than three Units. Upon redemption a Limited Partner (or any assignee thereof) shall receive, per Unit of Limited Partnership Interest redeemed, an amount equal to the Net Asset Value of a Unit of Limited Partnership Interest as of the Redemption Date, less any amount owing by such Partner (and his assignee, if any) to the Partnership. If redemption is requested by an assignee, all amounts owed by the Partner to whom such Unit of Limited Partnership Interest was sold by the Partnership as well as all amounts owed by all assignees of such Unit of Limited Partnership Interest shall be deducted from the Net Asset Value of such Unit of Limited Partnership Interest upon redemption by an assignee. Payment will be made within 10 business days after the Redemption Date. The General Partner may temporarily suspend redemptions if necessary in order to liquidate commodity positions in an orderly manner, and may, in its discretion, in a particular case, permit redemptions before the end of any applicable holding period, partial redemptions, or at times other than month-end.

     The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at Net Asset Value, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner. The General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in net asset value per unit as of the close of business on any business day to less than 50% of the net asset value per unit on the last valuation date. The Partnership shall suspend trading during such special redemption period.

11. PUBLIC OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

     The General Partner on behalf of the Partnership shall (i) cause to be filed a Registration Statement, and such amendments thereto as the General Partner deems advisable, with the United States Securities and Exchange Commission for the registration and public offering of the Units of Limited Partnership Interest, and (ii) qualify the Units of Limited Partnership Interest for sale under the securities laws of such States of the United States or foreign countries as the General Partner shall deem advisable.

     The General Partner may make such arrangements for the sale of the Units of Limited Partnership Interest as it deems appropriate, including, without limitation, the execution on behalf of the Partnership of a selling agreement with SSB as an agent of the Partnership for the offer and sale of the Units of Limited Partnership Interest as contemplated in the Prospectus.

12. ADMISSION OF ADDITIONAL PARTNERS.

     After the Public Offering of the Units of Limited Partnership Interest has been terminated by the General Partner, no additional General Partners will be admitted to the Partnership except as described in Paragraph 17(c). The General Partner may take such actions as may be necessary or appropriate at any time to offer new Units or partial Units and to admit new Limited Partners to the Partnership. Any new Limited Partners accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

13. SPECIAL POWER OF ATTORNEY.

     Each Limited Partner does irrevocably constitute and appoint the General Partner and each other person or entity that shall after the date of this Agreement become a general partner of the Partnership with the power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and Certificate of Limited Partnership including amendments and/or restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change or modification of the Partnership in accordance with the terms of this Agreement; (iii) Certificates of Assumed Name; and (iv) Customer Agreements with SSB or other commodity brokerage firms. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive and not be affected by the subsequent incapacity, disability or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney; provided, however, that the action taken was determined to be in the best interest of the Partnership and did not constitute negligence or misconduct of the General Partner or any successor thereto. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Paragraph, this Agreement shall control.

14. WITHDRAWAL OF A PARTNER.

     The Partnership shall be dissolved and its affairs wound up upon the assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership in continued pursuant to Paragraph 17). The General Partner shall not withdraw from the Partnership without giving the Limited Partners one hundred twenty (120) days' prior written notice. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner shall not (in and of itself) dissolve the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Paragraph 10 hereof. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit; provided, however, that this waiver in no way limits the rights of the Limited Partners or their representatives to have access to the Partnership's books and records as described in Paragraph 8 hereof.

     If a General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. If the Partnership is continued pursuant to Paragraph 17, the General Partner will be responsible for all expenses resulting from its withdrawal or removal as a general partner. In the event of removal or withdrawal of the

General Partner, the General Partner is entitled to a redemption of its interest in the Partnership at its Net Asset Value on the next Redemption Date following the date of General Partner removal or withdrawal.

15. NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

     The General Partner, subject to paragraph 16 hereof, shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

16. INDEMNIFICATION.

     (a) The General Partner and its Affiliates shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership, the General Partner (or its affiliate) was acting on behalf of or performing services for the Partnership and such loss or liability was not the result of negligence or misconduct of the General Partner or its Affiliates. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the General Partner shall have determined in good faith that such course of conduct was in the best interests of the Partnership and such loss or liability was not the result of negligence or misconduct on the part of the General Partner or its Affiliates.

     (b) Notwithstanding (a) above, the General Partner and its Affiliates and any person acting as a Broker-Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws.

     (c) The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     (d) For purposes of this Paragraph 16, the term "Affiliates" shall mean (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by, or under common control of such person; (d) any officer, director or partner of such person; or
(e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

     (e) The provision of advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner or its Affiliates is prohibited.

     (f) Indemnification under this Agreement is recoverable from the assets of the Partnership and not from the Limited Partners.

17. AMENDMENTS; MEETINGS.

     (a) Amendments with Consent of the General Partner. If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement (including the Partnership's basic investment policies set forth in paragraph 3(b) hereof) such amendment shall be effective only if approved in writing by the General Partner and by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding and if made in accordance with the Partnership Act. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order to (i) clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Limited Partnership Agreement and the Prospectus); (ii) delete or add any provision of or to the Limited Partnership Agreement required to be deleted or added by the staff of any federal or state agency; or (iii) make any amendment to the Limited Partnership Agreement which the General Partner deems advisable (including but not limited to amendments necessary to effect the allocations proposed herein or to change the name of the Partnership) provided that such amendment is not adverse to the Limited Partners, or is required by law.

     (b) Meetings. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units of Limited Partnership Interest then outstanding, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within fifteen days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty but not more than sixty days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

     (c) Amendments and Actions without Consent of the General Partner. At any meeting called pursuant to Paragraph 17(b), upon the approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding Units of Limited Partnership Interest, the following actions may be taken: (i) this Agreement may be amended in accordance with the Partnership Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner may be admitted immediately prior to the removal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (iv) if the General Partner elects to withdraw from the Partnership a new general partner or general partners may be admitted immediately prior to withdrawal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner, any of its affiliates or any commodity trading advisor to the Partnership may be terminated on sixty days' notice without penalty; and (vi) the sale of all the assets of the Partnership may be approved.

     (d) Continuation. Upon the assignment by the General Partner of all of its interest in the Partnership, the withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act, the Partnership is not dissolved and is not required to be wound up by reason of such event if, within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner. In the event of the withdrawal by the General Partner and the continuation of the Partnership pursuant to this paragraph, the General Partner shall pay all expenses incurred as a result of its withdrawal.

18. GOVERNING LAW.

     The validity and construction of this Agreement shall be governed by and construed in accordance with the laws of the State of New York including, specifically, the New York Revised Uniform Partnership Act, as amended (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 18.

19. MISCELLANEOUS.

     (a) Priority among Limited Partners. No Limited Partner shall be entitled to any priority or preference over any other Limited Partner with regard to the return of contributions of capital or to the distribution of any profits or otherwise in the affairs of the Partnership.

     (b) Notices. All notices under this Agreement, other than reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery, or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class mail to the last known address of each Limited Partner.

     (c) Binding Effect. This Agreement shall inure to and be binding upon all the parties, their successors, permitted assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Paragraph 17 hereof.

     (d) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

General Partner:                                       Initial Limited Partner:

SMITH BARNEY
FUTURES MANAGEMENT INC.

                                                                     /s/ DAVID J. VOGEL
                                                       -----------------------------------------------
                                                                       David J. Vogel

              By: /s/ DAVID J. VOGEL
  ----------------------------------------------
             David J. Vogel, President

                                                       Limited Partners:
                                                         All Limited Partners now and hereafter
                                                         admitted as limited partners of the
                                                         Partnership pursuant to powers of attorney
                                                         now and hereafter executed in favor of and
                                                         delivered to the General Partner

                                                                    By: /s/ SMITH BARNEY
                                                       -----------------------------------------------
                                                                   Futures Management Inc.
                                                                      Attorney-in-Fact

                                                                   By: /s/ DAVID J. VOGEL
                                                       -----------------------------------------------
                                                                  David J. Vogel, President

                                                                       EXHIBIT B

                    SALOMON SMITH BARNEY GLOBAL DIVERSIFIED
                               FUTURES FUND L.P.

                             SUBSCRIPTION AGREEMENT

Dear Sirs:

    A. SUBSCRIBER PROVISIONS.

    1. Subscription for Units. I hereby subscribe for the amount indicated below of units of limited partnership interest ("Units") of SALOMON SMITH BARNEY GLOBAL DIVERSIFIED FUTURES FUND L.P. (the "Partnership") at $1,000 per Unit during the Initial Offering Period and at Net Asset Value per Unit during the Continuous Offering (as that term is defined under "Plan of Distribution") (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimum in certain states). A SUBSCRIPTION MAY BE REVOKED BY A SUBSCRIBER FOR FIVE BUSINESS DAYS FOLLOWING THE INVESTOR'S SUBSCRIPTION DURING THE INITIAL OFFERING PERIOD FOR ANY REASON. DURING THE CONTINUOUS OFFERING A SUBSCRIPTION MAY BE REVOKED BY A SUBSCRIBER FOR FIVE BUSINESS DAYS FOLLOWING THE INVESTOR'S SUBSCRIPTION IF THE GENERAL PARTNER DETERMINES NOT TO OFFER UNITS AS OF THE END OF A QUARTER.

    2. Representations and Warranties. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I AM NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. As an inducement to the General Partner on behalf of the Partnership to sell me the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant to the General Partner and the Partnership as follows:

        (A) I HAVE RECEIVED A COPY OF THE PROSPECTUS AND DISCLOSURE DOCUMENT OF THE PARTNERSHIP, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT (AS SUPPLEMENTED BY STICKER SUPPLEMENTS, IF ANY) AND A COPY OF THE MOST RECENT MONTHLY STATEMENT AND ANNUAL REPORT, IF ANY, RELATING TO AND DESCRIBING THE TERMS AND CONDITIONS OF THIS OFFERING OF UNITS ("PROSPECTUS").

        (B) I MEET THE APPLICABLE INVESTOR SUITABILITY REQUIREMENTS SET FORTH IN EXHIBIT C TO THE PROSPECTUS, IF I AM A COLLECTIVE INVESTMENT VEHICLE, I AM IN COMPLIANCE WITH ALL APPLICABLE FEDERAL REGULATORY REQUIREMENTS INCLUDING THOSE OF THE COMMODITY FUTURES TRADING COMMISSION AND I REPRESENT THAT ALL THE INFORMATION SET FORTH WITH RESPECT TO MY FINANCIAL POSITION IS CORRECT AND COMPLETE AS OF THE DATE OF THIS SUBSCRIPTION AGREEMENT, AND IF THERE SHOULD BE ANY MATERIAL CHANGE IN SUCH INFORMATION PRIOR TO MY ADMISSION AS A LIMITED PARTNER, I WILL IMMEDIATELY FURNISH SUCH REVISED OR CORRECTED INFORMATION TO THE GENERAL PARTNER.

        (c) I hereby consent to the execution and delivery of the Customer Agreement between the Partnership and SSB and to the payment to SSB of fees as described in the Prospectus.

        (d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or SSB for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

    3. Employee-Benefit Plans. The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan ("Director") represents and agrees as follows:

        (a) Either (A) or (B): (A) neither SSB nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the "Plan"), or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan's investment decisions and which are individualized to the particular needs of the Plan.

        or (B) The relationship between the Plan and SSB or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan's assets and the investment in the Partnership is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

        (b) Although an SSB Financial Consultant may have suggested that the Director consider the investment in the Partnership, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

        (c) The Plan is in compliance with all applicable Federal regulatory requirements.

    4. Acceptance of Limited Partnership Agreement and Power of Attorney. I hereby apply to become a limited partner as of the date the sale of my Units becomes effective, and I hereby agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

    I hereby irrevocably constitute and appoint Smith Barney Futures Management Inc., the General Partner of the Partnership, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Partnership and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Partnership; (iii) certificates of assumed name; and
(iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.
                               ------------------

    B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.

                               ------------------

    C. RISK DISCLOSURE.

        1. Investment in the Partnership is speculative and includes the risks summarized under "Risk Factors" in the Prospectus. Each investor must be able to afford the risks of an investment in the Partnership.

        2. Smith Barney Futures Management Inc., the General Partner, is an affiliate of Salomon Smith Barney Inc. ("SSB"). SSB is the Selling Agent and the Commodity Broker/Dealer and recipient of brokerage fees. Therefore, conflicts of interest exist (see "Conflicts of Interest" and "The Commodity Broker/Dealer" in the Prospectus). SSB will receive substantial brokerage fees from the Partnership regardless of the Partnership's trading performance (see "Fees and Expenses to the Partnership" in the Prospectus).

        3. An Investor may redeem his Units only as of the last day of a calendar month and only after three months from their issuance, all as set forth in the Limited Partnership Agreement.

        4. The offering of Units is made solely on the information in the Prospectus and Exhibits thereto. No person is authorized to make any representations not contained in the Prospectus.

                    SALOMON SMITH BARNEY GLOBAL DIVERSIFIED            EXHIBIT B

                               FUTURES FUND L.P.
                                PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000, EXCEPT $2,000 FOR EMPLOYEE-BENEFIT PLANS INCLUDING IRAS. SUBJECT TO HIGHER MINIMUMS IN CERTAIN STATES. SEE EXHIBIT C -- SUITABILITY REQUIREMENTS.)

-----------------                 ---------------------------------------------
$                                      -                   -    -       -
-----------------                 ---------------------------------------------
                                      SALOMON SMITH BARNEY ACCOUNT NUMBER


ACCOUNT NAME                    -----------------------------------------------

                                -----------------------------------------------
STATE OR COUNTRY
OF RESIDENCE                    -----------------------------------------------

                      CIRCLE APPLICABLE ACCOUNT TYPE BELOW

1 INDIVIDUAL ACCOUNT             3 CORPORATION                               6 IRA, KEOGH, SEP
2 JOINT ACCOUNT                  4 PARTNERSHIP                               7 EMPLOYEE BENEFIT PLAN
                                 5 TRUST                                     8 OTHER

                                    PAYMENT

PAYMENT FOR SUBSCRIPTIONS MAY BE MADE BY AUTHORIZING YOUR FINANCIAL CONSULTANT TO DEBIT YOUR SALOMON SMITH BARNEY INC. SECURITIES ACCOUNT IN THE AMOUNT OF YOUR SUBSCRIPTION. SUBSCRIBERS WHO AUTHORIZE SALOMON SMITH BARNEY INC. TO DEBIT THEIR SECURITIES ACCOUNT MUST HAVE THEIR SUBSCRIPTION PAYMENT IN THEIR ACCOUNT ON THE SPECIFIED SETTLEMENT DATE. THE ACCOUNT WILL BE DEBITED ON THE SETTLEMENT DATE WHICH WILL OCCUR NOT LATER THAN 5 BUSINESS DAYS FOLLOWING NOTIFICATION TO SALOMON SMITH BARNEY INC. AND THE INVESTOR OF THE ACCEPTANCE OF THE SUBSCRIPTION.

                                   SIGNATURE

IF JOINT OWNERSHIP, ALL PARTIES MUST SIGN. IF FIDUCIARY, PARTNERSHIP OR CORPORATION, INDICATE TITLE OF SIGNATORY UNDER SIGNATURE LINES.


------------------------------------------------------------       ------------------------------------------------------------
                            DATE                                                               DATE

------------------------------------------------------------       ------------------------------------------------------------
                   SUBSCRIBER'S SIGNATURE                                             SUBSCRIBER'S SIGNATURE

------------------------------------------------------------       ------------------------------------------------------------
                   TITLE (IF APPLICABLE)                                              TITLE (IF APPLICABLE)

                           BRANCH MANAGER ATTESTATION

I have received all documents required to open this account and acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(2)(B) and (b)(3)(D) of the NASD's Conduct Rules, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units. If the account is a partnership or trust, I acknowledge that my review of the partnership or trust allows investments in limited partnerships whose principal business is in futures trading.

BRANCH MANAGER'S SIGNATURE  ________________________________

PRINT NAME:  ______________________________________________

--------------------------------------------------------------------------------

FOR BRANCH USE PLEASE COMPLETE
ENTER IOI FOR SECURITY NO. (CHECK ONE):  __________  8955530   __________  8955535

-----------------------------------------------------------  ---------------------------------------  ---------------------
                 FINANCIAL CONSULTANT NAME                                TELEPHONE NO.                     WIRE CODE

                   Send completed Subscription Agreement to:

                      Smith Barney Futures Management Inc.
                        390 Greenwich Street - 1st Floor
                            New York, New York 10013
                               TEL (212) 723-4976
                      PHOTOCOPIES OR FAXES NOT ACCEPTABLE

SUBSCRIPTION AGREEMENT TO PROSPECTUS AND DISCLOSURE DOCUMENT DATED NOVEMBER 25,
                                      1998

                                    EXHIBIT

                                                                       EXHIBIT C

                            SUITABILITY REQUIREMENTS

     (a) I understand that a subscriber must have (i) net worth of at least $150,000 (exclusive of home, furnishings and automobiles), or (ii) net worth of at least $45,000 (exclusive of home, furnishings and automobiles) and an annual income of $45,000. I understand that certain states impose more restrictive investment requirements than the foregoing.

     (b) I understand that the investment requirements as to net worth ("NW") (exclusive of home, furnishings and automobiles) and past and anticipated annual income ("AI") or taxable income ("TI") set forth below opposite the state in which I am a resident apply to my subscription:

Alaska....................  $225,000 NW or $75,000 NW and $75,000 AI
Arizona...................  $225,000 NW and (1) or $75,000 NW and $75,000 AI and (1)
California................  $250,000 NW or $100,000 NW and $65,000 AI
Iowa......................  $225,000 NW and (1) or $75,000 NW and $75,000 AI and (1)
Maine.....................  $200,000 NW or $50,000 NW and $50,000 AI
Massachusetts.............  $225,000 NW or $60,000 NW and $60,000 AI
Michigan..................  $225,000 NW and (1) or $60,000 NW and $60,000 AI and (1)
Minnesota.................  $225,000 NW or $60,000 NW and $60,000 AI
Mississippi...............  $225,000 NW and $60,000 AI
Missouri..................  $225,000 NW or $75,000 NW and $75,000 AI
North Carolina............  $225,000 NW or $60,000 NW and $60,000 TI
Pennsylvania..............  $175,000 NW and (2) or $100,000 NW and $50,000 AI and (2)
South Dakota..............  $225,000 NW or $60,000 NW and $60,000 Annual Gross Income
Tennessee.................  $225,000 NW or $60,000 NW and $60,000 AI
Texas.....................  $225,000 NW or $60,000 NW and $60,000 TI

---------------
     (1) In addition, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

     (2) In addition, if my net worth is less than $1,000,000, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

     (c) [Iowa Individual Retirement Accounts only]. I understand that my investment in the Partnership must be for a minimum of $3,000.

     (d) [For all Maine Residents including employee-benefit plans]. Your investment in the Partnership, whether in the initial or continuous offering, must be for a minimum of $5,000.

     (e) [Ohio Residents only]. I understand that my investment will represent no more than 10% of my net worth less the value of any other investment in limited partnership interests.

     (f) [For Arizona and South Dakota investors]. IN THE CASE OF SALES TO FIDUCIARY ACCOUNTS, THE MINIMUM INCOME AND NET WORTH STANDARDS FOR ARIZONA AND SOUTH DAKOTA AS SPECIFIED IN ITEM (b) ABOVE SHALL BE MET BY THE BENEFICIARY, THE FIDUCIARY ACCOUNT, OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS TO PURCHASE THE UNITS IF THE DONOR OR GRANTOR IS THE FIDUCIARY.

                                                                  EXECUTION COPY

                    SALOMON SMITH BARNEY GLOBAL DIVERSIFIED
                               FUTURES FUND L.P.

                             SUBSCRIPTION AGREEMENT
Dear Sirs:

    A. SUBSCRIBER PROVISIONS.

    1. Subscription for Units. I hereby subscribe for the amount indicated below of units of limited partnership interest ("Units") of SALOMON SMITH BARNEY GLOBAL DIVERSIFIED FUTURES FUND L.P. (the "Partnership") at $1,000 per Unit during the Initial Offering Period and at Net Asset Value per Unit during the Continuous Offering (as that term is defined under "Plan of Distribution") (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimum in certain states). A SUBSCRIPTION MAY BE REVOKED BY A SUBSCRIBER FOR FIVE BUSINESS DAYS FOLLOWING THE INVESTOR'S SUBSCRIPTION DURING THE INITIAL OFFERING PERIOD FOR ANY REASON. DURING THE CONTINUOUS OFFERING A SUBSCRIPTION MAY BE REVOKED BY A SUBSCRIBER FOR FIVE BUSINESS DAYS FOLLOWING THE INVESTOR'S SUBSCRIPTION IF THE GENERAL PARTNER DETERMINES NOT TO OFFER UNITS AS OF THE END OF A QUARTER.

    2. Representations and Warranties. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I AM NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. As an inducement to the General Partner on behalf of the Partnership to sell me the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant to the General Partner and the Partnership as follows:

        (A) I HAVE RECEIVED A COPY OF THE PROSPECTUS AND DISCLOSURE DOCUMENT OF THE PARTNERSHIP, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT (AS SUPPLEMENTED BY STICKER SUPPLEMENTS, IF ANY) AND A COPY OF THE MOST RECENT MONTHLY STATEMENT AND ANNUAL REPORT, IF ANY, RELATING TO AND DESCRIBING THE TERMS AND CONDITIONS OF THIS OFFERING OF UNITS ("PROSPECTUS").

        (B) I MEET THE APPLICABLE INVESTOR SUITABILITY REQUIREMENTS SET FORTH IN EXHIBIT C TO THE PROSPECTUS, IF I AM A COLLECTIVE INVESTMENT VEHICLE, I AM IN COMPLIANCE WITH ALL APPLICABLE FEDERAL REGULATORY REQUIREMENTS INCLUDING THOSE OF THE COMMODITY FUTURES TRADING COMMISSION AND I REPRESENT THAT ALL THE INFORMATION SET FORTH WITH RESPECT TO MY FINANCIAL POSITION IS CORRECT AND COMPLETE AS OF THE DATE OF THIS SUBSCRIPTION AGREEMENT, AND IF THERE SHOULD BE ANY MATERIAL CHANGE IN SUCH INFORMATION PRIOR TO MY ADMISSION AS A LIMITED PARTNER, I WILL IMMEDIATELY FURNISH SUCH REVISED OR CORRECTED INFORMATION TO THE GENERAL PARTNER.

        (c) I hereby consent to the execution and delivery of the Customer Agreement between the Partnership and SSB and to the payment to SSB of fees as described in the Prospectus.

        (d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or SSB for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

    3. Employee-Benefit Plans. The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan ("Director") represents and agrees as follows:

        (a) Either (A) or (B): (A) neither SSB nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the "Plan"), or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan's investment decisions and which are individualized to the particular needs of the Plan.

        or (B) The relationship between the Plan and SSB or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan's assets and the investment in the Partnership is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

        (b) Although an SSB Financial Consultant may have suggested that the Director consider the investment in the Partnership, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

        (c) The Plan is in compliance with all applicable Federal regulatory requirements.

    4. Acceptance of Limited Partnership Agreement and Power of Attorney. I hereby apply to become a limited partner as of the date the sale of my Units becomes effective, and I hereby agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

    I hereby irrevocably constitute and appoint Smith Barney Futures Management Inc., the General Partner of the Partnership, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Partnership and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Partnership; (iii) certificates of assumed name; and
(iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.
                               ------------------

    B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.
                               ------------------
    C. RISK DISCLOSURE.

        1. Investment in the Partnership is speculative and includes the risks summarized under "Risk Factors" in the Prospectus. Each investor must be able to afford the risks of an investment in the Partnership.

        2. Smith Barney Futures Management Inc., the General Partner, is an affiliate of Salomon Smith Barney Inc. ("SSB"). SSB is the Selling Agent and the Commodity Broker/Dealer and recipient of brokerage fees. Therefore, conflicts of interest exist (see "Conflicts of Interest" and "The Commodity Broker/Dealer" in the Prospectus). SSB will receive substantial brokerage fees from the Partnership regardless of the Partnership's trading performance (see "Fees and Expenses to the Partnership" in the Prospectus).

        3. An Investor may redeem his Units only as of the last day of a calendar month and only after three months from their issuance, all as set forth in the Limited Partnership Agreement.

        4. The offering of Units is made solely on the information in the Prospectus and Exhibits thereto. No person is authorized to make any representations not contained in the Prospectus.

                    SALOMON SMITH BARNEY GLOBAL DIVERSIFIED       EXECUTION COPY

                               FUTURES FUND L.P.
                                PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000, EXCEPT $2,000 FOR EMPLOYEE-BENEFIT PLANS INCLUDING IRAS. SUBJECT TO HIGHER MINIMUMS IN CERTAIN STATES. SEE EXHIBIT C -- SUITABILITY REQUIREMENTS.)

-----------------                 ---------------------------------------------
$                                      -                   -    -       -
-----------------                 ---------------------------------------------
                                      SALOMON SMITH BARNEY ACCOUNT NUMBER


ACCOUNT NAME                    -----------------------------------------------

                                -----------------------------------------------
STATE OR COUNTRY
OF RESIDENCE                    -----------------------------------------------

                      CIRCLE APPLICABLE ACCOUNT TYPE BELOW


1 INDIVIDUAL ACCOUNT             3 CORPORATION                               6 IRA, KEOGH, SEP
2 JOINT ACCOUNT                  4 PARTNERSHIP                               7 EMPLOYEE BENEFIT PLAN
                                 5 TRUST                                     8 OTHER

                                    PAYMENT

PAYMENT FOR SUBSCRIPTIONS MAY BE MADE BY AUTHORIZING YOUR FINANCIAL CONSULTANT TO DEBIT YOUR SALOMON SMITH BARNEY INC. SECURITIES ACCOUNT IN THE AMOUNT OF YOUR SUBSCRIPTION. SUBSCRIBERS WHO AUTHORIZE SALOMON SMITH BARNEY INC. TO DEBIT THEIR SECURITIES ACCOUNT MUST HAVE THEIR SUBSCRIPTION PAYMENT IN THEIR ACCOUNT ON THE SPECIFIED SETTLEMENT DATE. THE ACCOUNT WILL BE DEBITED ON THE SETTLEMENT DATE WHICH WILL OCCUR NOT LATER THAN 5 BUSINESS DAYS FOLLOWING NOTIFICATION TO SALOMON SMITH BARNEY INC. AND THE INVESTOR OF THE ACCEPTANCE OF THE SUBSCRIPTION.

                                   SIGNATURE

IF JOINT OWNERSHIP, ALL PARTIES MUST SIGN. IF FIDUCIARY, PARTNERSHIP OR CORPORATION, INDICATE TITLE OF SIGNATORY UNDER SIGNATURE LINES.


------------------------------------------------------------       ------------------------------------------------------------
                            DATE                                                               DATE

------------------------------------------------------------       ------------------------------------------------------------
                   SUBSCRIBER'S SIGNATURE                                             SUBSCRIBER'S SIGNATURE

------------------------------------------------------------       ------------------------------------------------------------
                   TITLE (IF APPLICABLE)                                              TITLE (IF APPLICABLE)

                           BRANCH MANAGER ATTESTATION

I have received all documents required to open this account and acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(2)(B) and (b)(3)(D) of the NASD's Conduct Rules, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units. If the account is a partnership or trust, I acknowledge that my review of the partnership or trust allows investments in limited partnerships whose principal business is in futures trading.

BRANCH MANAGER'S SIGNATURE  ________________________________

PRINT NAME:  ______________________________________________

--------------------------------------------------------------------------------

FOR BRANCH USE PLEASE COMPLETE
ENTER IOI FOR SECURITY NO. (CHECK ONE):  __________  8955530   __________  8955535

-----------------------------------------------------------  ---------------------------------------  ---------------------
                 FINANCIAL CONSULTANT NAME                                TELEPHONE NO.                     WIRE CODE

                   Send completed Subscription Agreement to:

                      Smith Barney Futures Management Inc.
                        390 Greenwich Street - 1st Floor
                            New York, New York 10013
                               TEL (212) 723-4976
                      PHOTOCOPIES OR FAXES NOT ACCEPTABLE

SUBSCRIPTION AGREEMENT TO PROSPECTUS AND DISCLOSURE DOCUMENT DATED NOVEMBER 25,
                                      1998